UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PROFESSIONALS DIRECT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The information in this document is not complete and may be changed.

PRELIMINARY DRAFT, DATED AUGUST 1, 2007 – SUBJECT TO COMPLETION

PROFESSIONALS DIRECT, INC.

[________], 2007
Dear Professionals Direct, Inc. Shareholder:

You are cordially invited to attend a Special Meeting of shareholders of Professionals Direct, Inc., to be held at 10 a.m., local time, on [_________], 2007, at the Crowne Plaza Grand Rapids, 5700 – 28th Street, S.E., Grand Rapids, Michigan 49546. The attached notice of the special meeting and proxy statement provide information regarding the matters to be acted on at the special meeting, including at any adjournment or postponement of the meeting.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of June 25, 2007, by and among Professionals Direct, Inc., The Hanover Insurance Group, Inc., and its wholly-owned indirect subsidiary Hanover Acquisition Corp., which we refer to as the merger agreement, providing for the merger of Hanover Acquisition Corp. with and into Professionals Direct, Inc., which we refer to as the merger, and to transact any other business that may properly come before the special meeting or any adjournments or postponements of the meeting.

If Professionals Direct, Inc. shareholders adopt and approve the merger agreement and the merger is completed, Professionals Direct, Inc. will be the surviving corporation in the merger and will be a wholly-owned indirect subsidiary of The Hanover Insurance Group, Inc., and shareholders of Professionals Direct, Inc. will have the right to receive $69.61 in cash, without interest, for each share of Professionals Direct, Inc. stock owned.

The Professionals Direct, Inc. board of directors, acting upon the unanimous recommendation of a special committee of the board comprised entirely of independent directors, has unanimously adopted and approved the merger agreement and merger and determined that they are fair to and in the best interests of Professionals Direct, Inc. and its shareholders.  The Professionals Direct, Inc. board of directors unanimously recommends that you vote “FOR” the adoption and approval of the merger agreement and proposed merger.

The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. Please give this material your careful attention. You also may obtain more information about Professionals Direct, Inc. from documents we have filed with the Securities and Exchange Commission.  The filings are available to the public at the SEC’s website, http://www.sec.gov.

Regardless of the number of shares you own, your vote is very important. We cannot complete the merger unless the merger agreement is adopted and approved by the affirmative vote of holders of a majority of the outstanding shares of Professionals Direct, Inc. common stock entitled to vote on the proposal. If you fail to vote on the proposal to adopt and approve the merger agreement and merger, the effect will be the same as a vote against the proposal. Whether or not you plan to attend the special meeting, please submit your proxy card included with the proxy statement.

Returning the proxy card will not deprive you of your right to attend the special meeting and vote your shares in person. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards. If you complete, sign and submit your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption and approval of the merger agreement and proposed merger.

Thank you for your cooperation and continued support.

[______], 2007	Sincerely,

Stephen M. Tuuk President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the enclosed documents. Any representation to the contrary is a criminal offense.

This proxy statement is dated [_______], 2007, and is expected to be first mailed to shareholders on or about [________], 2007.

PROFESSIONALS DIRECT, INC.

5211 Cascade Road, S.E.
Grand Rapids, Michigan 49546

Notice of Special Meeting of Shareholders

Date:	[________], 2007
Time:	10:00 a.m., local time
Place:	Crowne Plaza Grand Rapids 5700 – 28th Street, S.E. Grand Rapids, Michigan 49546

To Our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of Professional Direct, Inc. on [________], 2007.  At the meeting, the shareholders will vote:

(i)
To adopt and approve the Agreement and Plan of Merger dated as of June 25, 2007, by and among Professionals Direct, Inc., The Hanover Insurance Group, Inc., and its wholly-owned indirect subsidiary Hanover Acquisition Corp., referred to as the merger agreement, and the merger of Hanover Acquisition Corp. with and into Professionals Direct, Inc., referred to as the merger.  Upon completion of the merger, Professionals Direct, Inc. will be the surviving corporation in the merger and will be a wholly-owned indirect subsidiary of The Hanover Insurance Group, Inc.  Shareholders of Professionals Direct, Inc. will have the right to receive $69.61 in cash, without interest, for each share of Professionals Direct, Inc. stock owned; and

(ii)	To transact any other business that may properly come before the special meeting or any adjournments or postponements of the meeting.

You can vote at the special meeting if you were a shareholder of record on [______], 2007.

The Board of Directors, acting upon the unanimous recommendation of a special committee of the board comprised entirely of independent directors, has unanimously adopted and approved the merger agreement and the merger.  Among other conditions, the merger agreement and the merger must also be adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding common shares of Professionals Direct, Inc. entitled to vote on the matter.  The attached proxy statement gives you detailed information about the merger and includes a copy of the merger agreement as Appendix A.  You should read these documents carefully.

Directors and officers of Professionals Direct, Inc. will be present at the special meeting to answer questions and to discuss the proposed merger.  You are welcomed and urged to attend the special meeting.

The Board of Directors of Professionals Direct, Inc. unanimously recommends that you vote “FOR” the adoption and approval of the merger agreement and the merger.

We look forward to seeing you at the meeting.

[______], 2007	By Order of the Board of Directors,

Stephen M. Tuuk President and Chief Executive Officer

Your vote is important to us.  Even if you plan to attend the meeting, please vote now, by signing, dating and mailing your proxy in the enclosed envelope.

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Summary Term Sheet

This summary term sheet highlights only selected information from this proxy statement relating to the merger of Hanover Acquisition Corp. (the “Purchaser”) into Professionals Direct, Inc. (the “Company” or “Professionals Direct”) and may not contain all of the information about the merger and related transactions that is important to you as a Company shareholder.  Accordingly, we encourage you to carefully read this entire document, including the appendices (including the merger agreement attached as Appendix A) and the other documents to which we have referred you.  The information contained in this summary is qualified in its entirety by the more detailed information contained in this proxy statement.  Page references are included in parentheses to direct you to a more complete discussion of the topics presented in this summary.  Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to the Company.  In addition, we refer to The Hanover Insurance Group, Inc. as “Hanover.”

The Proposed Merger (page __)

In the proposed transaction, upon completion of the merger, each outstanding common share of the Company, other than common shares owned by the Company and its subsidiaries, will be converted into the right to receive $69.61 in cash, without interest.  As a result of the merger, the Company will become a wholly-owned indirect subsidiary of Hanover, and the Company common shares will no longer be publicly traded.

The Parties to the Merger (page __)

Professionals Direct, Inc.
5211 Cascade Road, S.E.
Grand Rapids, Michigan 49546

The Company is a holding company organized as a Michigan corporation in 1996.  Its subsidiaries include Professionals Direct Insurance Company, whose primary products consist of errors and omissions insurance for lawyers.  The Company operates through an independent agency system in over 32 states.

The Hanover Insurance Group, Inc.
440 Lincoln Street
Worcester, Massachusetts 01653

Hanover is a NYSE-listed holding company for a group of insurers, and was organized as a Delaware corporation in 1995.  Its subsidiaries include The Hanover Insurance Company, based in Worcester, Massachusetts, and Citizens Insurance Company of America, based, in Howell, Michigan, which are its principal property and casualty subsidiaries, First Allmerica Financial Life Insurance Company, which is its life insurance and annuity subsidiary, and certain other insurance and non-insurance subsidiaries.  The Hanover Insurance Company began operations as a property and casualty company in 1852.  Taken as a group, Hanover ranks among the top 35 property and casualty insurers in the United States.

Hanover Acquisition Corp.
440 Lincoln Street
Worcester, Massachusetts 01653

The Purchaser is a Michigan corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.  It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

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The Special Meeting (page __)

Date, Time and Place (page __)

The special meeting will be held on [____________], 2007, at the Crowne Plaza Grand Rapids, 5700 – 28th Street, S.E., Grand Rapids, Michigan 49546, at 10:00 a.m. local time.

Matters to be Considered (page __)

You will be asked to consider and vote upon (i) a proposal to adopt and approve the merger agreement and merger, and (ii) the transaction of such other business as may properly come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Record Date and Quorum (page __)

If you own Company common shares at the close of business on [_______], 2007, the record date for the special meeting, you will be entitled to vote at the special meeting.  You have one vote for each Company common share owned on the record date.  As of [_______], 2007, there were 333,300 common shares outstanding.

Required Vote (page __)

Adoption and approval of the merger agreement and merger require the affirmative vote of holders of a majority of the issued and outstanding Company common shares as of the close of business on the record date.  Consequently, the failure to submit your proxy or vote in person will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement and merger.  Abstentions and broker non-votes also will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement and merger.

Accordingly, the Company’s board of directors urges you to complete, date, sign and return the accompanying proxy card, or, if you hold your shares through a broker or other nominee, to follow the separate voting instructions received from your broker or nominee.  If you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.   Where a specification is indicated by the proxy, it will be voted as specified.  If no specification is made, the shares will be voted “FOR” adoption and approval of the merger agreement and the merger.

Voting by Proxy (page __)

If you are a registered shareholder (that is, if you hold your Company common shares in certificate form), the enclosed proxy represents the number of shares held of record by you.

You may submit your proxies by mail.  Instructions for submitting your proxies are included on the proxy card.

If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement.  Your broker or nominee may provide proxy submission through the Internet or by telephone.  Please contact your broker or nominee to determine how to vote.

You should NOT send share certificates with your proxy card.  If the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in any common share certificates to the paying agent in order to receive the merger consideration.

Revocability of Proxy (page __)

You may revoke your proxy at any time before it is voted, except as otherwise described below.  If you do not hold your shares through a broker or other nominee, you may revoke your proxy before it is voted by:

•	Submitting a later-dated proxy by mail.

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•	Sending a written notice to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the special meeting.
•
Attending the special meeting and voting in person.  If your shares are held in the name of a broker or other nominee, you must obtain a proxy, executed in your favor, from the broker or other nominee that holds your shares to be able to vote at the special meeting.

If you hold your shares through a broker or other nominee, you should follow the instructions of your broker or other nominee regarding the revocation of proxies.  If your broker or other nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

Shares Owned by Company Directors and Executive Officers (page __)

As of [______], 2007, our directors and executive officers owned approximately 20.2% of the outstanding Company common shares.

The Merger (page __)

Structure of the Merger (page __)

Upon the terms and subject to the conditions of the merger agreement, the Purchaser, a wholly-owned indirect subsidiary of Hanover, will be merged with and into the Company. As a result of the merger, we will become a wholly-owned indirect subsidiary of Hanover.

Merger Consideration (page __)

In the merger, for each Company common share you hold immediately prior to the merger, you will receive $69.61 in cash, without interest.

Background of the Merger (page __)

A description of the process we undertook that led to the proposed merger, including our discussions with Hanover, is included in the section in this proxy statement entitled “The Merger – Background of the Merger.”

Recommendation of the Special Committee and Board of Directors (page __)

A special committee of our board of directors, comprised entirely of independent directors and acting with the assistance of its own legal advisors and our legal and financial advisors, evaluated and negotiated the merger, including the terms and conditions of the merger agreement with Hanover and the Purchaser.  The special committee unanimously (i) determined that the merger agreement and merger are fair to and in the best interests of the Company and its shareholders and (ii) recommended to our board of directors that it adopt and approve the merger agreement and merger and recommend to our shareholders that they adopt and approve the merger agreement and merger.

After careful consideration, our board of directors, acting upon the unanimous recommendation of the special committee, unanimously (i) determined that the merger agreement and merger are fair to and in the best interests of the Company and its shareholders, (ii) adopted and approved the merger agreement and merger, and (iii) subject to its fiduciary duties under applicable law, determined to recommend that shareholders adopt and approve the merger agreement and merger.

Reasons for the Merger (page __)

A description of the factors considered by our board of directors in unanimously determining to adopt and approve the merger agreement and merger, and to recommend that our shareholders adopt and approve the merger agreement and merger, is included in the section in this proxy statement entitled “The Merger – Reasons for the Merger.”

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Opinion of PhiloSmith Capital Corporation (page __ and Appendix B)

PhiloSmith Capital Corporation (“PhiloSmith”), has delivered its opinion, dated June 24, 2007 and confirmed on _______], 2007, to the Company’s board of directors that, as of June 24, 2007 and [_______], 2007, the consideration to be received by the holders of Company common shares in the merger is fair, from a financial point of view, to the holders of such shares.

The full text of the PhiloSmith opinion is attached to this proxy statement as Appendix B and is incorporated into this proxy statement by reference.  Shareholders are urged to read the PhiloSmith opinion in its entirety.  PhiloSmith provided its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the proposed merger.  The PhiloSmith opinion addresses only the fairness, from a financial point of view, as of the date of the opinion, of the consideration to be received by the holders of the Company common shares in the proposed merger, and does not address any other aspect of the merger or any other matter.  The PhiloSmith opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter and should not be relied upon by any shareholder as such.

Effects on the Company and our Shareholders if the Merger is not Completed (page __)

If the merger agreement and merger are not adopted and approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger.  Instead, the Company will remain an independent public company.  In addition, if the merger agreement is terminated under certain circumstances, the Company may be obligated to reimburse Hanover and the Purchaser their transaction expenses up to $300,000, to pay Hanover a termination fee of up to $900,000, or both.

Conditions to the Merger (page __)

Before the merger can be completed, a number of conditions must be satisfied or waived.  These include:

•	adoption and approval of the merger agreement and merger by the affirmative vote of holders of a majority of the Company’s issued and outstanding common shares;
•	the absence of any legal prohibitions against the merger;
•	approval of the merger by the Michigan insurance regulators;
•	no Company material adverse effect or downgrade of the Company’s A.M. Best rating below “A-“; and
•	material compliance by both the Company and Hanover of their representations, warranties, covenants and agreements under the merger agreement.

No Solicitation by the Company (page __)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company or its subsidiaries.  Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of directors may, both before and after the adoption and approval of the merger agreement and merger by our shareholders, respond to a takeover proposal, change its recommendation, or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying Hanover and the Purchaser up to $300,000 of their transaction expenses and the termination fee specified in the merger agreement.

Termination of the Merger Agreement (page __)

The Company and Hanover may agree in writing to terminate the merger agreement at any time without completing the merger, even after our shareholders have adopted and approved it.  The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

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•
by Hanover or the Company if the merger is not consummated by December 31, 2007, and the terminating party’s material breach of the agreement did not primarily contribute to the failure of the merger to close by such date;

•	by Hanover or the Company if the Michigan insurance regulators fail to approve the merger or any other governmental entity issues a final non-appealable order or ruling preventing the merger;
•	by Hanover or the Company if Company shareholders fail to adopt and approve the merger agreement and merger at the special meeting or at an adjournment or postponement of the special meeting;
•
by Hanover or the Company if the other party materially breaches or fails to perform its representations, warranties or covenants in the merger agreement, subject to the ability of the breaching party to cure the breach within the time period set forth in the merger agreement;

•
by Hanover if our board of directors (i) withdraws its recommendation or approval in respect of the merger agreement or the merger, (ii) modifies its recommendation or approval in respect of the merger agreement or the merger in a manner adverse to Hanover, (iii) fails to recommend to shareholders of the Company that they approve the merger, (iv) fails, at the written request of Hanover, to publicly reaffirm within five business days after the request, its recommendation or approval in respect of the merger agreement or the merger, which public reaffirmation must also include, if requested by Hanover, the unconditional rejection of any other acquisition transaction, or (v) recommends any proposal other than by Hanover or the Purchaser with respect to certain acquisition transactions;

•
by Hanover if a court or other governmental entity issues a final non-appealable order or ruling that in the reasonable judgment of Hanover (i) prohibits the merger, (ii) is reasonably likely to have a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company and its subsidiaries considered as a whole, (iii) prohibits or limits Hanover from exercising all material rights and privileges pertaining to ownership of the Company or any of Parent’s subsidiaries or a material portion of their assets, (iv) compels Hanover, the Company or their respective subsidiaries to dispose or hold separate a material portion of their businesses or assets, or (v) imposes any materially burdensome conditions or restrictions on Parent, the Company or their respective subsidiaries; and

•
by the Company if we intend to enter into a definitive acquisition agreement for a “superior proposal,” as described in the section in this proxy statement entitled “The Merger Agreement – No Solicitations and Change in Recommendation by the Company,” and the Company satisfies each of the required steps for terminating the merger agreement in such event, including paying Hanover and the Purchaser up to $300,000 of their transaction expenses and the termination fee specified in the merger agreement.

Termination Fees if the Merger Is Not Completed (page __)

We must reimburse Hanover and the Purchaser their transaction expenses up to $300,000 and pay Hanover a termination fee of up to $900,000 if the merger agreement is terminated under certain circumstances.  For more information on the termination fee, please see the section in this proxy statement entitled “The Merger Agreement – Termination Fee.”

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Interests of Our Directors and Executive Officers in the Merger (page __)

Our directors and executive officers have interests in the merger that are in addition to, and may be different from, their interests as Company shareholders.  These interests include that Company directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

In their capacity as shareholders, two executive officers (one a director) and an independent director of the Company collectively holding approximately 9.8% of the outstanding Company common shares have executed separate voting agreements in favor of Hanover.  Under the voting agreements, these individuals agree to vote their common shares in favor of adopting and approving the merger agreement and merger and against certain actions that may impede or interfere with the merger, and provide an irrevocable proxy to Hanover in furtherance thereof.

As a condition to Hanover’s obligation to close the merger, our president and chief executive officer, Stephen M. Tuuk, must execute and deliver to Hanover an employment agreement acceptable to Hanover.  Before the execution of the merger agreement by Hanover, the Purchaser and the Company, Mr. Tuuk and Hanover separately negotiated the terms of the employment agreement that Mr. Tuuk would sign at closing.

Governmental and Regulatory Approvals (page __)

State insurance laws and regulations generally require that, prior to the acquisition of an insurance company domiciled in that jurisdiction, the acquiring company must obtain the approval of the insurance commissioner of that jurisdiction.  In connection with this state approval process, the necessary application has been made with the insurance regulators of the State of Michigan, the domiciliary state of the Company’s insurance subsidiary.  In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state, filings disclosing certain market share data in the applicable jurisdiction and/or other data must be made and in some cases an applicable waiting period must expire or be terminated.  These additional filings are in the process of being made.

Although the Company and Hanover do not expect the insurance regulators to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Hanover will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that could cause either the Company or Hanover to abandon the merger.

Material U.S. Federal Income Tax Consequences (page __)

The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Company common shares.  For U.S. federal income tax purposes, you generally will recognize gain or loss from the merger in an amount equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Company common shares.

Market Price of Company Common Shares (page __)

There is no active public trading market for the Company common shares.  Bid and asked quotations for the Company common shares may be reported on the over-the-counter bulletin board (the “OTC”) under the symbol PFLD.  Transactions in the Company common shares are occasionally effected by individuals through the OTC or on an informal basis.  The prices at which such transactions are effected are only occasionally reported to the Company.

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Questions and Answers About the Special Meeting and the Merger

The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the proposed merger.  These questions and answers may not address all questions that may be important to you as a shareholder of the Company.  Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

Q.	Who sent me this proxy statement?

A.
The Company’s board of directors sent you this proxy statement and proxy card.  We began mailing this proxy statement and proxy card on or about [_______], 2007.  We will pay for this solicitation, including the cost of printing and mailing proxy materials to our shareholders.  Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person.  Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses.

Q.	Why did I receive this proxy statement and proxy card?

A.
You received this proxy statement and proxy card because you are being asked to attend a special meeting of the Company’s shareholders and because you owned our common shares as of [_______], 2007, the record date of the special meeting.  This proxy statement contains important information about the special meeting and the business to be transacted at the special meeting.

You should carefully read this proxy statement, including its appendices and the other documents we refer to in this proxy statement, because they contain important information about the merger, the merger agreement and the special meeting of the shareholders of the Company.  The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q.	What does it mean if I receive more than one proxy card?

A.
It means that you have multiple accounts at the transfer agent and/or with stockbrokers.  Please sign and return all proxy cards to ensure that all your shares are voted.  Details are outlined in the enclosed proxy card.

Q.	When and where is the special meeting?

A.	The special meeting will be held on [________], 2007, at the Crowne Plaza Grand Rapids, 5700 – 28th Street, S.E., Grand Rapids, Michigan 49546, at 10:00 a.m. local time.

Q.	What is the purpose of the special meeting and what am I being asked to vote on?

A.
At the special meeting, you are being asked to vote on a proposal to adopt and approve the merger agreement and proposed merger.  A copy of the merger agreement is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference.  Pursuant to the terms and conditions of the merger agreement, the Purchaser will merge with and into the Company, and each outstanding common share of the Company, other than common shares owned by the Company and its subsidiaries, will be converted into the right to receive $69.61 in cash, without interest.  As a result of the merger, the Company will become a wholly-owned indirect subsidiary of Hanover, and the Company common shares will no longer be publicly traded and will be deregistered under the Securities Exchange Act of 1934.

Q.	What vote is required to adopt the merger agreement and approve the merger?

A.
In order for the merger agreement and merger to be adopted and approved, holders of a majority of the Company common shares outstanding as of the close of business on the record date must vote “FOR” the

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adoption and approval of the merger agreement and merger.  Each common share in entitled to one vote.  As of  [_______], 2007, the record date, there were 333,300 common shares outstanding.  Therefore, if  you do not return your proxy card or attend the special meeting and vote in person, or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as if you voted “AGAINST” the merger agreement and merger.

Q.	What do I need to do now?

A.
After reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible.  You may submit your proxy by returning the enclosed proxy card.  If you intend to submit your proxy by mail it must be received by the Company prior to commencement of voting at the special meeting.  Details are outlined in the enclosed proxy card.  In addition, if you hold your shares through a broker or other nominee, you may be able to submit your proxy through the Internet or by telephone in accordance with instructions your broker or nominee provides.

Q.	What is the proposed transaction?

A.
The proposed transaction is the merger of a wholly-owned indirect subsidiary of Hanover with and into the Company.  As a result of the merger, the Company will become a wholly-owned indirect subsidiary of Hanover, and Company common shares will no longer be publicly traded and will be deregistered under the Securities Exchange Act of 1934.

Q.	If the merger is completed, what will I receive for my common shares?

A.	You will receive $69.61 in cash, without interest, for each Company common share you own.

Q.	Do any of the Company’s executive officers or directors have any interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.
Yes.  In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are in addition to, and may be different from, the interests of our shareholders generally.  For descriptions of these interests, please see the section in this proxy statement entitled “The Merger – Interests of Our Directors and Executive Officers in the Merger.”

Q.	How does the Company’s board recommend I vote?

A.
The Company’s board of directors, acting upon the unanimous recommendation of a special committee of the board comprised entirely of independent directors, unanimously recommends that you vote “FOR” the adoption and approval of the merger agreement and merger because the board believes that the merger agreement and merger are fair to and in the best interests of the Company and its shareholders.  For a more complete description of our board’s reasons for recommending the merger agreement and merger, see the section in this proxy statement entitled “The Merger – Reasons for the Merger.”

Q.	What happens if I do not return my proxy card or attend the special meeting and vote in person?

A.
Because the affirmative vote of holders of a majority of the issued and outstanding common shares as of the close of business on the record date is needed to adopt and approve the merger agreement and merger, the failure to submit your proxy or vote in person will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement and merger.  Abstentions and broker non-votes also will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement and merger.

The Company’s board of directors urges you to complete, date, sign and return the accompanying proxy card, or, in the event you hold your shares through a broker or other nominee, to follow the separate voting instructions received from your broker or other nominee.

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Q.	May I change my vote after I have voted?

A.	Yes. You can revoke your proxy at any time before it is voted at the special meeting by any of the following methods:

•	Submitting a later-dated proxy by mail. If you submit your later-dated proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.

•	Sending a written notice to the Secretary of the Company that is delivered before the special meeting to:

Professionals Direct, Inc.
Attn. Corporate Secretary
P.O. Box 2679
Grand Rapids, Michigan 49501-2679

•
Attending the special meeting and voting in person.  If your shares are held in the name of a broker or other nominee, you must obtain a proxy, executed in your favor, from the broker or other nominee that holds your shares to be able to vote at the special meeting.

If your shares are held in the name of a broker or other nominee, you should follow the instructions of your broker or other nominee regarding the revocation of proxies.  If your broker or other nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

Q.	If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A.
Your broker or bank will not be able to vote your shares without instructions from you.  You should instruct your broker or bank to vote your shares following the procedure provided by your broker or bank.  Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” the adoption and approval of the merger agreement and merger.

Q.	Will I have the right to dissent from the merger and obtain a separate appraisal for my shares?

A.	No. Shareholders are not entitled to dissent from the merger, or obtain a separate appraisal and payment for their common shares in connection with the merger.

Q.	When is the merger expected to be completed?

A.
We are working towards completing the merger as quickly as possible.  We expect to complete the merger in the third quarter of 2007, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived.  The merger cannot be completed until a number of conditions are satisfied, including the adoption and approval of the merger agreement and merger by the Company’s shareholders at the special meeting and the approval of the merger by Michigan insurance regulators.

Q.	Should I send in my share certificates now?

A.
No.  Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates to the paying agent in order to receive your cash payment.  You should use the letter of transmittal to exchange share certificates for the cash payment to which you are entitled as a result of the merger.  PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH YOUR PROXY.

Q:	What happens if the merger is not completed?

A:
If the merger agreement and merger are not adopted and approved by the Company’s shareholders or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares in connection with the merger.  Instead, the Company will remain an independent public company and the Company common shares will continue to be quoted on the OTC, subject to continued satisfaction of the conditions for such quotation.  Under specified circumstances, the Company may be required to pay Hanover a termination fee and/or reimburse Hanover and the Purchaser for their transaction expenses as described in the sections in this proxy statement entitled “The Merger Agreement – Termination of the Merger Agreement” and “– Termination Fee.”

9

Q.	Will I owe taxes as a result of the merger?

A.
Yes, if you recognize taxable gain.  The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Company common shares.  As a result, to the extent you recognize taxable gain, the cash you receive in the merger in exchange for your Company common shares will be subject to U.S. federal income tax and also may be taxed under applicable state, local and foreign income and other tax laws.  In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Company common shares.  Please refer to the section in this proxy statement entitled “The Merger – Material U.S. Federal Income Tax Consequences” for a more detailed explanation of the tax consequences of the merger.  You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

Q.	Who can help answer my other questions?

A.
If you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact the Corporate Secretary of the Company at (616) 456-8899.  If your broker holds your shares, you should also call your broker for additional information.

Q.	Where can I find more information about the Company?

A.
We file reports, proxy statements and other information with the Securities and Exchange Commission.  The filings are available to the public at the SEC’s website, http://www.sec.gov.  You may inspect our SEC filings at the SEC’s public reference facilities.  For a more detailed description of the information available, please see the section in this proxy statement entitled “Related Matters – Where You Can Obtain Additional Information.”

10

Cautionary Statement Regarding Forward-Looking Statements

Information included in and incorporated by reference in this proxy statement, and information in documents to which we refer you in this proxy statement, contain forward-looking statements.  Words such as “believes,” “estimates,” “expects,” “forecasts,” “intends,” “objective,” “predicts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements also include any statements concerning future financial performance and future business activities.  These forward-looking statements are based on current expectations, management beliefs and assumptions, and estimates and projections about us and economic and market factors.

Forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict with respect to timing, extent, likelihood and degree of occurrence.  Therefore, actual results and outcomes may differ materially from those expressed, forecasted or contemplated by the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, including in our Annual Report on Form 10-KSB for the year ended December 31, 2006, under the heading “Forward-Looking Statements,” we believe the following risks and matters could cause actual results to differ materially from those discussed in the forward-looking statements:

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including circumstances that may require us to pay Hanover and the Purchaser up to $1,200,000 of expense reimbursements and termination fees;

•	the outcome of any legal proceedings that may be instituted against the Company, members of our board of directors and others relating to the merger agreement;
•	the inability to complete the merger due to the failure to obtain the necessary shareholder or regulatory approvals or the failure to satisfy other conditions to complete the merger;
•	the failure of the merger to close for any other reason;
•	a significant delay in the expected completion of the merger;
•	risks that the proposed merger disrupts our current plans and operations;
•	risks associated with the diversion of management attention from ongoing business operations;
•	risks associated with employee retention as a result of the merger;
•	the effect of the announcement of the merger on our business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the merger;
•	future business, economic and financial conditions and the legal and regulatory environment in the markets served by the Company’s subsidiaries;
•	changes in financial ratings issued by independent organizations, including A.M. Best, Standard & Poors and Moody’s; and
•	changes in the laws, rules and regulations governing insurance holding companies and insurance companies, as well as applicable tax and accounting matters.

The foregoing list and the risks and matters reflected elsewhere in this proxy statement, in the documents incorporated by reference in this proxy statement and in the documents to which we refer you in this proxy statement should not be construed to be exhaustive.

In view of the various uncertainties surrounding forward-looking statements,  you should not place undue reliance on any of them.

All forward-looking statements included in this proxy statement speak only as of the date of this proxy statement.  All forward-looking statements in documents incorporated by reference into this proxy statement or to which we refer you in this proxy statement, speak only as of the date of the document in which they were included.  We expressly disclaim any obligation to release publicly any revision or updates to any forward-looking statements, except to the extent required by law.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

All information contained in this proxy statement concerning Hanover, Purchaser and their affiliates has been supplied by Hanover and has not been independently verified by us.

11

The Special Meeting

Date, Time and Place

This proxy statement is being furnished to Company shareholders as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting to be held on [_________], [________], 2007, at the Crowne Plaza Grand Rapids, 5700 – 28th Street, S.E., Grand Rapids, Michigan 49546, at 10:00 a.m. local time.

Matters to Be Considered

The purpose of the special meeting will be to consider and vote upon a proposal to adopt and approve the merger agreement and merger.  If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

The Board of Directors of Professionals Direct unanimously recommends that you vote “FOR” the adoption and approval of the merger agreement and the merger.

Record Date and Quorum

The holders of record of Company common shares as of the close of business on [_______], 2007, the record date, will be entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof.  As of the record date, there were 333,300 Company common shares outstanding.

A quorum of shareholders is necessary to take action at the special meeting.  Holders of a majority of the outstanding shares of the Company, attending in person or represented by proxy, will constitute a quorum.  Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting.  The inspectors of election will determine whether a quorum is present at the special meeting.

Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum.  Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object at the beginning of the special meeting to the transaction of any business because the meeting is not lawfully called or convened.  However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed.  If you transfer your common shares after the record date but before the special meeting, you will retain the right to vote at the special meeting, but you will have transferred the right to receive the merger consideration.  In order to receive the merger consideration, you must beneficially own your common shares through completion of the merger.

Required Vote

Each outstanding common share on the record date entitles the holder to one vote at the special meeting.  Completion of the merger requires, among other conditions, the adoption and approval of the merger agreement and merger by the affirmative vote of holders of a majority of the issued and outstanding Company common shares as of the close of business on the record date.

In order for your Company common shares to be included in the vote, you must submit your proxy by returning the enclosed proxy card or you must vote in person at the special meeting.  If you hold your shares through a broker or other nominee, you may receive separate voting instructions with this proxy statement.

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Voting by Proxy; Revocability of Proxy

Each copy of this proxy statement mailed to Company shareholders is accompanied by a form of proxy.  Instead of attending the special meeting and voting your shares in person, you may choose to submit your proxies by mail.  If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it to the Company in the envelope provided.  If you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.  If you sign your proxy card and return it without marking any voting instructions, your shares will be voted “FOR” the adoption and approval of the merger agreement and merger.

If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with this proxy statement.  Your broker or nominee may provide proxy submission through the Internet or by telephone.  Please contact your broker or nominee to determine how to vote.

You can revoke your proxy at any time before the vote is taken at the special meeting, except as otherwise described below.  If you do not hold your shares through a broker or other nominee, you may revoke your proxy before the proxy is voted by:

•	Submitting a later-dated proxy by mail.
•	Sending a written notice to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the special meeting to:

Professionals Direct, Inc.
Attention: Corporate Secretary
P.O. Box 2679
Grand Rapids, Michigan 49501-2679

•
Attending the special meeting and voting in person.  Your attendance at the special meeting will not in and of itself revoke your proxy.  You must also vote your shares at the special meeting.  If your shares are held in the name of a broker or other nominee, you must obtain a proxy, executed in your favor, from the broker or other nominee that holds your shares to be able to vote at the special meeting.

If your Company common shares are held in the name of a broker or other nominee, you should follow the instructions of your broker or other nominee regarding the revocation of proxies.  If your broker or other nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

All shares represented by valid, unrevoked proxies we receive through this solicitation will be voted in accordance with your instructions on the proxy card.  If you do not specify voting instructions on the proxy card, the shares will be voted “FOR” adoption and approval of the merger agreement and merger.

If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.  In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incidental to the conduct of the special meeting, such as a motion to adjourn or postpone in the absence of a quorum or a motion to adjourn or postpone for other reasons.

Shareholders should NOT send share certificates with their proxy cards.  If the merger is completed, shareholders of record will receive a letter of transmittal with instructions informing them how to send in any share certificates to the paying agent in order to receive the shareholders’ cash payment.  Shareholders should use the letter of transmittal to exchange share certificates for the cash payment to which they are entitled as a result of the merger.

PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH THE PROXY CARD.

13

Effect of Abstentions and Broker Non-Votes

Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the adoption and approval of the merger agreement and merger.  For purposes of determining adoption and approval of the merger agreement and merger, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement and merger.

Accordingly, the Company’s board of directors urges shareholders to complete, date, sign and return the accompanying proxy card, or, in the event you hold your shares through a broker or other nominee, to follow the separate voting instructions received from your broker or other nominee.

Shares Owned by Company Directors and Executive Officers

As of [______], 2007, directors and executive officers of the Company owned, in the aggregate, 67,375 Company common shares, or approximately 20.2% of the voting power of the issued and outstanding Company common shares.  Please see the section in this proxy statement entitled “Ownership of Professionals Direct Stock.”

Solicitation of Proxies

The expense of soliciting proxies, including the cost of printing and mailing proxy materials to our shareholders, will be borne by the Company.  Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person.  Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses.

14

The Merger

Introduction

The Company is seeking adoption and approval by its shareholders of the merger agreement and merger among Hanover, the Purchaser and the Company.  Upon the terms and subject to the conditions of the merger agreement, the Purchaser, a wholly-owned indirect subsidiary of Hanover, will be merged with and into the Company.  As a result of the merger, the Company will become a wholly-owned indirect subsidiary of Hanover, and Company shareholders will receive $69.61 in cash, without interest, for each common share of the Company.

The Parties to the Merger

Professionals Direct, Inc.

The Company is the holding company of Professionals Direct Insurance Company, whose primary products consist of errors and omissions insurance for lawyers.  The Company is licensed to transact the business of insurance in over 32 states. The Company’s executive offices are located at 5211 Cascade Road, S.E., Grand Rapids, Michigan 49546, telephone (616) 456-8899.

The Hanover Insurance Group, Inc.

Hanover is a NYSE-listed holding company for a group of insurers, and was organized as a Delaware corporation in 1995.  Its subsidiaries include The Hanover Insurance Company, based in Worcester, Massachusetts, and Citizens Insurance Company of America, based, in Howell, Michigan, which are its principal property and casualty subsidiaries, First Allmerica Financial Life Insurance Company, which is its life insurance and annuity subsidiary, and certain other insurance and non-insurance subsidiaries.  The Hanover Insurance Company began operations as a property and casualty company in 1852.  Taken as a group, Hanover ranks among the top 35 property and casualty insurers in the United States.  Hanover’s executive offices are located at 440 Lincoln Street, Worcester, Massachusetts 01653.

Hanover Acquisition Corp.

The Purchaser is a Michigan corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.  It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.  The Purchaser’s mailing address is 440 Lincoln Street, Worcester, Massachusetts 01653, Attention: Secretary.

Background of the Merger

From time to time our board of directors has reviewed our strategic plans and various strategic alternatives.  In part these discussions stemmed from our costs of being public, capital constraints and the lack of a liquid market for our shareholders wishing to sell stock.  From time to time we have received inquiries from third parties expressing an interest in a possible investment in our stock or the acquisition of the entire Company.

At a regularly scheduled meeting of our board of directors held in June 2006, our board once again discussed our strategic plans and alternatives, in part due to the perceived strong market interest in specialty insurance companies.  Our board requested our president and chief executive officer, Stephen M. Tuuk, to initiate discussions with two or three investment banks in an effort to gain additional perspectives on industry trends and the prospects of smaller insurance organizations in our market niche.

In the ensuing weeks, Mr. Tuuk had discussions with several investment bankers specializing in the insurance industry.  Tracy T. Larsen, a director, participated in some of those discussions.

15

At our board’s regularly scheduled meeting in September 2006, two investment banking firms specializing in insurance presented their views on the market, future trends and their qualifications to assist us in exploring strategic options.  One of those firms was PhiloSmith.  Many questions were asked by our directors and a meaningful discussion ensued.  At the conclusion of the September 2006 meeting, our board approved the formation of a special committee to further investigate strategic alternatives.  The committee was comprised of three independent directors: Tracy T. Larsen (Chair); David W. Crooks; and Blake W. Krueger.

In the following weeks, members of the special committee had several discussions with investment banking professionals.  As a result of those discussions, the special committee invited representatives of PhiloSmith to make a more detailed presentation on market conditions and their views of our Company at the board’s regularly scheduled November meeting.

Following PhiloSmith’s board presentation at the November 2006 meeting, our board directed the special committee to continue its exploration of the availability, feasibility and desirability of strategic alternatives that may maximize shareholder value.  Because it was thought reasonably possible that the party that may make the most valuable proposal to our shareholders may desire investment by Mr. Tuuk, our governance committee recommended and our board approved that Mr. Tuuk not participate in board deliberation on any particular strategic alternative where a conflict of interest could exist.  At the time, no consensus existed as to whether the Company should pursue any alternative to our strategic plan.

Following the November board meeting, the special committee engaged the law firm of Foley & Lardner to act as its legal counsel.  Committee members also considered the engagement of several different investment banks.  Ultimately, the committee retained PhiloSmith to act as a financial advisor.

Following its engagement, PhiloSmith representatives had various discussions and meetings with Mr. Tuuk and, independently, the special committee.  A primary purpose of the meetings with Mr. Tuuk was to obtain information to prepare a written information memorandum on our Company.  Mr. Larsen participated in some of those meetings on behalf of the special committee.

Independently, PhiloSmith had various discussions with members of the special committee on a wide range of possible strategic alternatives.  The strategic alternatives discussed included a significant acquisition by us, a recapitalization or going private transaction, seeking a significant investor and a sale of the Company.  Also discussed was the process to be used in exploring certain of those alternatives and appropriate parties to involve in that process.  Numerous transaction candidates were discussed and evaluated by PhiloSmith and members of the special committee on several factors, including, among others, likely interest, strategic fit, financial capability and transaction experience.

In late February and March 2007, PhiloSmith contacted a total of 40 potential strategic and financial bidders to inquire of their interest in a possible transaction with a lawyers’ liability insurance company.  The strategic entities contacted included a number of companies engaged in the specialty insurance business who the special committee believed may offer premium value for the Company as an entrée into the lawyers’ liability insurance business and a platform for national expansion.  The special committee concluded that it was reasonably likely such an entity would present a proposal most favorable to our shareholders.

Of the 40 parties contacted, 18 executed confidentiality agreements and were provided a copy of the information memorandum.  Those 18 parties were asked to submit initial indications of interest describing their interest in a potential transaction with us, and a value range.  Throughout this process, PhiloSmith remained in close contact with the special committee, and members of the special committee discussed developments frequently.

On or before April 19, 2007, eight written indications of interest were received.  Each was carefully reviewed by the special committee with input from its advisors.

The special committee reported to our board (other than Mr. Tuuk) at a meeting held on April 25, 2007.  At that meeting, our board directed the special committee, acting through PhiloSmith, to have further discussions with six of the parties who had submitted the most favorable indications of interest.  These parties were provided additional

16

information concerning the Company and were invited to hear a presentation by our management.  The management presentations began the first week in May and ended May 21, 2007.

On April 26, 2007, we issued a press release stating that we had formed a special committee and engaged PhiloSmith to assist us in exploring strategic alternatives to maximize shareholder value.  After this release, three additional parties, each with professional lawyers’ liability insurance businesses, contacted PhiloSmith.  One of these parties entered into a confidentiality agreement, received the information memorandum and met with Company management during May, 2007.

Following the management presentations, additional information and access to Mr. Tuuk were made available to the interested parties.  PhiloSmith maintained active contact with the parties to ensure that they were provided all information necessary to enable them to present their most favorable proposal.  Each party was provided final bid instructions requiring the submission of final proposals to PhiloSmith on or before May 31, 2007.

All of the parties who had participated in the management presentations made timely proposals to acquire us, ranging in value from $38.50 to $69.61 per share.  The special committee reviewed each proposal in detail.  PhiloSmith told the special committee that it believed that it had done everything possible to obtain the highest indicated values from the interested bidders.  Each proposal was evaluated in terms of value offered, conditions to the transaction, likelihood of consummation and other matters deemed important by the special committee.  The special committee determined that the most favorable proposal was made by Hanover because, at $69.61 per share, it offered the highest value to Company shareholders and because of Hanover’s financial strength and perceived ability to close a transaction on a timely basis.  The special committee then unanimously recommended to our board of directors that it be authorized to provide a merger agreement to Hanover to determine if a definitive agreement could be entered into on acceptable terms.

At the request of the special committee, a special meeting of our board of directors was held on June 5, 2007.  At that meeting, the special committee presented, together with PhiloSmith, the proposals that had been received.  Based on the committee’s recommendation, the full board unanimously authorized the committee to provide a proposed merger agreement to Hanover to determine if a definitive agreement could be entered into on acceptable terms.

From June 5 through June 25, 2007, Barnes & Thornburg LLP, as Company counsel, and PhiloSmith had extensive negotiations with Hanover and its counsel, Dykema Gossett, as to the terms of the merger agreement. The matters negotiated included, among others, closing conditions, termination fees, the circumstances under which the termination fees would be payable, and the circumstances under which our board of directors could enter into discussions with another party regarding an acquisition proposal and, if necessary, terminate the merger agreement.  Tracy T. Larsen, chair of the special committee, was directly involved in certain of those negotiations and kept the committee apprised of all material developments.  Mr. Larsen is a partner at Barnes & Thornburg LLP.

On June 22, 2007, our board met to discuss the terms of a draft merger agreement reflecting negotiations to date.  PhiloSmith and Company counsel answered questions on the draft agreement, and meaningful discussions ensued.  PhiloSmith also discussed with the board its views of the financial fairness of the proposed merger consideration, and provided its verbal opinion that the proposed merger consideration was fair to our shareholders from a financial point of view.

The June 22, 2007 board meeting was temporarily adjourned pending further negotiation of the merger agreement and to allow for further review and consideration by our directors of the matters discussed at the meeting.  On June 24, 2007, our board reconvened its meeting.  At that meeting, PhiloSmith provided its written opinion that the merger consideration was fair to our shareholders from a financial point of view.  Following further discussion, our board of directors, acting upon the unanimous recommendation of the special committee of the board, determined that the merger agreement and merger were fair to and in the best interests of the Company and its shareholders, adopted and approved the merger agreement and merger and, subject to its fiduciary duties under applicable law, recommended that shareholders of the Company adopt and approve the merger agreement and merger. The merger agreement was finalized and executed on June 25, 2007, and a press release announcing the transaction was issued that same day.

17

Recommendation of the Special Committee and Board of Directors

The special committee of our board of directors, comprised entirely of independent directors and acting with the assistance of its own legal advisors and our legal and financial advisors, evaluated and negotiated the merger, including the terms and conditions of the merger agreement with Hanover and the Purchaser.  The special committee unanimously (i) determined that the merger agreement and merger are fair to and in the best interests of the Company and its shareholders and (ii) recommended to our board of directors that it adopt and approve the merger agreement and merger and recommend to our shareholders that they adopt and approve the merger agreement and merger.

After careful consideration of the factors described in the section in this proxy statement entitled “The Merger – Reasons for the Merger,” our board of directors unanimously (i) determined that the merger agreement and merger are fair to and in the best interests of the Company and its shareholders, (ii) adopted and approved the merger agreement and merger, and (iii) subject to its fiduciary duties under applicable law, determined to recommend that shareholders adopt and approve the merger agreement and merger.

Reasons for the Merger

In reaching its determination and the recommendation described above with respect to the merger agreement and merger, our board of directors consulted with its legal and financial advisors and considered a number of factors, including the following, among others:

•
the familiarity of the board of directors with the business, results of operations, properties and financial condition of the Company and the nature of the industry in which the Company operates, based, in part, upon presentations by management of the Company;

•	the Company’s competitive position and current trends in the industry in which it operates;
•	the risks faced by the Company if it remains an independent public company;
•	the fact that the merger price is payable entirely in cash, providing liquidity and certainty of value to the Company’s shareholders;
•
the structure and results of the process undertaken by PhiloSmith, as independent financial advisor engaged by a special committee of the board comprised entirely of independent directors, to identify and solicit proposals from third parties to enter into a transaction with the Company;

•	the offers received from other parties;
•
the presentation of Philo Smith at the June 22 and June 24, 2007 special meeting of the board of directors and the opinion of PhiloSmith that, based upon and subject to the assumptions, limited procedures and other limitations set forth therein, the price to be received by the shareholders of the Company pursuant to the merger is fair to such shareholders from a financial point of view (the opinion is attached as Appendix B hereto and is incorporated into this proxy statement by reference; Company shareholders are encouraged to read the opinion in its entirety);

•
the unanimous determination of the special committee of the board comprised entirely of independent directors that the merger agreement and merger are fair to and in the best interests of the Company and its shareholders, and the committee’s unanimous recommendation to the board that it adopt and approve the merger agreement and merger and recommend to our shareholders that they adopt and approve the merger agreement and merger;

•	the terms of the merger agreement and the course of negotiations with Hanover, including:
o	the closing conditions to the merger, including the fact that the obligations of Hanover and the Purchaser under the merger agreement are not subject to a financing condition;
o	the representation and warranty of Hanover that it has sufficient funds available for it and the Purchaser to consummate the merger;
o
the Company’s right, both before and after shareholder approval of the merger agreement, to engage in negotiations with, and provide information to, a third party that makes an unsolicited acquisition proposal if the board of directors determines the proposal is reasonably likely to lead to a transaction that is more favorable to the Company’s shareholders than the merger with Hanover;

o	the amount of the termination fee payable by the Company to Hanover upon termination of the merger agreement in certain circumstances, which at $900,000 is approximately 3.88% of the

18

equity value of the merger and, when added to reimbursement of up to $300,00 of Hanover’s and the Purchaser’s transaction expenses, is approximately 5.17% of the equity value of the transaction;
o
the circumstances under which the transaction fee would be payable to Hanover upon termination of the merger agreement, including the fact that the Company would be required to pay only $300,000 of the $900,000 fee upon termination of the merger agreement by Hanover because the Company proposed to enter into a definitive acquisition agreement for a superior proposal with a third party, with the remaining $600,000 payable only if the Company consummated the superior proposal; and

o
the structure of the transaction as a merger requiring shareholder approval, resulting in detailed public disclosure and a protracted period of time prior to consummation of the merger during which an unsolicited superior proposal could materialize;

•
the fact that certain directors and officers of the Company collectively holding approximately 9.8% of the outstanding Company common shares committed under separate voting agreements with Hanover to vote their shares in favor of the merger, and the terms of the voting agreements, including a provision under which the agreements terminate upon termination of the merger agreement;

•	the reputation and financial condition of Hanover; and
•
the merger price of $69.61 per share represented (i) a premium of approximately 98.9% over the highest trading price of the Company common shares over the three-months prior to April 26, 2007, the date of the Company’s public announcement that it had formed a special committee of the board of directors and engaged PhiloSmith to explore strategic alternatives to maximize shareholder value, (ii) a multiple of approximately 15.4 times the Company’s earnings for the 12-month period ended March 31, 2007, and (ii) a multiple of approximately 1.8 times the Company’s book value as of March 31, 2007, as reported on the Company’s Quarterly Report on Form 10-QSB.

The board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These factors include the following, among others:

•	the fact that the Company will cease to be a public company following the merger and that current shareholders will no longer be able to participate in any future increase in value;
•	the fact that gains from an all-cash transaction are generally taxable to the Company’s shareholders for U.S. federal income tax purposes;
•	the possibility that the announcement of the merger may distract the Company’s management and otherwise disrupt its business, and the resulting effect on the Company if the merger does not close; and
•	the closing conditions to the merger, including shareholder approval and regulatory approvals.

This discussion summarizes the material factors considered by the board of directors in its consideration of the merger agreement and merger. After considering these factors, the board of directors concluded that the positive factors relating to the merger agreement and merger outweighed the potential negative factors. In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board may have assigned different weights to various factors. The board approved and recommended the merger agreement and merger based upon the totality of the information presented to and considered by its individual members.

Opinion of PhiloSmith

Our board of directors, through its special committee comprised entirely of independent directors, engaged PhiloSmith to act as its financial advisor in connection with the proposed merger and to render an opinion as to whether the consideration to be received by the holders of our common shares pursuant to the merger is fair, from a financial point of view, to the holders of such shares.

On June 22, 2007, PhiloSmith delivered its oral opinion to our board of directors, subsequently confirmed in writing on June 24, 2007 and again on [________], 2007, that, as of June 24, 2007 and [______], 2007, and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in its written opinion

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(which are described below), the consideration of $69.61 per share in cash to be received by the holders of our common shares pursuant to the merger is fair, from a financial point of view, to the holders of such shares.

The full text of the written opinion of PhiloSmith, which sets forth assumptions made, matters considered and qualifications and limitations on the review undertaken by PhiloSmith, is attached to this proxy statement as Appendix B and is incorporated into this proxy statement by reference.  The following summary of PhiloSmith’s opinion is qualified by reference to the full text of the opinion.  Shareholders are urged to read the entire opinion carefully.

The opinion is addressed to our board of directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of our common shares pursuant to the merger.  The opinion does not address the merits of the underlying decision by us to engage in the merger and does not constitute, nor should it be construed as, a recommendation to any shareholder as to how the shareholder should vote with respect to the proposed merger or any other matter.  In addition, PhiloSmith was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of our common shares.  Although PhiloSmith participated in negotiations among the parties, the consideration to be received by such holders pursuant to the merger was determined by our board of directors, and was approved by our board of directors.

In arriving at its opinion, PhiloSmith, among other things:

•	reviewed the merger agreement;
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which we operate;
•
compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies that PhiloSmith deemed relevant and the consideration received for such companies;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies that PhiloSmith deemed relevant and reviewed the current and historical market prices of the Company common shares and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company related to its business; and
•	performed such other financial studies and analyses and considered such other information as PhiloSmith deemed appropriate.

In preparing its opinion, PhiloSmith assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or that was publicly available.  PhiloSmith did not assume any responsibility for independently verifying such information and did not undertake and was not furnished with any independent evaluation or appraisal of any of our assets or liabilities, nor did it evaluate our solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In addition, PhiloSmith did not assume any obligation to conduct any physical inspection of our properties or facilities.  With respect to the financial forecast information furnished to or discussed with PhiloSmith by us, PhiloSmith assumed that such information had been reasonably prepared and reflected the best currently available estimates and judgment of our management as to our expected future financial performance.

In performing its analyses, PhiloSmith made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PhiloSmith and us.  Any estimates contained in the analyses performed by PhiloSmith are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by PhiloSmith’s analyses.  Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold.  Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.  PhiloSmith’s opinion was among a number of factors taken into consideration by our board of directors in making its determination to approve the merger agreement.  In addition, our board of directors did not rely on any single analysis in making its determination.  Consequently, the analyses

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described below should not be viewed as determinative of the decision of our board of directors with respect to the fairness of the consideration to be paid pursuant to the merger.

At the June 22 and June 24, 2007 special meeting of our board of directors, PhiloSmith made a presentation of certain financial analyses of the merger.  PhiloSmith performed each of the financial analyses summarized below.  The summary below does not purport to be a complete description of the analyses performed by PhiloSmith and underlying its opinion.  The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

In arriving at its opinion, PhiloSmith considered the results of all of its analyses and did not attribute any particular weight to any analysis or factor that it considered.  The financial analyses summarized below include information presented in tabular format.  PhiloSmith believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.  The tables alone do not constitute a complete description of the financial analyses.

Comparable Public Company Analysis

PhiloSmith analyzed the public market statistics of certain comparable publicly traded companies and examined various trading statistics and information.  PhiloSmith selected a variety of comparative groupings of publicly traded property and casualty (P&C) insurance companies, based on size and/or market focus within the sector.  These comparative groupings included:

•	all P&C insurers with securities traded on NYSE, NASDAQ, AMEX or the OTC Bulletin Board;
•	P&C insurers with market capitalizations under $500 million;
•	P&C insurers with market capitalizations under $250 million;
•	commercial P&C insurers with market capitalizations under $1 billion; and
•	monoline commercial P&C insurers with market capitalizations under $1 billion.

PhiloSmith excluded from the groupings companies that were targets in announced merger and acquisition transactions and companies in run-off or distress.

As part of its analysis, Philo Smith compared the price payable by Hanover in the proposed merger to median market multiples of GAAP book value as of March 31, 2007, and last twelve months (LTM) earnings for the period ended March 31, 2007, of publicly traded companies included in the foregoing groupings.  The results of the comparison are as follows:

		Stock Price as Multiple of:
Company Groupings	Number of Companies	GAAP Book Value	LTM Earnings
All P&C insurers	101	1.4x	10.2x
P&C insurers with market cap < $500 million	38	1.3x	10.8x
P&C insurers with market cap < $250 million	23	1.1x	10.5x
Commercial P&C insurers with market cap < $1 billion	30	1.4x	10.9x
Monoline commercial P&C insurers with market cap < $1 billion	9	1.4x	10.1x
Professionals Direct (based on merger price of $69.61 per share)		1.8x	15.4x

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PhiloSmith selected the foregoing groupings because their businesses and operating profiles are reasonably similar to us. None of the comparable companies in the groupings is of course identical to us.  A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect public trading values of such comparable companies.  Mathematical analysis (such as determining the mean and median) is not by itself a meaningful method of using the selected comparable companies data.

Comparable Transaction Analysis

PhiloSmith analyzed merger and acquisition activity in the P&C insurance sector over a period that it deemed relevant.   Although no merger or acquisition target is exactly comparable to the Company, particularly given its size, PhiloSmith focused on those public company transactions that occurred in the P&C insurance sector based on the following criteria:

•	transactions occurring between June 13, 2002 and June 13, 2007 (last 5 years);
•	transaction size less than $3 billion in value;
•	transactions involving a target that resulted in a change of control (buyer acquiring more than 51%); and
•	transactions involving targets that were not shell companies or were not in distress or liquidation.

PhiloSmith’s analysis of public transactions of certain comparable publicly traded companies included the following:

Buyer	Target	Date Announced
D.E. Shaw & Company, LP	James River Group, Inc.	6/11/2007
North Pointe Holdings Corporation	Capital City Holding Co., Inc.	5/11/2007
Liberty Mutual Holding Company, Inc.	Ohio Casualty Corporation	5/6/2007
Alleghany Corporation	Employers Direct Corp.	4/27/2007
Zurich Financial Services AG	Bristol West Holdings, Inc.	3/1/2007
QBE Insurance Group Limited	Praetorian Financial Group, Inc.	12/12/2006
Elara Holdings, Inc.	Direct General Corporation	12/4/2006
American European Group	Merchants Group, Inc.	10/31/2006
Affordable Residential Communities, Inc.	NLASCO, Inc.	10/6/2006
Delek Group Ltd.	Republic Companies Group, Inc.	8/4/2006
Investor Group	Sirius America Insurance Co.	4/12/2006
New Affirmative LLC	Affirmative Insurance Holdings, Inc.	6/14/2005
Mercer Insurance Group, Inc.	Financial Pacific Ins. Group, Inc.	4/29/2005
Educators Mutual Life Insurance Co.	Eastern Holding Company	3/17/2005
ProAssurance Corporation	NCRIC Group, Inc.	2/28/2005
United National Group, Ltd.	Penn-America Group, Inc.	10/14/2004
White Mountains Insurance Group, Ltd.	Sirius International Group	12/9/2003
Donegal Mutual Insurance Co.	Peninsula Insurance Group	10/30/2003
Nationwide Mutual Insurance Co.	THI Holdings, Inc.	3/26/2003

PhiloSmith analyzed the metrics of these transactions, focusing on price per share in each transaction as a multiple of GAAP book value for the most recent quarter and of last twelve months (LTM) reported earnings.  PhiloSmith then compared these multiples to comparable multiples for the Company’s proposed merger with Hanover.  The results follow:

	Deal Value	Stock Price as Multiple of:
	(millions)	GAAP Book Value	LTM Earnings

Selected comparable transactions (median):	$138.8	1.5x	11.9x

Hanover merger with Professionals Direct	$23.2	1.8x	15.4x

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In its opinion, PhiloSmith noted the following limitations on its analysis of comparable public company transactions:  (i) the time lag between many of the identified transactions and the present; (ii) the lack of access to detailed financial data regarding some of the target companies; and (iii) the lack of access to the detailed terms of some of the identified transactions.

Discounted Dividend Analysis

PhiloSmith performed a discounted dividend analysis to estimate a range of present values for our common shares.  The analysis used our management’s financial projections for the three-year period ending December 31, 2009.   Key assumptions made by management in preparing the projections include the following:

•	consistent top-line and bottom line growth through the period;
•	compounded annual growth rate of direct written premium of approximately 16% through the period;
•	return of average equity increasing from 15.8% in 2007 to 17.0% in 2009; and
•	continued corporate governance costs of $375,000-$425,000 per year associated with being a publicly traded company.

Based on discussions with our management, PhiloSmith believed that the Company would not be able to issue dividends during the period because of capital demands imposed by the projected growth and the Company’s statutory surplus requirements.  As a result, PhiloSmith’s analysis focused on terminal values of the Company common shares.  To calculate  the terminal values, PhiloSmith used multiples of our projected year-end 2007 book value (approximately $20.3 million) and multiples of our projected 2009 earnings (approximately $3.2 million).  The multiples, which for book value ranged from 1.1x to 1.5x and for earnings ranged from 10x to 12x, were derived from the comparable public company analysis and comparable transaction analysis described above.  The discount rates used in the analysis ranged from 13% to 15%, which PhiloSmith felt appropriately reflected the volatility and systemic risk associated with our business.

The results of the analysis are as follows:

	Multiple of Projected 2009 Year End Book Value			Multiple of Projected 2009 Earnings
	(millions)			(millions)

Discount Rate	1.1x	1.3x	1.5x	10.0x	11.0x	12.0x

13%	$15.9	$18.8	$21.7	$22.7	$25.0	$27.3
14%	$15.6	$18.4	$21.2	$22.2	$24.4	$26.6
15%	$15.2	$17.9	$20.7	$21.6	$23.8	$26.0

Valuation Conclusions

Based on the comparable public company analysis, the comparable transaction analysis and discounted dividend analysis, and on other analyses and factors it deemed relevant, PhiloSmith determined an estimated valuation range of the Company between $16,613,000 and $21,266,000.  Based on 333,300 common shares outstanding, that equates to a per share valuation range of $49.84 to $63.80 per share.

General

The summary set forth above does not purport to be a complete description of the analyses performed by PhiloSmith.  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  PhiloSmith believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying PhiloSmith’s opinion.  In arriving at its opinion, PhiloSmith considered the results of all its analyses.  The analyses performed by PhiloSmith include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those suggested by PhiloSmith’s analyses.  The analyses do not purport to

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be appraisals or to reflect the prices at which our common shares may trade at any time after announcement of the proposed merger.  The analyses were prepared solely for purposes of PhiloSmith providing its opinion to our board of directors.  Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including among others factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither PhiloSmith nor any other person assumes responsibility if future results or actual values are materially different from those forecasted.

Our board of directors selected PhiloSmith as its financial adviser because of PhiloSmith’s reputation as a nationally recognized investment banking and advisory firm with experience in transactions similar to the proposed merger and PhiloSmith’s familiarity with us and our business.  Under the terms of a letter agreement dated January 10, 2007, pursuant to which our board of directors, through a special committee comprised entirely of independent directors, engaged PhiloSmith as its financial advisor, we agreed to pay PhiloSmith for its services a fee of (i) $50,000 at the time it rendered its fairness opinion to the board, and (ii) a success fee of 3.0% of the merger consideration up to $15,000,000, and 6% of the merger consideration in excess of $15,000,000, subject to an aggregate cap of $550,000 on the amounts described in (i) and (ii) above. In addition to any fees payable to PhiloSmith under the letter agreement, we have agreed to reimburse PhiloSmith for its reasonable out-of-pocket expenses incurred in connection with providing its engagement, including the reasonable fees of its legal counsel.  We have also agreed to indemnify PhiloSmith and related parties against various liabilities, including liabilities arising under U.S. federal securities laws or relating to or arising out of the merger or the engagement of PhiloSmith.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences to “U.S. holders” (as defined below) of Company common shares of the receipt of cash in exchange for such shares pursuant to the merger.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities and administrative rulings and practice, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common shares that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) for which a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person; or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source.

Holders of Company common shares who are not U.S. holders may have different tax consequences from those described below and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Company common shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  A holder of Company common shares that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the receipt of cash in exchange for Company common shares pursuant to the merger.

This discussion assumes that a U.S. holder holds Company common shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of the U.S. holder’s particular circumstances, or those U.S. holders subject to special treatment under the Code (including insurance companies, dealers or brokers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, financial institutions, mutual funds, U.S. expatriates and shareholders subject to the alternative minimum tax), U.S. holders who hold Company common shares as part of a “hedging,” “straddle,” “conversion” or other integrated transaction for U.S. federal income tax purposes, or U.S. holders who acquired their

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Company common shares through the exercise of employee stock options or other compensation arrangements.  In addition, this discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder.  U.S. holders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

The receipt of cash in exchange for Company common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws).  In general, for U.S. federal income tax purposes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s aggregate adjusted tax basis in Company common shares converted to cash in the merger.  Gain or loss will be calculated separately for each block of Company common shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger.  If, at the effective time of the merger, the U.S. holder’s Company common shares were held for more than one year, the gain or loss will be long-term capital gain or loss, and any such long-term capital gain generally will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%.  If, however, at the effective time of the merger, the U.S. holder’s Company common shares were held for one year or less, the gain or loss will be short-term capital gain or loss.  The deductibility of capital losses by U.S. holders is subject to limitations under the Code.

Under the U.S. federal income tax backup withholding rules, unless an exemption applies, the paying agent or Hanover generally is required to and will withhold and remit to the U.S. Treasury 28% of all payments to which a Company shareholder or other payee is entitled pursuant to the merger, unless the Company shareholder or other payee (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact and otherwise complies with the applicable requirements of the backup withholding rules or (ii) provides such shareholder’s correct taxpayer identification number (i.e., the shareholder’s social security number, in the case of an individual shareholder, or the shareholder’s employer identification number, in the case of other shareholders) and certifies, under penalties of perjury, that the number is correct (or properly certifies that the shareholder is awaiting a taxpayer identification number) and certifies that such shareholder is exempt from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.  Each Company shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the paying agent.  Company shareholders who are neither U.S. citizens nor U.S. resident aliens should complete, sign and submit a Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.”  Backup withholding is not an additional tax.  Generally, any amounts withheld under the backup withholding rules described above will be refunded or credited against a Company shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the U.S. Internal Revenue Service in a timely manner.

The discussion above of certain material U.S. federal income tax consequences is included for general information purposes only.  Company shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

Certain Effects of the Merger

If the merger agreement and merger are adopted and approved by Company shareholders and certain other conditions to the closing of the merger are either satisfied or waived, the Purchaser will be merged with and into the Company, with the Company being the surviving entity.  As a result of the merger, the separate corporate existence of the Purchaser will cease, and the Company will continue as the surviving entity.

Following the merger, all outstanding common shares of the Company will be owned by Hanover.  At the effective time of the merger, each common share of the Company (other than common shares owned by the Company and its subsidiaries) issued and outstanding immediately prior to the effective time will be converted into the right to receive $69.61 in cash, without interest, and Company shareholders will cease to have ownership interests in the Company or rights as shareholders of the Company.  Therefore, the current shareholders of the Company will not

25

participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

There is no active public trading market for the Company common shares.  Bid and asked quotations for the Company common shares may be reported on the OTC under the symbol PFLD.  Transactions in the Company common shares are occasionally effected by individuals through the OTC or on an informal basis.  As a result of the merger, the Company common shares will cease to be quoted on the OTC and there will be no public market for the Company common shares.  In addition, the registration of the Company common shares under the Securities Exchange Act of 1934 will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC.

The benefit of the merger to our shareholders is the right to receive $69.61 in cash, without interest, for each common share of the Company.  The principal detriments are that our shareholders will cease to participate in our future earnings and growth, if any, and that their receipt of payment for their shares generally will be a taxable transaction for U.S. federal income tax purposes.  See “The Merger – Material U.S. Federal Income Tax Consequences.”

Effects on the Company and Our Shareholders If the Merger Is Not Completed

In the event that the merger agreement and merger are not adopted and approved by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares in connection with the merger.  Instead, the Company will remain an independent public company, and the Company common shares will continue to be quoted on the OTC and registered under the Securities Exchange Act of 1934, subject to continued satisfaction of the conditions for such quotation and registration.  In that event, we expect that management will operate the business generally in a manner similar to that in which it is being operated today and that the Company’s shareholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, those arising from economic and market conditions.

Finally, if the merger agreement is terminated under certain circumstances, the Company may be obligated to reimburse Hanover and the Purchaser their transaction expenses up to $300,000, to pay Hanover a termination fee of up to $900,000, or both.  For a description of the circumstances obligating payment of the termination fee and expenses, please see the section in this proxy statement entitled “The Merger Agreement – Termination Fee.”

Governmental and Regulatory Approvals

State insurance laws and regulations generally require that, prior to the acquisition of an insurance company domiciled in that jurisdiction, the acquiring company must obtain the approval of the insurance commissioner of that jurisdiction.  In connection with this state approval process, the necessary application has been made with the insurance regulators of the State of Michigan, the domiciliary state of the Company’s insurance subsidiary.

In addition, the insurance laws and regulations of certain U.S. states in which the Company operates require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), filings disclosing certain market share data in the applicable jurisdiction and/or other data must be made and in some cases an applicable waiting period must expire or be terminated.  These additional filings are in the process of being made.

Although the Company and Hanover do not expect the insurance regulators to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Hanover will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on the Company or Hanover.

Other than the filings described above, neither the Company nor Hanover is aware of any regulatory approvals or waiting periods necessary to complete the merger.  If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them.  If any additional approval or action is needed, however, the Company or Hanover may not be able to obtain it, as is the case with respect to the other necessary approvals.  Even if the Company or Hanover obtain all necessary approvals, and the merger agreement and merger are adopted

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and approved by the Company’s shareholders, conditions may be placed on any such approval that could cause either the Company or Hanover to abandon the merger.

Interests of Our Directors and Executive Officers in the Merger

Our directors and executive officers have financial interests in the merger that are in addition to, and may be different from, their interests as shareholders of the Company.  Our board of directors was aware of these interests and considered them, among other matters, in adopting and approving the merger agreement and merger.

Insurance and Indemnification

The merger agreement provides that, following the merger, Hanover and the Company, as the surviving corporation in the merger, will indemnify and hold harmless, to the fullest extent permitted by law, all past and present directors and officers of the Company and its subsidiaries against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger.

The merger agreement further provides that for a period of six years after the effective time of the merger, Hanover will maintain in effect, and will cause the Company, as the surviving corporation in the merger, to maintain in effect, without any lapses of coverage, the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to claims arising in whole or in part from facts or events which occurred before the effective time.  Alternatively, Hanover may obtain and fully pay for a “tail” insurance policy with a claims period of at least six years after the effective time with the same coverage and amounts, and containing terms and conditions which are no less advantageous then the Company’s current policies with respect to claims arising in whole or in part from facts or events which occurred before the effective time.

Hanover will not be obligated to make annual premium payments to the extent such premiums exceed 200% of the annual premiums paid as of the date of the merger agreement by the Company for its current policies of directors’ and officers’ liability insurance or, if Hanover elects to obtain tail coverage, it will not be obligated to pay an aggregate premium payment for such tail coverage in excess of 300% of the annual premiums paid as of the date of the merger agreement by the Company for its current policies of directors’ and officers’ liability insurance.  If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds such amounts, Hanover and the Company will be required to maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to such maximum amount.

Voting Agreements

In their capacity as shareholders, two executive officers, Stephen M. Tuuk (who is also a director) and Stephen M. Westfield, and one independent director of the Company, Tracy T. Larsen, collectively holding or controlling approximately 9.8% of the outstanding Company common shares, have entered into separate voting agreements with Hanover.  Under their respective voting agreements, these individuals agree to vote their shares in favor of adopting and approving the merger agreement and merger and against certain actions that may impede or interfere with the merger, and provide an irrevocable proxy to Hanover in furtherance thereof.  These individuals also agree not to transfer any of their shares prior to the effective time of the merger.  The voting agreements will terminate at the effective time of the merger or upon termination of the merger agreement, or if any amendment to or waiver of any term of the merger agreement is adverse to the shareholder.  In addition, the independent director may terminate his voting agreement if based on advice of counsel he determines that failure to do so would be inconsistent with his duties as a director.  Each voting agreement provides that it in no way restricts the shareholder from exercising his fiduciary duties as an officer and/or director of the Company.  A copy of the voting agreement substantially in the form executed by such individuals is attached hereto as Appendix C and is incorporated into this proxy statement by reference.  The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the voting agreement.

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Employment Agreements

As a condition to Hanover’s obligation to close the merger, our president and chief executive officer, Stephen M. Tuuk, must execute and deliver to Hanover an employment agreement acceptable to Hanover.  Mr. Tuuk also serves as the chairman of our board of directors.  Before the execution of the merger agreement by Hanover, the Purchaser and the Company, Mr. Tuuk and Hanover separately negotiated the terms of the employment agreement that Mr. Tuuk would sign at closing.  The negotiated agreement would replace Mr. Tuuk’s existing employment agreement with the Company.  The material terms of the negotiated agreement include an annual salary at Mr. Tuuk’s current salary rate of $254,000, continued participation in the Company’s existing annual bonus plan through 2007, a 24-month severance arrangement consistent with the severance provisions in his current employment agreement with the Company, and a three-year term.  In addition, the agreement provides that, upon his employment with Hanover, Mr. Tuuk would receive an equity grant of restricted stock units valued at $150,000, based on the price per share of Hanover’s common stock on the grant date.  Commencing in 2008, Mr. Tuuk would be eligible to participate in Hanover’s short-term bonus plan and long-term equity incentive plan in a manner consistent with persons at his level of management within Hanover’s organization.  The negotiated agreement also contains restrictions on Mr. Tuuk’s ability to compete with the Company or solicit employees of the Company following his employment with Hanover, and contains other customary provisions relating to nondisclosure of confidential and proprietary information.

The existing employment agreement with our vice president of finance, secretary and treasurer, Stephen M. Westfield, is expected to remain in effect after the merger.  Hanover has indicated that it intends to continue Mr. Westfield’s employment at his current annual salary of $139,000, that he would continue to participate in the Company’s annual bonus plan for 2007, and that commencing in 2008, he would be eligible to participate in Hanover’s short-term bonus plan in a manner consistent with persons at his level of management within Hanover’s organization.  Hanover also indicated that it anticipates in connection with his ongoing employment with Hanover, following the merger Mr. Westfield would receive an equity grant of restricted stock units valued at $25,000, based on the price per share of Hanover’s common stock on the grant date.

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The Merger Agreement

The following summary describes the material provisions of the merger agreement, and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference.  The provisions of the merger agreement are extensive and not easily summarized.  Accordingly, this summary may not contain all of the information about the merger agreement that is important to you.  We encourage you to read the merger agreement carefully and in its entirety for a more complete understanding of the terms of the merger.

Additional information about Hanover, the Purchaser or the Company may be found elsewhere in this proxy statement and in the other public filings that the Company makes with the SEC.  Please see the section in this proxy statement entitled  “Related Matters -- Where You Can Obtain Additional Information.”

The merger agreement contains representations and warranties that the parties to the merger agreement made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are subject, in some cases, to specified exceptions, qualifications, limitations and supplemental information, including knowledge qualifiers and contractual standards of materiality, such as materiality qualifiers and the occurrence of a material adverse effect, that are different from those generally applicable under federal securities law, as well as detailed information set forth in a disclosure letter provided by us in connection with signing the merger agreement.  While the Company does not believe that the disclosure letter contains non-public information that the securities laws require to be publicly disclosed, the disclosure letter does contain detailed information that modifies, qualifies and creates exceptions to our representations and warranties set forth in the merger agreement.  In addition, some representations and warranties may have been included in the merger agreement for the purpose of allocating risk between the Company and Hanover rather than to establish matters as facts.  The merger agreement is described in this proxy statement, and included as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company or the business.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they have been made as of the date of the merger agreement or other specific dates, (ii) in some cases they are subject to knowledge, materiality and material adverse effect qualifiers, and (iii) they are modified in important part by detailed information included in the disclosure letter.  Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Structure of the Merger

Under the merger agreement, the Purchaser will merge with and into the Company, with the Company continuing as the surviving entity.  The officers of the Company immediately prior to the merger will remain as officers after the effective time of the merger.  The directors of the Purchaser immediately prior to the merger will be the directors of the Company after the effective time.  The effective time of the merger is sometimes referred to in this proxy statement as the effective time.

The articles of incorporation of the Purchaser in effect immediately prior to the effective time will be the articles of incorporation of the surviving corporation until later amended as provided in the articles or by applicable law.

Closing of the Merger

The closing of the merger will take place as promptly as practicable after the satisfaction or waiver of the conditions to closing set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or waiver of those conditions at such time).  The parties will file a certificate of merger with the Michigan Department of Labor and Economic Growth on the closing date of the merger.  The merger will become effective when the certificate of merger is filed or at such later time as we and Hanover may agree upon and specify in the certificate of merger.  Subject to the receipt of Company shareholder approval and all necessary regulatory approvals, we currently anticipate the closing will occur in the third quarter of 2007.

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Merger Consideration and Conversion of the Company Common Shares

At the effective time of the merger, each common share of the Company issued and outstanding immediately prior to the effective time (other than common shares held by the Company or its subsidiearies, which shares as a result of the merger will be canceled with no payment being made with respect to them) will be converted into the right to receive $69.61 in cash, without interest.

Exchange of Share Certificates

Prior to the closing of the merger, Hanover will engage a paying agent to handle the exchange of Company common share certificates for cash.  Promptly following the effective time, the paying agent will send a letter of transmittal and instructions to each former Company shareholder explaining the procedure for surrendering common share certificates (including shares owned in “book entry” form) for the applicable cash payment.

Shareholders should not return their stock certificates with the enclosed proxy card, and they should not forward their common share certificates to the paying agent without a letter of transmittal.

After the effective time, each certificate that previously represented Company common shares (including “book entry” shares) will only represent the right to receive payment in the amount that the holder is entitled to receive pursuant to the merger agreement, less any required withholdings under tax or other applicable laws.  After the effective time, there will be no further registration or transfers of Company common shares.

No consideration will be paid to a holder of Company common shares until the holder’s shares are surrendered to the paying agent, together with a duly completed and validly executed letter of transmittal and any other documents as the paying agent may reasonably require.  No interest will be paid or will accrue on the cash payable upon surrender of any certificate.  The consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer and is accompanied by reasonable evidence that any applicable stock transfer taxes have been paid, are not applicable or will be paid by such transferee.  Shareholders no longer in possession of their common share certificates because they have been lost, stolen or destroyed may, in exchange for the merger consideration, deliver an affidavit of loss and, if required, provide customary indemnity against loss.

None of Hanover, the Company, the Purchaser, the surviving entity or the paying agent will be liable to any shareholder for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.  All funds held by the paying agent for payment to the holders of shares that are not disbursed 18 months after the effective time of the merger will be delivered to Hanover.  Thereafter, each holder of a certificate formerly representing Company common shares entitled to the merger consideration who has not received the merger consideration must look only to Hanover, subject to applicable abandoned property, escheat and similar laws, as general creditors of Hanover for payment of the merger consideration that may be payable upon due surrender of the certificates held by them, without interest.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company relating to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, organizational documents and authorizations, licenses and permits to conduct its business;
•	capitalization of the Company and its subsidiaries;
•
corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement, approval and recommendation to the shareholders of the merger agreement by the Company’s board of directors and the vote required for shareholder approval;

•
required governmental filings or consents, absence of conflicts of the merger agreement and the transactions contemplated thereby with organizational documents, material contracts, permits or applicable law;

•	filings with the SEC, disclosure controls and procedures and financial statements;

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•	absence of certain changes or events and conduct of business since March 31, 2007, absence of undisclosed material liabilities, and subordinated debentures;
•	absence of material litigation;
•	compliance with applicable laws, including insurance laws;
•	tax matters, including payment of taxes and filing of returns;
•	employees and labor matters;
•	employee benefit plan matters;
•	title to property and assets owned by the Company;
•	title to real property and leases for real property;
•	environmental laws and regulations;
•	intellectual property rights;
•	accuracy of information contained in this proxy statement and compliance with SEC regulations;
•	statutory statements of subsidiaries filed with insurance regulators, and examinations by insurance regulators;
•	conduct of and matters related to the Company’s insurance subsidiaries, including conduct of insurance operations through, and insurance licenses and authorizations of, subsidiaries;
•	general insurance coverages;
•	material contracts;
•	receipt of the fairness opinion from PhiloSmith;
•	absence of change in control payments;
•	absence of questionable payments;
•	applicability of the Michigan Business Corporation Act; and
•	finders’ fees due in connection with the merger.

The representations and warranties of Hanover and the Purchaser are more limited and relate to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power and authorizations;
•	corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement and approval of the merger agreement by Hanover’s board of directors;
•
absence of conflicts of the merger agreement and the transactions contemplated thereby with organizational documents, material contracts, permits or applicable law, and required governmental filings or consents;

•	availability of funds to make all required payments in connection with the merger; and
•	finders’ fees due in connection with the merger.

Certain of the representations and warranties of the Company and of Hanover and the Purchaser are qualified as to “materiality” or “Company material adverse effect” or “Hanover material adverse effect.”  For purposes of the merger agreement, “Company material adverse effect” means, with respect to the Company, a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole or a material adverse effect on the Company’s ability to perform its obligations under the merger agreement or to consummate the merger, except for any such effect attributable to (i) acts of sabotage or terrorism, or the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, (ii) changes in general economic conditions, or financial or securities markets (including any disruption thereof and any decline in the price of any security or any market index) to the extent not disproportionately affecting the Company and the Company’s subsidiaries taken as a whole, as compared to other similarly situated companies in the legal malpractice insurance industry, (iii) changes affecting the legal malpractice insurance industry in general to the extent not disproportionately affecting the Company and the Company’s subsidiaries taken as a whole, as compared to other similarly situated companies in the legal malpractice insurance industry, (iv) the execution and announcement of the merger agreement and the transactions contemplated thereby, (v) Hanover’s announcement or other communication by Hanover of its plans or intentions with respect to the Company or any of its subsidiaries or any other acts or omissions of Hanover or the Purchaser, (vi) acts or omissions of the Company prior to the effective time taken at the written request of Hanover or the Purchaser or with the prior written consent of Hanover or the Purchaser, (vii) changes in generally accepted accounting principles or actuarial methodologies or practices historically employed by the Company to establish loss reserves unless the principles,

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methodologies or practices historically employed by the Company were not in accordance with or more conservative than those called for in relevant policy and reinsurance contract provisions during the period employed, (viii) changes in tax laws, or (ix) other than a Loss Reserve MAE (described below), certain changes in loss reserves.  For purposes of the merger agreement, “loss reserves” means the Company’s estimates of its future obligations with respect to any incidents, demands and suits made and reported to its insurance subsidiary, Professionals Direct Insurance Company, including estimates of future losses, indemnity obligations, loss adjustment expenses, unallocated loss adjustment expenses, extended reporting endorsement estimates and any other type of losses, whether or not such may be net of deductibles and reinsurance, gross or ceded.

Pursuant to the merger agreement, a Company material adverse effect will be deemed to have occurred if one or both of the following occurs (referred to in this proxy statement as a “Loss Reserve MAE”):  (i) the Company’s independent actuary determines that its reserves for report years 1990 through 2006 as of June 30, 2007 exceed $16,176,000; or (ii) the Company’s estimated loss and allocated loss adjustment expense ratio for either the first six months or first nine months of 2007 exceeds 67%.

For purposes of the merger agreement, “Hanover material adverse effect” means, with respect to Hanover, certain violations, breaches, defaults or rights, except those which would not reasonably be expected to have a material adverse effect on Hanover’s or the Purchaser’s ability to perform their respective obligations under the merger agreement or consummate the merger.

The representations and warranties in the merger agreement do not survive the closing of the merger.

Covenants Relating to Conduct of Business

The Company has made certain covenants in the merger agreement that affect the conduct of its business between the date the merger agreement was signed and the effective time of the merger.  Prior to the effective time, subject to specified exceptions, the Company and each of its subsidiaries are required to conduct business in the ordinary course and consistent with past practices, use commercially reasonable efforts to preserve their business organizations and relationships with customers, suppliers, agents, brokers, insurers and other persons with which the Company or any of its subsidiaries has significant business relations, and to keep available the services of their officers, employees and consultants.  In addition, absent the written consent of Hanover and subject to specified exceptions, the Company will not, and will not permit any of its subsidiaries to (or agree to):

•	amend or propose to amend its organizational documents;
•
authorize for issuance, issue, sell, deliver or agree or commit to authorize, issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents, or amend any of the terms of any such securities or agreements outstanding as of the date of the merger agreement;

•
split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities, other than any dividend or other distribution to the Company by any of its subsidiaries;

•
except in the ordinary course of business consistent with past practice (including selling professional liability insurance), (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit or prepayments in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person, except for obligations of any subsidiary of the Company; (iii) make any material loan, advance or capital contribution to, or investment in, any other person (other than to any subsidiary of the Company or any customary loan or advance to employees related to advancement of expenses or 401(k) loans, and not to exceed $10,000 in the aggregate); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any material lien upon such assets;

•
except as may be required by law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment,

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severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or except as required under any existing agreement, plan or arrangement) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any agreement, plan and arrangement as in effect as of the date of the merger agreement;
•
acquire, sell, lease, encumber or dispose of any assets of the Company or any of its subsidiaries (except for (i) dispositions of obsolete or worthless assets, (ii) sales of immaterial assets not in excess of $50,000 in the aggregate, and (iii) encumbrances created under existing secured lending arrangements on assets acquired after the date of the merger agreement), enter into any contract, agreement or transaction outside the ordinary course of business consistent with past practice, or modify, amend, terminate or waive any material rights under any material contract or agreement;

•
except as may be required as a result of a change in law or in generally accepted accounting principles (after consultation with Hanover as to the effect of any such change), change any of the accounting principles or practices, any actuarial methodologies (other than any changes to such methodologies used by the Company’s actuaries twice a year in setting annual loss reserve picks and consistent with generally accepted actuarial practice), or any pricing policy or reserving policy used by it or any of its subsidiaries;

•
acquire (i) by merger, consolidation, acquisition of stock or assets or otherwise any corporation, partnership or other business organization or division thereof or (ii) any equity interest therein other than any investment made in the ordinary course of business;

•	revalue in any material respect any of its assets, including writing off notes or accounts receivable;
•
except as required as a result of a change in law, make or change any tax election, change a tax accounting period, adopt or change any tax accounting method, file any amended tax return, enter into any tax closing agreement, settle any tax claim or assessment relating to the Company or any of its subsidiaries, surrender any right to claim a refund of taxes, consent to extension or waiver of the statute of limitations applicable to any tax, or take any similar action;

•
pay, discharge or satisfy any claim, liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements (including the notes thereto) of the Company and its subsidiaries contained in SEC reports filed prior to the date of the merger agreement or incurred in the ordinary course of business consistent with past practice;

•	settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by the merger agreement or material to the Company and its subsidiaries taken as a whole;
•	authorize any new capital expenditure which when aggregated with all other new capital expenditures causes all such new capital expenditures to exceed $75,000; or
•	offer insurance of a type or in a jurisdiction materially different from the types and jurisdictions for which they offer insurance on the date of the merger agreement.

No Solicitations and Change in Recommendation by the Company

In the merger agreement, the Company agrees, subject to certain exceptions described below, that the Company and its subsidiaries will not, and that it will not authorize or permit it or its subsidiaries’ directors, officers, employees, representatives and agents to, directly or indirectly:

•
solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information, or waiving of any standstill provisions or agreements) any inquiries or the making of any proposal with respect to an “acquisition transaction” (as described below);

•	negotiate, explore or otherwise engage in substantive communications in any way with any person with respect to an acquisition transaction; or
•	enter into any agreement, contract or arrangement requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

For purposes of the merger agreement, an “acquisition transaction” means any offer or proposal for, or any inquiry or indication of interest in, (i) any sale, lease, exchange, mortgage, transfer or other disposition of 10% or more of

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the consolidated assets of the Company and its subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 10% of the power to vote for the election of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Company, (iv) a plan of liquidation or extraordinary dividend relating to more than 10% of the Company’s total assets, (v) the repurchase by the Company or any of its subsidiaries of more than 10% of the outstanding Company shares or (vi) any other transaction similar to any of the foregoing, in each case other than the transactions with Hanover or the Purchaser contemplated by the merger agreement.

The Company may negotiate or otherwise engage in discussions with, and furnish non-public information to, any person in response to an unsolicited, bona fide third party written proposal by such person, if (i) the board determines in good faith after consultation with and advice from PhiloSmith or another financial advisor of nationally or regionally recognized reputation, that such proposal is reasonably likely to result in a superior proposal (as described below), (ii) such person executes a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement with Hanover, and including certain additional standstill provisions to which Hanover has agreed to be bound, and (iii) the board determines in good faith after receiving the advice of outside legal counsel that the failure to engage in such negotiation or discussions or provide such information would be inconsistent with the board’s fiduciary duties under applicable law.

Within 24 hours of receipt of an acquisition transaction or any proposal that could reasonably be expected to lead to an acquisition transaction, the Company must provide notice to Hanover of such proposal setting forth the material terms and conditions of such proposal, including the identity of the party making the proposal and any documents evidencing the proposal.  Additionally, the Company is required to keep Hanover informed of the current status of any such takeover proposal.

Under the merger agreement, except as provided below, neither our board of directors nor any committee of the board may (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Hanover, its recommendation of the merger agreement and the merger and that Company shareholders vote in favor of the merger agreement and the merger, or take any action not explicitly permitted by the merger agreement that would be inconsistent with its approval of the merger agreement and the merger, (ii) approve or recommend, or publicly propose to approve or recommend, any acquisition transaction or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement or document related to any acquisition transaction.  Notwithstanding the foregoing, the board is permitted under the merger agreement (i) not to recommend, and publicly propose not to recommend, to its shareholders adoption and approval of the merger agreement and the merger, (ii) to withdraw or modify, and publicly propose to withdraw or modify, in a manner adverse to Hanover, its recommendation to its shareholders, (iii) to approve or recommend, and publicly propose to approve and recommend, any superior proposal or (iv) to terminate the merger agreement and in connection with such termination enter into an agreement with respect to a superior proposal, but only if (y) the Company has received an acquisition transaction which the board reasonably determines in good faith after consultation with and advice from PhiloSmith or another financial advisor of nationally or regionally recognized reputation constitutes a superior proposal and (z) the board determines in good faith, after receiving the advice of outside legal counsel, that the failure to take such action would be inconsistent with the board’s fiduciary duties under applicable law; provided, however, that the Company must, among other things, negotiate in good faith with Hanover for four business days before termination of the merger agreement to make such adjustments in the terms and conditions of the merger agreement so that such other proposal would no longer constitute a superior proposal.

For purposes of the merger agreement, a “superior proposal” means any bona fide, third party written proposal not solicited by the Company or any of its subsidiaries, relating to any acquisition of more than 50% of the Company and its subsidiaries taken as a whole, by means of a merger, consolidation, share exchange or other business combination involving the Company and its subsidiaries, or acquisition of more than 50% of the assets or capital stock of the Company and its subsidiaries taken as a whole, which contains no financing contingency or for which the financing is determined by the board to be reasonably available to the offeror, and which the board determines in good faith, after consultation with and advice from PhiloSmith or another financial advisor of nationally or regionally recognized reputation, and taking into account all the terms and conditions of the proposal, is more

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favorable to Company shareholders (in their capacities as shareholders) from a financial point of view than the merger agreement and merger, and is reasonably likely to be consummated on the terms set forth in the proposal.

Regulatory Approvals

The merger agreement provides that Hanover and the Company will use their reasonable best efforts to take all actions and do all things advisable, proper or necessary under the merger agreement and applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable.  This includes, among other things, taking the appropriate actions to obtain approvals from and give notices to applicable state insurance departments and other governmental entities.  In addition, Hanover and the Company are each required to cooperate with the other in obtaining, and to use their reasonable best efforts to take all lawful steps as are necessary or appropriate to secure, regulatory approvals.  More information on the required regulatory approvals and notices is available in the section in this proxy statement entitled “The Merger – Governmental and Regulatory Approvals.”

Indemnification and Insurance

The merger agreement provides that, following the merger, Hanover and the Company, as the surviving corporation in the merger, will indemnify and hold harmless, to the fullest extent permitted by law, all past and present directors and officers of the Company and its subsidiaries against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger.

The merger agreement further provides that for a period of six years after the effective time of the merger, Hanover will maintain in effect, and will cause the Company, as the surviving corporation in the merger, to maintain in effect, without any lapses of coverage, the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to claims arising in whole or in part from facts or events which occurred before the effective time.  Alternatively, Hanover may obtain and fully pay for a “tail” insurance policy with a claims period of at least six years after the effective time with the same coverage and amounts, and containing terms and conditions which are no less advantageous then the Company’s current policies with respect to claims arising in whole or in part from facts or events which occurred before the effective time.

Hanover will not be obligated to make annual premium payments to the extent such premiums exceed 200% of the annual premiums paid as of the date of the merger agreement by the Company for its current policies of directors’ and officers’ liability insurance or, if Hanover elects to obtain tail coverage, it will not be obligated to pay an aggregate premium payment for such tail coverage in excess of 300% of the annual premiums paid as of the date of the merger agreement by the Company for its current policies of directors’ and officers’ liability insurance.  If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds such amounts, Hanover and the Company will be required to maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to such maximum amount.

Other Covenants and Agreements

The merger agreement contains other covenants and agreements, including covenants and agreements relating to cooperation between Hanover and the Company in the preparation of this proxy statement, holding the special meeting of Company shareholders to adopt and approve the merger agreement and merger, access to Company information, public announcements regarding the merger, notifications of certain matters, expenses of the parties, and the Company’s 401(k) plan.

Conditions to the Closing of the Merger

The obligations of Hanover, the Purchaser and the Company to complete the merger are subject to the satisfaction or waiver of the following conditions:

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•	the adoption and approval of the merger agreement and merger by the requisite vote of the shareholders of the Company;
•
the completion of all filings with, and receipt of all approvals by, Michigan insurance regulators that are legally required to consummate the merger, the merger agreement and all transactions contemplated thereby;

•
no temporary restraining order, preliminary or permanent injunction or other order, or other legal restraint or prohibition issued by any court of competent jurisdiction in the United States preventing the consummation of the merger may be in effect, and no proceeding brought by any administrative agency or commission or other governmental authority in the United States seeking any of the foregoing may be pending; and there must not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal; and

•
there must not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that would likely result in such an action or proceeding) by any governmental authority before any governmental authority or court of competent jurisdiction in the United States, and there must not be in effect any judgment, decree or order of any governmental authority or court of competent jurisdiction in the United States, in either case, seeking to prohibit or limit Hanover from exercising all material rights and privileges pertaining to its ownership of the surviving corporation or the ownership or operation by Hanover or any of its subsidiaries of all or a material portion of the business or assets of Hanover or any of its subsidiaries, or seeking to compel Hanover or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Hanover or any of its subsidiaries (including the surviving corporation and its subsidiaries), or imposing any materially burdensome conditions or restrictions on Hanover, the Company or their subsidiaries, as a result of the merger or the transactions contemplated by the merger agreement.

Hanover’s and the Purchaser’s obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

•
the representations and warranties of the Company must be true and correct as of the closing date, except where the failure of such representations and warranties to be true and correct does not, individually or in the aggregate, have a Company material adverse effect;

•	the Company’s performance in all material respects of all agreements and covenants required to be performed by the Company under the merger agreement;
•	Stephen M. Tuuk must have executed and delivered to Hanover an employment agreement acceptable to Hanover; and
•
there must not have occurred after the date of the merger agreement (i) any development or developments with relation to the Company or its subsidiaries that has have, or would reasonably be expected to have, a Company material adverse effect, or (ii) any downgrade in the Company’s A.M. Best rating below “A-.”

The Company’s obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

•
the representations and warranties of Hanover and the Purchaser must be true and correct as of the closing date, except where the failure to be true and correct does not, individually or in the aggregate, have a Hanover material adverse effect; and

•	Hanover’s and the Purchaser’s performance in all material respects of all agreements and covenants required to be performed by Hanover and the Purchaser under the merger agreement.

Before the closing of the merger, the Company or Hanover may waive any of its conditions to closing and complete the merger even though one of these conditions has not been met.  However, under Michigan law, the approval of Company shareholders and Michigan insurance regulators is necessary to close the merger.

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Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing of the merger under the following circumstances:

•	by mutual written consent of Hanover and the Company;
•	by either Hanover or the Company, if:
o
the merger is not closed by December 31, 2007 (which date may be extended by mutual consent of Hanover and the Company) and the terminating party’s material breach of the merger agreement did not primarily contribute to the failure of the merger to close by such date;

o	the shareholders of the Company fail to adopt and approve the merger agreement and merger;
o	the Michigan insurance regulators fail to provide the approval that is legally required to consummate the merger and the denial of such approval is final and nonappealable; or
o
any court of competent jurisdiction in the United States or other governmental authority in the United States issues an order (other than a temporary restraining order), decree or ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action is final and nonappealable;

•	by Hanover, if:
o
the Company breaches any of its representations and warranties contained in the merger agreement so that the closing conditions cannot be satisfied, except for any breach that is capable of being and is cured (other than by mere disclosure of the breach) within 20 days after written notice from the Purchaser to the Company of such breach;

o
the Company breaches in any material respect any of its covenants made in this Agreement, except for any breach that is capable of being and is cured within 20 days after written notice from the Purchaser to the Company of such breach;

o
the board of directors of the Company (i) withdraws its recommendation or approval in respect of the merger agreement or the merger, (ii) modifies its recommendation or approval in respect of the merger agreement or the merger in a manner adverse to Hanover, (iii) fails to recommend to shareholders of the Company that they approve the merger, or (iv) fails, at the written request of Hanover, to publicly reaffirm within five business days after the request, its recommendation or approval in respect of the merger agreement or the merger, which public reaffirmation must also include, if requested by Hanover, the unconditional rejection of any other acquisition transaction;

o	the board of directors of the Company recommends any proposal other than by Hanover or the Purchaser in respect of an acquisition transaction; or
o
any court of competent jurisdiction in the United States or other governmental authority in the United States issues a judgment, decree or order that is final and nonappealable and in the reasonable judgment of Hanover (i) has the effect of prohibiting the merger, (ii) individually or in the aggregate has had, or is reasonably likely to have, a Company material adverse effect, or (iii) prohibits or limits Hanover from exercising all material rights and privileges pertaining to its ownership of the surviving corporation or the ownership or operation by Hanover or any of its subsidiaries of all or a material portion of the business or assets of Hanover or any of its subsidiaries, or compels Hanover or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Hanover or any of its subsidiaries (including the surviving corporation and its subsidiaries), or imposes any materially burdensome conditions or restrictions on Hanover, the Company or their subsidiaries, as a result of the merger or the transactions contemplated by the merger agreement;

•	by the Company, if:
o	the Company intends to enter into a definitive acquisition agreement with a third party with respect to a superior proposal, to the extent otherwise permitted by the merger agreement, and
▪	the Company provides written notice to Hanover and the Purchaser of the material terms and conditions of the superior proposal that the board or the Company intends to accept; and
▪	on or after the fifth business day following delivery of such written notice, the board reasonably determines, upon the advice of its financial advisor, that such proposal

37

remains a superior proposal and, after receiving the advice of outside legal counsel to the Company, that the failure to terminate the merger agreement to enter into an agreement with respect to the superior proposal would be inconsistent with its fiduciary duties under applicable law;
o
Hanover or the Purchaser breaches any of its representations and warranties contained in the merger agreement so that the closing conditions cannot be satisfied, except for any breach that is capable of being and is cured (other than by mere disclosure of the breach) within 20 days after written notice from the Company to Hanover of such breach; or

o
either Hanover or the Purchaser breaches in any material respect any of its covenants made in the merger agreement, except for any breach that is capable of being and is cured within 20 days after written notice from the Company to Hanover of such breach.

Termination Fee

As described below, if the merger agreement is terminated, the Company may be required (i) to reimburse Hanover and the Purchaser their actual, incurred expenses directly relating to the transactions contemplated by the merger agreement up to $300,000 in the aggregate (the “Expense Payment”), and (ii) to pay Hanover a termination fee of up to $900,000.

If the merger agreement is terminated by Hanover under the following circumstances, the Company will be required to pay Hanover and the Purchaser the Expense Payment and, if the Company consummates a “termination transaction” (described below) within 18 months of the termination, the Company also will be required to pay Hanover a termination fee of $900,000:

•
the board of directors of the Company (i) withdraws its recommendation or approval in respect of the merger agreement or the merger, (ii) modifies its recommendation or approval in respect of the merger agreement or the merger in a manner adverse to Hanover, (iii) fails to recommend to shareholders of the Company that they approve the merger, or (iv) fails, at the written request of Hanover, to publicly reaffirm within five business days after the request, its recommendation or approval in respect of the merger agreement or the merger, which public reaffirmation must also include, if requested by Hanover, the unconditional rejection of any other acquisition transaction; or

•	the board of directors of the Company recommends any proposal other than by Hanover or the Purchaser in respect of an acquisition transaction.

For purposes of the merger agreement, a “termination transaction” means any acquisition of more than 50% of the Company and its subsidiaries taken as a whole, by means of a merger, consolidation, share exchange or other business combination involving the Company and its subsidiaries, or acquisition of more than 50% of the assets or capital stock of the Company and its subsidiaries taken as a whole, in each case other than the transactions with Hanover or the Purchaser contemplated by the merger agreement.

If the merger agreement is terminated by the Company or Hanover because Company shareholders fail to approve the merger, before the termination an acquisition transaction by a third party is publicly announced or otherwise becomes publicly known, and the Company consummates a termination transaction within 18 months of the termination, the Company will be required to pay Hanover and the Purchaser the Expense Payment and to pay Hanover a termination fee of $900,000.

If the merger agreement is terminated by the Company or Hanover because the merger is not closed by December 31, 2007 or a later date agreed upon by the Company and Hanover, before the termination an acquisition transaction by a third party is publicly announced or otherwise becomes publicly known, and the Company consummates a termination transaction within 18 months of the termination, the Company will be required to pay Hanover and the Purchaser the Expense Payment.

If the merger agreement is terminated by the Company in connection with the Company’s intention to enter into a definitive acquisition agreement with respect to a superior proposal, then (i) the Company will be required to pay to Hanover and the Purchaser the Expense Payment, (ii) the Company will be required to pay to Hanover a termination fee of  $300,000 after entering into a definitive acquisition agreement with respect to a superior proposal, and (iii) if

38

within 18 months after such termination the Company consummates a termination transaction, the Company will be required to pay Hanover an additional termination fee of $600,000.

If the merger agreement is terminated by Hanover under the following circumstances, the Company will be required to pay to Hanover and Purchaser the Expense Payment:

•
the Company breaches any of its representations and warranties contained in the merger agreement so that the closing conditions could not be satisfied, except for any breach that is capable of being and is cured (other than by mere disclosure of the breach) within 20 days after written notice from the Purchaser to the Company of such breach and except for a termination due solely to a Loss Reserve MAE; or

•
the Company breaches in any material respect any of its covenants made in this Agreement, except for any breach that is capable of being and is cured within 20 days after written notice from the Purchaser to the Company of such breach.

Governing Law

The merger agreement is governed by the laws of the State of Michigan and provides that any litigation relating to the merger agreement or the transactions contemplated by the merger agreement will be maintained in Michigan state courts and federal courts located in Michigan.

Amendments, Extensions and Waivers of the Merger Agreement

The merger agreement provides that, subject to applicable law, the parties may amend, modify or supplement the merger agreement, except that after approval of the merger agreement by our shareholders, no such amendment, modification or supplement may reduce the merger price of $69.61 per Company common share or the form of consideration (cash) or may materially adversely affect the rights of our shareholders, without the further approval of our shareholders.

The merger agreement further provides that at any time before the effective time of the merger, Hanover and the Purchaser, on the one hand, and the Company, on the other hand, may extend the time for performance of any obligations of the other, waive any breaches of representations or warranties of the other, and waive any agreements and conditions that may be legally waived.

39

Ownership of Professionals Direct Stock

The following table shows the number of Company common shares beneficially owned on [_________], 2007, the record date, by each of the Company’s directors, each of its executive officers, and all of its directors and executive officers as a group.  Except as described below, no shareholder known to management of the Company beneficially owned more than 5% of Company common shares outstanding on [________], 2007.  As a group, the Company’s directors and executive officers owned approximately 20.2% of Company common shares on [_______], 2007.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(3)

Stephen M. Tuuk(4) (5)	16,675	5.0%

Stephen M. Westfield(5)	10,200	3.1%

David W. Crooks	11,000	3.3%

Thomas F. Dickinson	0	0.0%

Joseph A. Fink	6,800	2.0%

Blake W. Krueger	0	0.0%

Tracy T. Larsen(5)	6,000	1.8%

Julius A. Otten	0	0.0%

Thomas J. Ryan	2,200	0.7%

Mary L. Ursul	14,500	4.4%

All directors and executive officers as a group (10 persons)	67,375	20.2%

(1)	The address of each beneficial owner is 5211 Cascade Road, S.E., Grand Rapids, Michigan, 49546.

(2)
The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by that person.  Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security.  Voting power includes the power to vote or direct the voting of the security.  Dispositive power includes the power to dispose or direct the disposition of the security.  A person would also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days, but no shares listed are deemed to be beneficially owned for this reason.  These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have substantial influence by reason of relationship.

(3)	Percentage of beneficial ownership is based on 333,300 shares of common stock outstanding on [______], 2007.

(4)
In July 2006, Stephen M. Tuuk’s beneficial ownership of Company common shares increased to 5.003% as a result of the Company’s purchase of 200 common shares from a shareholder in a single private transaction and not pursuant to a publicly announced plan or program.

(5)
This individual, in his capacity as a shareholder, has executed a voting agreement with Hanover.  Under the voting agreement, this individual agrees to vote his common shares in favor of adopting and approving the merger agreement and merger and against certain actions that may impede or interfere with the merger, and provides an irrevocable proxy to Hanover in furtherance thereof.  A copy of the voting agreement substantially in the form executed by this individual is attached hereto as Appendix C and is incorporated into this proxy statement by reference.  For additional information regarding the voting agreement, please see the section in this proxy statement entitled “The Merger – Interests of Our Directors and Executive Officers in the Merger.”

40

Related Matters

Market for Common Equity

There is no active public trading market for the Company common shares.  Bid and asked quotations for the Company common shares may be reported on the OTC under the symbol PFLD.  Transactions in the Company common shares are occasionally effected by individuals through the OTC or on an informal basis.  The prices at which such transactions are effected are only occasionally reported to the Company.

Shareholder Proposals

If the merger is completed, we will have no public shareholders and no public participation in our future shareholder meetings.

We have not yet held our 2007 annual meeting of shareholders.  If the merger is not completed and you would like a proposal to be presented at the 2007 annual meeting of shareholders and included in the Company’s proxy statement and form of proxy for that meeting, you must submit the proposal to us in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.  We must receive your proposal a reasonable time before we begin to print and send our proxy materials to shareholders for the 2007 meeting for your proposal to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting.  To be considered timely, any other proposal intended to be presented at the 2007 annual meeting of shareholders must be received by us by that same date.

Similarly, if the merger is not completed and you would like a proposal to be presented at our 2008 annual meeting of shareholders and included in the Company’s proxy statement and form of proxy for that meeting, you must submit the proposal to us in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.  For your proposal to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to that meeting, we must receive your proposal no later than 120 calendar days before the date of the Company’s proxy statement sent to shareholders for our 2007 annual meeting of shareholders.  To be considered timely, any other proposal that you intend to present at the 2008 annual meeting of shareholders must be received by us by that same date.  If we do not hold a 2007 annual meeting of shareholders, or if the date of the 2008 annual meeting is changed by more than 30 days from the date of the 2007 annual meeting, then the deadline for submitting proposals to us is a reasonable time before we begin to print and send our proxy materials to shareholders for the 2008 meeting.

Other Matters

The Company’s board of directors knows of no other matters that are likely to be brought before the meeting, but if other matters do properly come before the meeting which we did not have notice of prior to [______], 2007, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with that person’s own judgment.

Where You Can Obtain Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934.  The Company files reports, proxy statements and other information with the SEC.  The filings are available to the public at the SEC’s website, http://www.sec.gov.  The Company’s website, http://www.professionalsdirect.com/pdcom/invest/index.htm, has copies of some of these filings as well.  You may read and copy our SEC filings, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

If you have questions about the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact the Company.

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We have authorized no one to give you any information or to make any representation about the proposed merger or our Company that differs from or adds to the information contained in this document or in the documents we have publicly filed with the SEC.  Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

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Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

PROFESSIONALS DIRECT, INC.

(“Company”)

HANOVER ACQUISITION CORP.

(“Purchaser”)

and

THE HANOVER INSURANCE GROUP, INC.

(“Parent”)

June 25, 2007

TABLE OF CONTENTS

i

ii

Section 10.8	Certain Disclosure Matters.	49
Section 10.9	Interpretation.	49
Section 10.10	Entire Agreement.	50
Section 10.11	Waiver of Jury Trial.	50

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is dated as of June 25, 2007 (the “Agreement”), by and among Professionals Direct, Inc., a Michigan corporation (the “Company”),  Hanover Acquisition Corp., a Michigan corporation (the “Purchaser”), and The Hanover Insurance Group, Inc., a Delaware corporation (“Parent”).  The Company and the Purchaser are hereinafter sometimes collectively referred to as the “Constituent Corporations.”  An index of defined terms used in this Agreement is set forth in Article IX.

RECITALS

WHEREAS, the respective Boards of Directors of each of Parent, the Purchaser and the Company have approved the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of  each of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company in accordance with the terms of this Agreement and the Michigan Business Corporation Act (the “MBCA”) and with any other applicable law; and

WHEREAS, the Board of Directors of the Company (the “Board”) has, in light of and subject to the terms and conditions set forth herein, (a) determined that (i) the consideration to be paid for each Share in the Merger (as such terms are hereinafter defined) is fair to the shareholders of the Company, and (ii) the Merger is otherwise in the best interests of the Company and its shareholders, and (b) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval by the shareholders of the Company of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1                                The Merger.

(a)           In accordance with the provisions of this Agreement and the MBCA, at the Effective Time, the Purchaser shall be merged with and into the Company (the “Merger”), and the Company shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) and shall continue its corporate existence under the Laws of the State of Michigan.  At the Effective Time the separate existence of the Purchaser shall cease.

(b)           The name of the Surviving Corporation shall be “Professionals Direct, Inc.”

(c)           Unless this Agreement is terminated in accordance with Article VIII of this Agreement and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Dykema Gossett, PLLC, 300 Ottawa Avenue, NW, Suite 700, Grand Rapids, Michigan, unless another date, time or place is agreed to in writing by the parties hereto (“Closing”). The Merger shall have the effects on the Company and the Purchaser as provided under the MBCA and this Agreement.  As of the Effective Time, the Company shall be a wholly-owned direct or indirect subsidiary of Parent.

(d)           Subject to the terms and conditions of this Agreement, each of Parent, the Purchaser and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable.  If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, possession, privileges, powers, franchises, licenses, and interests of the Company and the Purchaser in and to every type of property (whether real, personal, or mixed), the officers and directors of the Company and Purchaser immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take all such lawful and necessary action.

Section 1.2                                Effective Time

.  At Closing, the parties shall file a certificate of merger in the form required by and executed in accordance with the MBCA (the “Certificate of Merger”) with the Michigan Department of Labor and Economic Growth in accordance with the provisions of the MBCA and the Merger shall become effective at the time of filing of, or at such later time specified in, the Certificate of Merger.  The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

Section 1.3                                Effects of Merger.

  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the MBCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) all the rights, privileges, powers, franchises, licenses, and interests of the Company and the Purchaser in and to every type of property (whether real, personal, or mixed), shall vest in the Surviving Corporation, (b) all choses in action of the Company and the Purchaser shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation, and (c) all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4                                Articles of Incorporation and Bylaws of Surviving Corporation.  Subject to Section 1.1(b), the Articles of Incorporation of the Purchaser shall be submitted with the Certificate of Merger as the Articles of Incorporation of the Surviving Corporation and the Bylaws of the Purchaser shall be the Bylaws of the Surviving Corporation, in each case until thereafter amended as provided by applicable Law.

Section 1.5                                Directors and Officers of Surviving Corporation.

(a)           Subject to applicable Law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(b)           The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES

Section 2.1                                Effect on the Shares and the Purchaser’s Capital Stock.

(a)           As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock of the Company (each a “Share” and collectively the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares held by a wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive $69.61 net to the holder in cash (the “Merger Price”), payable to the holder thereof, without interest thereon, as set forth in Article III.

(b)           As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

ARTICLE III

PAYMENT FOR SHARES

Section 3.1                                Payment For Shares.

(a)           From and after the Effective Time, Computershare, Ltd. shall act as paying agent (the “Paying Agent”) for the purpose of effecting the payment of the Merger Price in exchange for certificates (the “Certificates”) formerly representing Shares and entitled to payment of the Merger Price pursuant to Section 2.1.  At the Effective Time and from time to time thereafter, Parent shall, or shall cause the Purchaser or the Surviving Corporation (including, if necessary, providing the Purchaser or the Surviving Corporation with sufficient funds) to, deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by this Section 3.1.  Such funds shall be invested by the Paying Agent in a bank money-market account, short-term certificates of deposit issued by a bank, or short-term securities issued or guaranteed by the United States Government, as directed by Parent or the Purchaser, in trust for the benefit of the holders of the Shares, for payment in accordance with Section 2.1 in exchange for outstanding Shares.  Parent or the Surviving Corporation may cause the Paying Agent to pay over to the Parent or Surviving Corporation any net earnings with respect to the investment of the funds.  In no event will any holder of Shares be entitled to any earnings on the funds to which such holder shall become entitled pursuant to

Section 2.1.  To the extent that there are losses with respect to any investment of the funds or the funds diminish for any reason below the level required to make prompt cash payment as contemplated by this Section 3.1, Parent shall, or shall cause the Surviving Corporation (including, if necessary, providing the Surviving Corporation with sufficient funds) to, promptly replace or restore such funds in cash so as to ensure that funds at all times are maintained at a level sufficient to make such cash payments.

(b)           Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of a Certificate that immediately prior to the Effective Time represented Shares (other than any Certificate representing Shares held by a wholly-owned subsidiary of the Company) a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificate to the Paying Agent, instructions for use in surrendering Certificates and receiving the Merger Price therefore, and such other provisions as Parent and the Company may reasonably specify.  Upon the surrender of each Certificate for cancellation to the Paying Agent, or in lieu of any such Certificate which has been lost, stolen or destroyed, an affidavit of lost, stolen or destroyed share certificates (including customary indemnity against loss but excluding any requirement to post a bond or similar security), together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the Paying Agent shall pay the holder of such Certificate in exchange therefore cash in an amount equal to the Merger Price multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be canceled.  Until so surrendered, each Certificate (other than Certificates representing Shares held by a wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto.  No interest shall be paid or accrued on the Merger Price.

(c)           Promptly following the date which is 18 months after the Effective Time, Parent may require the Paying Agent to deliver to Parent all cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent’s duties shall terminate.  Thereafter, each holder of a Certificate formerly representing a Share (other than Certificates representing Shares held by a wholly-owned subsidiary of the Company) shall be entitled to look to Parent (subject to applicable abandoned property, escheat and similar Laws) only as general creditors thereof with respect to the Merger Price payable upon the surrender of their Certificates, without any interest thereon.  None of Parent, the Purchaser or the Surviving Corporation shall be liable to any holder of Shares for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar Laws.

(d)           The Merger Price shall be net to each holder of Certificates in cash, subject to reduction only for any applicable federal back up withholding and any other taxes payable by such holder.  Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Price otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law.  To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

(e)           If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Paying Agent that such tax either has been paid or is not payable.

(f)           The Merger Price delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and, after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates formerly representing Shares (other than Certificates representing Shares held by a wholly-owned subsidiary of the Company) are presented to Parent, the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment by Parent or the Paying Agent, as applicable, of the aggregate Merger Price relating thereto, without interest, as provided in this Section 3.1.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and the Purchaser that the statements contained in this Article IV are correct and complete as of the date of this Agreement and shall be correct and complete as of the Effective Time (as though made as of the Effective Time), except as disclosed by the Company to Parent and the Purchaser in the Disclosure Letter dated the same date hereof, subject to Section 10.8 (the “Disclosure Letter”), or, with respect to the statements in this Article IV being correct and complete as of the Effective Time, by the Company to Parent and Purchaser in the Updated Disclosure Letter, subject to Section 10.8:

Section 4.1                                Organization.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Michigan and the Company and each of its direct and indirect subsidiaries have all requisite corporate power and authority necessary to own, lease and operate their respective properties they purport to own or lease and to carry on their respective businesses as now being conducted. Each subsidiary of the Company is a corporation or trust, as applicable, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and each subsidiary of the Company has all requisite corporate or trust, as applicable, power and authority necessary to own, lease and operate their respective properties they purport to own, lease or operate and to carry on their respective businesses as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.  Schedule 4.1(a) of the Disclosure Letter sets forth the name and state or incorporation or organization of each of the Company’s subsidiaries.  Except for the Company subsidiaries set forth in Schedule 4.1(a) of the Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and compromising less that five percent of the outstanding stock of such company.  For the purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole or a material adverse effect on the Company’s ability to perform its obligations under this Agreement or to consummate the Merger, except for any such effect attributable to (i) acts of sabotage or terrorism, or the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, (ii) changes in general economic conditions, or financial or securities markets (including any disruption thereof and any decline in the price of any security or any market index) to the extent not disproportionately affecting the Company and the Company’s subsidiaries, taken as a whole, as compared to other similarly situated companies in the legal malpractice insurance industry, (iii) changes affecting the legal malpractice insurance industry in general to the extent not disproportionately affecting the Company and the Company’s subsidiaries, taken as a whole, as compared to other similarly situated companies in the legal malpractice insurance industry, (iv) the execution and announcement of this Agreement and the transactions contemplated hereby, (v) Parent’s announcement or other communication by Parent of its plans or intentions with respect to the Company or any of its subsidiaries or any other acts or omissions of Parent or the Purchaser, (vi) acts or omissions of the Company prior to the Effective Time taken at the written request of Parent or the Purchaser or with the prior written consent of Parent or the Purchaser (provided, however, that nothing set forth in this Agreement shall constitute such consent), (vii) changes in generally accepted accounting principles or actuarial methodologies or practices historically employed by the Company to establish Loss Reserves unless the principles, methodologies or practices historically employed by the Company were not in accordance with or more conservative than those called for in relevant policy and reinsurance contract provisions during the period employed, (viii) changes in Tax Laws, or (ix) except for a Loss Reserve MAE, changes in Loss Reserves. For purposes of this Agreement, “Loss Reserves” means the Company’s estimates of its future obligations on any incidents, demands and suits made and reported to the Insurance Company Subsidiary, including estimates of future losses, indemnity obligations, loss adjustment expenses, unallocated loss adjustment expenses, extended reporting endorsement estimates and any other type of losses, whether or not such may be net of deductibles and reinsurance, gross or ceded.

Notwithstanding the foregoing, a Company Material Adverse Effect shall have occurred if one or both of the following occurs (a “Loss Reserve MAE”):

(X) The Milliman Selected Retained Reserves for report years 1990 through 2006 (as detailed, the “Selected Retained Reserves”) as of June 30, 2007, as set forth in the

Professionals Direct Insurance Company Analysis of Statutory Loss and LAE Reserves (the “PDIC Report”) as of  June 30, 2007, prepared by Milliman, Inc. exceeds $16,176,000.  For purpose of illustration, the Milliman Selected Retained Reserves as of December 31, 2006 are set forth in Exhibit A5, page 1, column 7 and Exhibit A6, page 1, column 7 in the PDIC Report as of  December 31, 2006.  If the Merger has not been consummated by September 30, 2007, Parent shall have the option of causing the Company, at Parent’s sole cost, to promptly engage Milliman, Inc. or, if Milliman, Inc. is unable or unwilling to prepare such report, actuaries selected by Parent, to prepare aPDIC Report as of September 30, 2007 and, in such event, a Company Material Adverse Effect shall have occurred if the actuary’s Selected Retained Reserves determined as of September 30, 2007, as set forth in the PDIC Report as of September 30, 2007, exceeds $16,561,000; or

  (Y)                      The Company’s estimated loss and ALAE ratio (the “Loss and ALAE Ratio”) for either the first six months or first nine months of 2007 (the 2007 report year) exceeds 67%.  The Loss and ALAE Ratio shall be calculated by dividing (i) estimates by Milliman, Inc. (or, potentially, other actuaries selected by Parent for preparation of the PDIC Report as of September 30, 2007) for indemnity (also known as loss) and defense and cost containment (also known as DCC and/or ALAE), but excluding any expenses or estimates or changes in estimates from prior periods for ULAE, coverage or extended reporting endorsements (all as defined and set forth in (A) the PDIC Report as of June 30, 2007 for determination of the Loss and ALAE Ratio for the first six months of 2007 or (B) the PDIC Report as of September 30, 2007 for determination of the Loss and ALAE Ratio for the first nine months of 2007) by (ii) the Company’s net earned premium (X) for the first six months of 2007, as set forth in the Insurance Company SAP Statements for the quarterly period ended June 30, 2007 (for determination of the Loss and ALAE Ratio for the first six months of 2007) or (Y) for the first nine months of 2007, as set forth in the Insurance Company SAP Statements for the quarterly period ended September 30, 2007 (for determination of the Loss and ALAE Ratio for the first nine months of 2007).

(b)           Copies of the articles of incorporation and bylaws of the Company, and the organizational documents of each of its subsidiaries and all amendments thereto, have been made available to Parent and the Purchaser and such copies are true and complete.  The Company owns directly or indirectly all of the outstanding capital stock of each of its subsidiaries, free and clear of any security interest, claim, lien, pledge, limitation on the Company’s voting rights, charges or other encumbrances of any nature whatsoever, other than (i) statutory liens and other encumbrances for Taxes not yet due and payable, (ii) liens and other encumbrances for real estate Taxes being contested in good faith, (iii) liens and other encumbrances arising by operation of law in the ordinary course of business, (iv) liens and other encumbrances listed on Schedule 4.1(b), and (v) minor imperfections in title that do not materially detract from the value of the property subject thereto (collectively, “Liens”).

(c)           The Company conducts its insurance operations exclusively through Professionals Direct Insurance Company (the “Insurance Company Subsidiary”) and Professionals Direct Insurance Services, Inc. (the “Insurance Services Subsidiary”).  The Insurance Company Subsidiary is duly authorized and licensed to write each line of business reported as being written by the Company in the Insurance Company SAP Statements, in each jurisdiction where it is required to be so licensed and eligible. The Insurance Services Subsidiary is duly authorized and licensed as an insurance agency in each jurisdiction where it is required to be so authorized or licensed.

Section 4.2                                Capitalization.  The authorized capital stock of the Company consists of 5,000,0000 Shares and 500,000 shares of preferred stock, (“Company Preferred Stock”).  The Company has 333,300 Shares and no shares of Company Preferred Stock issued and outstanding. The Company and Company subsidiaries have no, and at all times through the Effective Time there will not be any, existing options, warrants, calls, subscriptions or other rights or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer, sell or vote any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares under any equity compensation plan or otherwise.  All issued and outstanding Shares, and all outstanding shares of capital stock of each subsidiary, are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto.

Section 4.3                                Authority.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the affirmative vote of the holders of at least a majority of the Shares entitled to vote in accordance with the MBCA (the “Company Shareholder Approval”) and receipt of approvals by applicable Governmental Authorities regulating the Insurance Company Subsidiary and the Insurance Services Subsidiary, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and unanimously approved by the Board, and, assuming that none of the Parent, the Purchaser or any of their affiliates is an “interested shareholder” under Chapter 7A of the MBCA, other than the Company Shareholder Approval, no other corporate proceedings are necessary to authorize or adopt this Agreement or the consummation of the transactions contemplated hereby. At a meeting held June 22 and June 24, 2007, the Board determined that it is advisable and in the best interest of the holders of the Shares for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement and unanimously recommended that the holders of the Shares approve and adopt this Agreement and the Merger.  The Company Shareholder Approval is the only vote of holders of any class or series of the Company’s capital stock necessary to approve the Merger.  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding agreement of the other parties hereto, it constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

Section 4.4                                No Violations; Consents and Approvals.

(a)           None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance by the Company with any of the provisions hereof shall, subject to the Company Shareholder Approval and receipt of approvals by applicable Governmental Authorities regulating the Insurance Company Subsidiary and the Insurance Services Subsidiary, (i) violate any provision of its or any of its subsidiaries’ organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties is bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership, under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties is bound, or (iv) conflict with or violate any federal, foreign, state, local or provincial statute, rule, regulation, order, judgment or decree (collectively, “Laws”) of any public body or authority by which the Company or any of its subsidiaries or any of their respective properties is bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults or rights which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or for which the Company has received, or prior to the Effective Time shall have received, appropriate consents or waivers.  The material consents and approvals required to be obtained by the Company or its subsidiaries for the consummation of the Merger are set forth in Schedule 4.4(a) of the Disclosure Letter.

(b)           No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder), (the “Exchange Act”), (ii) the filing of the Certificate of Merger with the Michigan Department of Labor and Economic Growth, (iii) the filing of applications, notices and forms with, and the obtaining of approvals from, any applicable Governmental Authorities regulating the Insurance Company Subsidiary or the Insurance Services Subsidiary, including the Commissioner of Insurance of the State of Michigan under the Michigan Insurance Code of 1956, as amended, with respect to the transactions contemplated by this Agreement, (iv) filing with, and approval of, the Securities and Exchange Commission (the “SEC”) and all other applicable governing bodies with respect to the deregistration of the Shares, (v) those consents, approvals, orders, authorizations, notifications, registrations, declarations and filings listed on Schedule 4.4(a) of the Disclosure Letter, and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings not obtained or made prior to the Effective Time the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, or would otherwise reasonably be expected to have a Company Material Adverse Effect.

(c)           No shareholder of the Company has any right to dissent and obtain payment for his or her Shares under applicable Law with respect to, or as a result of, the transactions contemplated by this Agreement (including the Merger).

Section 4.5                                SEC Documents; Financial Statements.

(a)           The Company has filed and made available to Parent and the Purchaser true and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by the Company since April 30, 2002 (the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, as the case may be, and none of such SEC Documents contained at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           As of their respective dates, the consolidated financial statements (including the notes thereto) of the Company included in the SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects, the Company’s consolidated financial position and that of its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to the lack of footnotes thereto, and to normal year end audit adjustments which, individually or in the aggregate, were not or are not expected to be material in amount).

(c)           Each of the Insurance Company Subsidiary and the Insurance Services Subsidiary (i) has timely filed all annual and quarterly reports (including the financial statements contained therein), registrations and statements, together with all amendments required to be made with respect thereto, that were required to be filed since April 30, 2002 with any applicable Governmental Authority regulating the Insurance Company Subsidiary or the Insurance Services Subsidiary, as applicable, and (ii) has paid all fees and assessments due and payable in connection therewith.  All such reports, registrations and statements, together with all such amendments, were in compliance, in all material respects, with applicable Law when filed and, as of their respective dates, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.  No material deficiencies have been asserted by any applicable Governmental Authority with respect to such reports, registrations and statements or any such amendments thereto.

(d)           Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) with respect to the SEC Documents and the statements contained in such certifications are in compliance with the requirements of the Exchange Act and SOX.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” have the meanings ascribed to such terms in SOX.  Neither the Company nor any of the Company’s subsidiaries has outstanding, or has since the effective date of Section 402 of SOX, arranged any outstanding “extensions of credit” to or for directors or executive officers of the Company in violation of Section 402 of SOX.

(e)           The Company maintains a system of “internal control over financial reporting,” as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, and such system is maintained in compliance with such rules.

(f)           The Company has not received any written notification from its outside auditors of any (A) “significant deficiency” or (B) “material weakness” in the Company’s internal controls over financial reporting since January 1, 2006.  To the knowledge of the Company, there is no outstanding “significant deficiency” or “material weakness” that has not been appropriately and adequately remedied by the Company.  For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 2 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

(g)           None of the Company’s subsidiaries is, or has ever been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

Section 4.6                                Absence of Certain Changes; No Undisclosed Liabilities; Subordinated Debentures.

(a)           Except as set forth in the SEC Reports, since March 31, 2007, each of the Company and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any action, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; (b) any amendments or changes in the articles of incorporation or bylaws of the Company or any of its subsidiaries; (c) any changes by the Company in its accounting methods, principles or practices or underwriting, reserving or actuarial practices or methods, except as may be required to conform to changes in statutory or regulatory accounting rules, or generally accepted accounting principles, or applicable regulatory requirements; (d) any declaration, setting aside or payment of any dividend or other distribution in respect of capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiaries of any capital stock or of any interest in or right to acquire any capital stock of the Company or any of its subsidiaries; (e) any Lien created or assumed on any of the assets or properties of the Company or any of its subsidiaries, except under the existing credit arrangements with Fifth Third Bank; (f) any borrowing of money by the Company other than in the ordinary course of business; (g) an incurrence by the Company or any of its subsidiaries of any deferred purchase price obligation that, individually or in the aggregate, exceeds $100,000; (h) any material write-off or write-down of, or any determination to write-off or write-down, the assets or properties (other than any statutory write-down of investment assets) of the Company or any of its subsidiaries or any portion thereof, other than in the ordinary course of business; (i)

any material addition to the Company’s consolidated reserves for future benefits or other policy claims and benefits before the date of this Agreement, except in the ordinary course of business consistent with past practice; (j) acquisition (by merger, consolidation, acquisition of stock or assets, or otherwise) of any corporation, partnership or other business organization or division thereof; (k) any increase in the compensation payable or to become payable to the Company’s directors, officers or other executive employees, or grant of any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other executive employee of the Company; (l) any material tax election inconsistent with past practice or settlement or compromise of any material federal, state, local or foreign tax liability or agreement to an extension of a statute of limitations; (m) payment, discharge or satisfaction of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the SEC Reports; (n) any sale of a material amount of property or assets of the Company or any of its subsidiaries, except in the ordinary course of business; or (o) any contract or agreement to take any of the actions set forth in subsections (a) through (n) of this Section 4.6(a).

(b)           Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries, except for liabilities or obligations (i) under this Agreement, (ii) disclosed in the Company’s March 31, 2007 consolidated balance sheet (including the notes thereto), as set forth in the SEC Reports, or (iii) that are incurred in the ordinary course of business since the date of the Company’s March 31, 2007 consolidated balance sheet, as set forth in the SEC Reports, and which would not reasonably be expected to have a Company Material Adverse Effect.

(c)           The floating rate junior subordinated debenture, having a principal amount of $2,062,000, issued by the Company to Professionals Direct Statutory Trust I on December 4, 2002 may be redeemed in whole or in part beginning on December 4, 2007.  The junior subordinated debenture, having a principal amount of $3,093,000, issued by the Company to Professionals Direct Statutory Trust II on June 30, 2005 may be redeemed in whole or in part beginning on September 15, 2010.

Section 4.7                                Litigation.  Except for any coverage or other claim made with respect to insurance policies issued by the Insurance Company Subsidiary, there is no suit, claim, action, proceeding or investigation pending, or to the knowledge of the Company threatened, against the Company or any of its subsidiaries or any of their respective properties or assets before any court or Governmental Authority seeking damages of $100,000 or more.  Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree (excluding coverage and other claims made with respect to insurance policies issued by the Insurance Company Subsidiary).

Section 4.8                                Compliance with Applicable Law.

(a)           The business and operations of the Company, the Insurance Company Subsidiary and the Insurance Services Subsidiary have been conducted in compliance, in all material respects, with all applicable statutes and regulations regulating the business of insurance and all applicable orders and directives of Insurance Regulators (collectively, “Insurance Laws”), except any noncompliance which individually, or in the aggregate, would not reasonably likely to have a Company Material Adverse Effect.  For purposes of this Agreement, “Insurance Regulators” means all Governmental Authorities regulating the business of insurance under Insurance Laws.  The Insurance Company Subsidiary and Insurance Services Subsidiary have marketed, sold, and issued insurance products in compliance, in all material respects, with Insurance Laws applicable to the business of the Insurance Company Subsidiary or the Insurance Services Subsidiary and in the respective jurisdictions in which the products have been sold.  There is no material pending or, to the knowledge of the Company, threatened charge by any Insurance Regulators with respect to violations of any applicable Insurance Laws.  The Company Insurance Subsidiary is not subject to any order or decree of any Insurance Regulators relating to the Insurance Company Subsidiary or the Insurance Services Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.  Since December 31, 2002, to the knowledge of the Company, the Company and each of the Insurance Company Subsidiary and the Insurance Services Subsidiary have filed all reports and other filings required to be filed with any Insurance Regulators on or before the date of this Agreement. As of its date, each of such reports and filings contained all information required by the Insurance Regulators with which it was filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Schedule 4.8(a) of the Disclosure Letter sets forth (i) a list of the states in which any of the Company, the Insurance Company Subsidiary or the Insurance Services Subsidiary file reports or other filings with Insurance Regulators, (ii) the dates on which such reporting obligations commenced and (iii) a brief description of the frequency with which reports are required to be filed in each such state.

(b)           Except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

(c)           The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are necessary for the operation of the businesses of the Company and each of its subsidiaries as now being conducted (collectively, the “Company Permits”).  The Company and its subsidiaries are in compliance with the terms of the Company Permits in all material respects. Copies of all insurance licenses of the Company, the Insurance Company Subsidiary and the Insurance Services Subsidiary have previously been made available to Parent.  For purposes of this Agreement, “Governmental Authority” or “Governmental Authorities” means any governmental body, agency, official, instrumentality, subdivision or authority, whether federal, foreign, state, local or provincial.

Section 4.9                                Taxes.

(a)           For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, environmental, customs duties, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, or other tax of any kind whatsoever and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.  “Tax Returns” shall mean returns, declarations, claims for refund, reports, and information statements, including any attachment or schedule thereto and including any amendment thereof, with respect to Taxes required to be filed with the Internal Revenue Service (“IRS”) or any other federal, foreign, state, local or provincial taxing authority, domestic or foreign, including consolidated, combined and unitary tax returns.

(b)           Each of the Company and its subsidiaries has filed, or caused to be filed, all Tax Returns required to be filed by it, has paid or withheld, or caused to be paid, withheld or remitted, all Taxes of any nature whatsoever, that are shown on such Tax Returns as due and payable, or otherwise required to be paid, other than such Taxes as are being contested in good faith (as described in Schedule 4.9 of the Disclosure Letter) and for which adequate reserves have been established.  All Tax Returns filed by or on behalf of the Company and its subsidiaries with respect to Taxes are true and correct in all material respects.  The Company and each of its subsidiaries have paid or will timely pay all Taxes due with respect to any period ending on or prior to the Effective Time, other than Taxes contested in good faith and for which adequate reserves are established, or where the payment of Taxes is not yet due, have established, or with respect to Taxes incurred after the date hereof will timely establish in accordance with past practices, an adequate accrual in accordance with generally accepted accounting principles.  There are no claims, assessments or audits pending, or to the Company’s knowledge threatened, against the Company or its subsidiaries for any alleged deficiency in any Tax.  None of the Company or its subsidiaries have ever been a member of a consolidated return group under Section 1504 of the Code except one for which the Company is the parent company.  There is no deferred inter-company gain within the meaning of the Treasury Regulations promulgated under Code Section 1502.  Neither the Company nor any of its subsidiaries are liable for the payment of Taxes of another person (other than the Company or any of its subsidiaries) under the principles of Treasury Regulation Section 1.1502-6 (or any similar provision of state, local foreign Law) as a transferee or successor, by contract, or otherwise.  There are no outstanding waivers or extensions of any applicable statute of limitations to assess any Taxes of the Company or any of its subsidiaries.  There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.  There are no Liens for any Taxes upon the assets of the Company or any of its subsidiaries.  Except as described in Schedule 4.9 of the Disclosure Letter, neither the Company nor any of its subsidiaries is a party to, is bound by or has any obligation under, a tax sharing or tax allocation agreement or arrangement for the allocation, apportionment, sharing, indemnification or payment of Taxes.  The Company has provided Parent with true and complete copies of all Tax Returns filed by Company and its subsidiaries for all Tax periods beginning on or after January 1, 2004.  Neither the Company nor any of its subsidiaries has any “tax exempt use property” within the meaning of Code Section 168(h).  Neither the Company nor any of its subsidiaries is a United States Real Property Holding Company as defined in Code Section 897(c)(2).  The Company and its subsidiaries have properly disclosed on their Tax Returns all positions that could result in a substantial understatement as defined in Code Section 6662.  There is no requirement of the Company or any of its subsidiaries to include any item of income in, or exclude any item of deduction from, taxable income post-closing as a result of:  (a) a change in accounting method, (b) a closing agreement under Code Section 7121 (or any similar provision of state, local foreign Law), (c) intercompany transactions or an excess loss account pursuant to Code Section 1502 and regulations thereunder (or any similar provision of state, local or foreign Law), (d) installment sales or open transactions, or (e) prepaid amounts.  None of the Company or any of its subsidiaries was a party to a transaction under Code Sections 355 or 361.  No power of attorney for tax matters has been granted to any person.  None of the Company or any of its subsidiaries has engaged in a “listed transaction” as described in Treasury Regulation Section 1.6011-4(b)(2).

Section 4.10                                Labor and Employment Matters.

(a)           The Company has made available to Parent and the Purchaser an accurate and complete list of each (i) employment agreement with each executive officer and other employee of the Company or its subsidiaries (each employee of the Company or its subsidiaries, an “Employee” and all such employees, collectively, the “Employees”) not terminable without material liability or obligation on 60 days’ or less notice; (ii) agreement with any director, executive officer or other Employee of the Company or its subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or its subsidiaries of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or (B) providing any compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to Employees generally; (iii) agreement, plan or arrangement under which any person may receive payments that may be subject to Tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  Since March 31, 2007, neither the Company nor any of its subsidiaries has entered into or amended any employment or severance agreement with any director, executive officer or other employee of the Company or granted any severance or termination pay to any director, executive officer or employee of the Company.

(b)           The Company and each of its subsidiaries are in material compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).  There are no material actions, suits, claims or administrative matters pending, or to the knowledge of the Company, threatened or reasonably anticipated against the Company or any of its subsidiaries, or any of their Employees relating to any Employee, Employee agreement or Company or subsidiary employee plan.  There are no pending or, to the knowledge of the Company, threatened material claims or actions against Company or any of its subsidiaries, any Company or subsidiary trustee under any worker’s compensation policy or long-term disability policy.  None of the Company or any of its subsidiaries has any direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

(c)           No work stoppage or labor strike against the Company or any of its subsidiaries is pending, or, to the knowledge of the Company, threatened or reasonably anticipated.  The Company has no knowledge of any activities or proceedings of any labor union to organize any Employees.  There are no actions, suits, claims, labor disputes or grievances pending or to the knowledge of the Company threatened or reasonably anticipated relating to any labor matters involving any Employee, including charges of unfair labor practices or discrimination complaints.  None of the Company or any of its subsidiaries has engaged in any material unfair labor practices within the meaning of the National Labor Relations Act.  Neither the Company nor any of its subsidiaries presently, nor have any of them been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries.  The Company and its subsidiaries have not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law that remains unsatisfied.

Section 4.11                                Employee Benefit Plans, ERISA.

(a)           Each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all other employee benefit, bonus, incentive, stock option (or other equity based), severance, change in control, welfare (including post retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by the Company or any of its subsidiaries or any trade or business, whether or not incorporated, that would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), for the benefit of any employee or former employee of the Company or any of its ERISA Affiliates (collectively, the “Plans”) has been operated and administered, in all material respects, in accordance with its terms and with applicable Law.  To the knowledge of the Company, all filings, disclosures and notices related to the Plans as required by applicable Law have been timely made.  There is no pending, or to the knowledge of the Company threatened, litigation, administrative action, suit or claim relating to any of the Plans (other than routine claims for benefits).  To the knowledge of the Company, the Company has not engaged in a transaction, or omitted to take any action, with respect to any Plan that would reasonably be expected to subject the Company to a penalty or Tax imposed by either Section 4975 of the Code or Section 502 of ERISA.

(b)           The Company has made available to Parent true and complete copies of the following:  the current Plan document (including a written description of all oral Plans), any amendments thereto, and the related summary plan description and summaries of material modifications, if any, for the last three Plan years; the financial information or reports (including any FASB required reports, if applicable), relating to each such Plan; and all Annual Report Form 5500 series) filed with any governmental agency at any time during the three year period ending on the Effective Time.

(c)           Neither the Company nor any ERISA Affiliate maintains or has maintained during the last six years a Plan which is subject to Title IV of ERISA or which is subject to the minimum funding requirements of Section 412 of the Code.  None of the Company, any ERISA Affiliate, any Plan, any trust created under any Plan, or to the Company’s knowledge any trustee or administrator of any such trust, has engaged in a transaction in connection with which the Company, any ERISA Affiliate, any Plan, any such trust or any such trustee or administrator would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

(d)           All contributions required to be made under the terms of any Plan or any employee benefit arrangements to which the Company is a party or of which the Company is a sponsor have been timely made for the four prior Plan years.  All additional contributions, premium payments and other payments due on or before the Effective Time shall have been paid by that date.  The Company has no material obligation to provide retiree health, life insurance, disability insurance or other retiree benefits under any Plan, other than benefits mandated by Section 4980B of the Code.

(e)           At no time has the Company or an ERISA Affiliate contributed to or been obligated to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA.

(f)           Neither the Company nor an ERISA Affiliate has ever established, sponsored, maintained, participated in or contributed to any self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(g)           Neither the Company nor any of its subsidiaries maintains any compensation plans, programs or arrangements under which any payment is non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.  The consummation of the transactions contemplated by this Agreement will not, directly or indirectly (including as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former director, officer, employee or independent contractor of the Company to any actual or deemed payment (or benefit) which would constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

(h)           Each Plan that is subject to Code Section 409A has been operated and administered in compliance, in all material respects, with Code Section 409A.

(i)           Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Purchaser or Parent (other than ordinary administration expenses).

(j)           Except as set forth on Schedule 4.11 of the Disclosure Letter, with respect to each Plan that is an “employee pension benefit plan” (as defined in ERISA Section 3(2)):  (1) each such Plan that is intended to qualify as a tax-qualified retirement plan under Code Section 401(a) and each trust intended to qualify under Code Section 501(a) has received a current favorable determination letter (or notification, advisory or opinion letter, as applicable) from the IRS as to qualification of such Plan covering the period from its adoption through the Effective Time; all amendments required to maintain such qualification have been timely adopted; nothing has occurred, whether by action or failure to act, which has resulted in or, to the knowledge of the Company, would reasonably be expected to cause the loss of such qualification (whether or not eligible for review under the IRS’s Closing Agreement Program, Voluntary Compliance Resolution program or any similar governmental agency program); and each trust thereunder is exempt from Tax pursuant to Code Section 501(a); and (2) no such Plan is a “multiemployer plan” (as defined in ERISA Section 3(37)).

Section 4.12                                Title to Property; Assets.

(a)           The Company and each of its subsidiaries have good and marketable title to all of their owned properties and assets, free and clear of all Liens.  All leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of personal property are, in all material respects, in good standing, valid and effective in accordance with their respective terms, and, to the knowledge of the Company, there is not, under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would reasonably be expected to constitute a default).

(b)           The Insurance Company SAP Statements contain accurate lists, in accordance with SAP, as of their respective dates of investment, of assets held and purchases and sales of the investment assets by the Insurance Company Subsidiary.  Such debentures, notes, stock, limited partnership interests, other securities, mortgages and other investment assets are owned by either the Company or the Insurance Company Subsidiary, free and clear of all Liens.

Section 4.13                                Real Properties

(a)           Neither the Company nor any of its subsidiaries is a party to any agreement or option to purchase any real property or interest therein. Neither the Company nor any of its subsidiaries (i) own, or have ever owned, any real property, or (ii) lease or operate any real property other than the Leased Real Property (as defined below).

(b)           Set forth in Schedule 4.13(b) of the Disclosure Letter is a list of all leases and subleases of real property, including all amendments, modifications and supplements thereto (the “Real Estate Leases”), to which the Company or any of its subsidiaries is a party and a list of all other agreements between the Company, or any subsidiary of the Company, and any lessor or sublessor under any of the Real Estate Leases, any mortgagee of any of the premises covered by the Real Estate Leases (the “Leased Real Property”) or any assignor of any of the Real Estate

Leases. The Company has made available true and complete copies of each of the Real Estate Leases to Parent.

(c)           Neither the Company nor any of its subsidiaries has received any written notice of any pending or threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Leased Real Property.

(d)           All accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the Leased Real Property have been fully paid.

(e)           Neither the Company nor any of its subsidiaries has any knowledge of any fact or condition that would reasonably be expected to result in termination or limitation of full and free vehicular access to and from a public right-of-way to the Leased Real Property.

(f)           To the extent required under any Real Property Leases, the Company now has in force normal and customary casualty, liability and business interruption insurance relating to such Leased Real Property.  The Company has received no written notice from any insurance carrier alleging any defects or inadequacies in the Leased Real Property that, if not corrected, would reasonably be expected to result in termination of such insurance coverage or increase in the normal and customary cost of any or all of such insurance coverage.

Section 4.14                                Environmental Matters.

(a)           The Company and each of its subsidiaries have at all times been in material compliance with all orders of any federal, state, local or foreign court or Governmental Authority or tribunal and all Laws, in each case related to human health or the environment (“Environmental Laws”).

(b)           There are not any past or present conditions or circumstances at, or arising out of, any current or former business, assets or properties of the Company or any of its subsidiaries, including to on-site or off-site disposal presence or release of or exposure to any chemical substance, product or waste or any other condition or circumstance which has resulted in or would reasonably be expected to have resulted in or would reasonably be expected to give rise to: (i) material liabilities, fines, penalties, costs, capital expenditures or obligations for any violation, noncompliance, cleanup, remediation, disposal or corrective action under any Environmental Law, or (ii) material claims arising for personal injury, property damage, or damage to natural  resources.

(c)           Neither the Company nor any of its subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability relating to any Environmental Law or (ii) entered into any consent decree, agreement or order or is subject to any order of any federal, state, local or foreign court or Governmental Authority or tribunal or any indemnity with any third party relating to any Environmental Law or relating to the cleanup of any hazardous materials contamination.

Section 4.15                                Intellectual Property.

(a)           “Intellectual Property” means:

(i)           Any know-how, invention (whether patentable or un-patentable and whether or not reduced to practice), any improvements to any invention, and any patent, patent application, statutory invention registration or patent disclosure, together with any reissuance, division, continuation, continuation-in-part, revision, extension, or reexamination of any patent;

(ii)           any trademark, service mark, trade dress, logo, trade name, domain name or corporate name, whether or not registered, together with any translation, adaptation, derivation, or combination and including any associated goodwill, and any application, registration, or renewal;

(iii)           any copyrightable work (including policy forms), any copyright, and any application, registration, or renewal;

(iv)           any trade secret or confidential or proprietary business information (including any idea, research and development, know-how, formula, composition, manufacturing and production process or technique, technical data, design, drawing, specification, customer or supplier list, pricing and cost information, and business and marketing plan or proposal);

(v)           any other proprietary right, including waivers of such rights by others and the right to sue and recover damages, attorneys’ fees and costs for past infringement of any patent, trademark, copyright; and

(vi)           any copies or tangible embodiment of any of the foregoing.

(b)           To the knowledge of the Company, the Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is material to the business of the Company and its subsidiaries as currently conducted (the “Company Intellectual Property Rights”).  To the knowledge of the Company, there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations which restrict the Company or its subsidiaries’ rights to use any Company Intellectual Property Rights, or restrict the Company or its subsidiaries’ business in order to accommodate a third party’s Intellectual Property, or permit third parties to use any Company Intellectual Property Rights owned by the Company or its subsidiaries.

(c)           Schedule 4.15(c) of the Disclosure Letter sets forth a complete list of all patents and patent applications, trademark and service mark registrations and applications therefore, unregistered trademarks and service marks, trade names, domain names, copyright registrations and applications therefore, and unregistered copyrights included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective patent, registration or application numbers and the names of all registered owners. The Company or one of its subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each patent, any registration, or application listed in Schedule 4.15(c) of the Disclosure Letter.  In each case where a registration or patent, or application for registration or patent, listed in Schedule 4.15(c) of the Disclosure Letter is held by assignment, the assignment has been duly recorded with the governmental office from which the original registration or patent issued or before which the application for registration or patent is pending.

(d)           All the material licenses, sublicenses and other agreements as to which the Company or any of its subsidiaries is a party and pursuant to which the Company, any of its subsidiaries or any other person is authorized to use any Company Intellectual Property Right have been made available to Parent.  To the knowledge of the Company, all such licenses, sublicenses, and other agreements are, in all material respects, legal, binding, enforceable and in full force and effect and represent the entire agreement with respect to the subject matter of the agreement.  To the knowledge of the Company, neither the Company nor any of its subsidiaries, nor any other party, is in violation of any such license, sublicense or agreement except such violations as do not materially impair the Company’s or such subsidiary’s rights under such license, sublicense or agreement.  The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company or any of its subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.  Neither the Company nor any of its subsidiaries has received any notice of termination or cancellation under any license, sublicense or other agreement, nor any notice of a breach or default which has not been cured.

(e)           The Company Intellectual Property Rights owned by the Company or one of its subsidiaries are free from and clear of any Liens, excluding any Liens relating to infringement, and to the knowledge of the Company are free and clear of any Liens relating to infringement.  Neither the Company nor any of its subsidiaries has received any notice of a claim and, to the knowledge of the Company, no claims are threatened by any person and there are no valid grounds for a claim (i) that the Company or any of its subsidiaries is infringing on any copyright, patent trademark, or service mark, or misappropriating any trade secret or other violating the rights in any Intellectual Property of any third party or (ii) challenging the ownership or right to use by the Company or any of its subsidiaries, or the validity or effectiveness of, any of the Company Intellectual Property Rights.  To the knowledge of the Company, there is no unauthorized use, infringement, dilution or misappropriation of any of the Company Intellectual Property Rights by any third party.

(f)           The Company and each of its subsidiaries have taken reasonable precautions to protect the secrecy, confidentiality and value of their trade secrets.

Section 4.16                                Information.  None of the Proxy Statement  or any other document to be filed by or on behalf of the Company with the SEC or any other Governmental Authority entity in connection with the transactions contemplated by this Agreement will, at the respective times filed with the SEC or other Governmental Authority and, in addition, in the case of the Proxy Statement at the date it or any amendment or supplement is mailed to shareholders of the Company and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to information supplied by Parent or the Purchaser specifically for inclusion or incorporation by reference in any such document.

Section 4.17                                Insurance Reports

(a)           “Insurance Company SAP Statements” means (i) the annual statutory statements of the Insurance Company Subsidiary filed with any Insurance Regulator for each of the years ended December 31, 2006, 2005 and 2004 and for each calendar year ending after the date of this Agreement, (ii) the quarterly statutory statements of the Insurance Company Subsidiary filed with any Insurance Regulator for the quarterly period ended March 31, 2007, and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

(b)           All such Insurance Company SAP Statements were prepared (i) in conformity with statutory accounting practices prescribed or permitted by the Insurance Regulators consistently applied (“SAP”) and (ii) from the books and records of the Insurance Company Subsidiary.  The Insurance Company SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all material respects the statutory financial condition and results of operations of the Insurance Company Subsidiary as of the dates and for the periods indicated (subject, in the case of unaudited statements, to notes and normal year-end adjustments that are not material in amount or effect). The annual statutory balance sheets and income statements included in the Insurance Company SAP Statements have been, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation.

(c)           Since December 31, 2002, the Company and the Insurance Company Subsidiary (i) have filed or submitted with the applicable Insurance Regulator all registration statements, notices and reports, together with all supplements and amendments thereto, required under the Insurance Laws applicable to insurance holding companies (the “Holding Company Act Reports”); (ii) have filed all Insurance Company SAP Statements, (iii) have filed all other reports and statements together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws (the “Other Reports and Statements”), and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws, except where the failure to so file or so pay would not reasonably be expected to have a Company Material Adverse Effect.  The Company has made available to Parent true and complete copies of all Insurance Company SAP Statements and all Holding Company Act Reports filed by Company or the Insurance Company Subsidiary with any Insurance Regulator for periods ending and events occurring, after January 1, 2003 and prior to the Effective Time.  All such Insurance Company SAP Statements, Holding Company Act Reports, and Other Reports and Statements complied in all material respects with the Insurance Laws when filed.  No material deficiencies have been asserted by any Governmental Authority with respect to such Insurance Company SAP Statements, Holding Company Act Reports, and Other Reports and Statements that the Company has not appropriately addressed with such Governmental Authority.

(d)           Except for examinations conducted by a Governmental Authority in the ordinary course of the business of the Company and its subsidiaries, to the knowledge of the Company, no Governmental Authority has initiated any proceeding or investigation into the business or operations of the Company or its subsidiaries, or any director or officer of the Company or its subsidiaries in his or her capacity as such, since January 1, 2003.  There is no unresolved violation or exception asserted in writing to the Company or any of its subsidiaries by any Governmental Authority with respect to any examinations of the Company or any of its subsidiaries.

(e)           The Company has made available to Parent correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations.  Except with respect to the transactions contemplated by this Agreement, there are no regulatory examinations of the Company or any of its subsidiaries currently in process.

(f)           Neither the Company nor any of its subsidiaries has received from any Person any currently pending Notice on Form A or such other form as may be prescribed under applicable Law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of Company, if after the consummation thereof such Person would directly or indirectly be in control of Company.

Section 4.18                                Insurance Matters.

(a)           All policies, binders, slips, certificates and other agreements of insurance in effect as of the date of this Agreement (including all applications, endorsements, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by the Insurance Company Subsidiary, and any and all marketing materials, agents agreements, brokers agreements, service contracts, and managing general agents agreements to which Company or any of its subsidiaries is a party, are, to the extent required under applicable Law, on forms approved by the Insurance Regulators or have been filed with and not objected to in writing by such Insurance Regulators within the period provided for objection, and all of such forms comply in all material respects with the Insurance Laws.

(b)           All premium rates and other charges of the Insurance Company Subsidiary required to be filed with or approved by any Governmental Authority have been so filed and have received interim or final approval from each such Governmental Authority, and all premiums and other fees charged by the Insurance Company Subsidiary conform with such approvals.

(c)           No party to any of the reinsurance treaties issued to the Insurance Company Subsidiary has given notice that such party intends to terminate or cancel any of the reinsurance treaties as a result of or following consummation of the Merger.  Each of the reinsurance treaties is in full force and effect and is valid and binding on each party thereto.  None of the Company or its subsidiaries, and to the knowledge of Company, any other party thereto, is in default in any material respect with respect to any of the reinsurance treaties.  None of the reinsurance treaties contain any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.  To the knowledge of the Company all amounts to which the Insurance Company Subsidiary is entitled as of the date hereof under any reinsurance agreements (including amounts based on paid and unpaid losses), are collectible, except as otherwise reflected in the applicable Insurance Company SAP Statements.  The Insurance Company Subsidiary is entitled to take full credit in its Insurance Company SAP Statements pursuant to applicable Law for all reinsurance ceded by it pursuant to any reinsurance agreements.

(d)           The Insurance Company Subsidiary has assets that qualify as admitted assets under the Insurance Laws in an amount at least equal to the sum of all its reserves and other liability amounts as shown on the balance sheet contained in the most recently filed Insurance Company SAP Statements and its minimum statutory capital and surplus as required by such Insurance Laws.  Each of the Insurance Company SAP Statements, as of the date thereof, sets forth the Loss Reserves.  The Loss Reserves as of December 31, 2006 have been reviewed and certified by a nationally recognized actuarial firm.  The Loss Reserves in the December 31, 2006 Company SAP Statements (and any Company SAP Statements thereafter) accurately reflect management’s estimate of the total amount of all reasonably anticipated matured and unmatured claims and other liabilities of the Company and the Insurance Company Subsidiary under all insurance contracts under which any of the Company or the Insurance Company Subsidiary has any liability (including any liability arising under or as a result of any reinsurance, coinsurance or other similar contract) on the respective dates of such Insurance Company SAP Statement.  The Company owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such Loss Reserves.  Except for regular periodic assessments based on developments that are publicly known within the insurance industry, to the knowledge of the Company, no claim or assessment is pending or threatened against the Company or any of its subsidiaries which is peculiar or unique to the Company or such subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(e)           The Company has made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Insurance Company Subsidiary since June 30, 2004, and all attachments, addenda, supplements and modifications thereto.

Section 4.19                                General Insurance.

(a)           The Company and its subsidiaries maintain policies of general liability, fire and casualty, directors and officers, errors and omissions, and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable, in the judgment of the Company, for the business and assets of the Company and its subsidiaries (the “Insurance Policies”).  All such Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such Insurance Policy which has not been replaced on substantially similar terms prior to the date of such cancellation.  To the knowledge of the Company, the activities and operations of the Company and its subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such Insurance Policies.

The coverages and policy limits of the Insurance Policies maintained by the Company and each of its subsidiaries during the last three (3) years are consistent, in all material respects, with the Insurance Policies currently in effect.

(b)           Schedule 4.19(b) of the Disclosure Letter sets forth a complete and correct list of the Insurance Policies, indicating for each policy the insurance company, type of coverage, annual premium and whether the terms of such policy provide for retrospective premium adjustments, and, by year, for each of the current policy year and each of the three preceding policy years, the following:

(i)           A summary of the loss experience under each Insurance Policy;

(ii)           A statement describing each claim under an Insurance Policy for an amount in excess of $10,000, which identifies the Insurance Policy under which the claim was made and sets forth (A) the name of the claimant, and (B) the amount and brief description of the claim; and

(iii)           A statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(c)           The premiums for the Insurance Policies have been paid in full, and no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that denies or limits coverage (in whole or in part) under any of the Insurance Policies.  There are no pending or, to the knowledge of the Company, threatened claims against such Insurance Policies by or on behalf of the Company or any of its subsidiaries as to which the insurers have denied liability, and there exist no claims under such Insurance Policies or binders that have not been properly and timely submitted by or on behalf of the Company or its subsidiaries to its insurers.

Section 4.20                                Certain Contracts.

(a)           The documents listed in Item 13 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC and the documents listed on Schedule 4.20(a) of the Disclosure Letter set forth all written contracts, agreements, arrangements, commitments or understandings and, to the knowledge of Company, all oral contracts, agreements, arrangements, commitments or understandings, to which the Company or any of its subsidiaries is currently a party to or bound:  (i) with respect to the employment or other services of any directors or officers; or (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any material payment (whether of severance pay or otherwise) becoming due from the Company, Parent, Purchaser, or any of their respective subsidiaries to any director, officer or employee thereof; or (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the SEC Documents, (iv) that concerns a partnership or joint venture that is not consolidated with the Company for financial reporting purposes; or (v) the purpose of which is to limit the ability of the Company or any of its subsidiaries to compete with respect to any product, service or territory; or (vi) that is in the nature of a collective bargaining agreement, employment agreement, consulting agreement or severance agreement that is not cancelable by the Company or any of its subsidiaries without penalty or compensation on thirty (30) days notice or less; (vii) that is with any Insurance Regulator and restricts (A) distributions or other payments to the shareholders of the Company or any of its subsidiaries, (B) the continued operation of the Company or any of its subsidiaries, or (C) any other material matter relating to the Company or any of its subsidiaries and its affairs; or (viii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  The Company has made available to Parent correct and complete copies of all of the contracts, agreements, commitments and arrangements listed on Schedule 4.20(a) of the Disclosure Letter.  Each material contract, agreement, arrangement, commitment, or understanding of the type described in Sections 4.20(a) and (b) of this Agreement, whether or not set forth in the Disclosure Letter, is referred to in this Agreement as a “Company Contract.”

(b)           Schedule 4.20(b) of the Disclosure Letter sets forth a list of, and the Company has made available to Parent correct and complete copies of, all written arrangements (or group of related written arrangements) from or to third persons, for the furnishing of services to, or receipt of services by, the Company or any of its subsidiaries (including non-claim legal services, accounting services, risk management services, agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and agreements relating to the sale or servicing of professional liability insurance products offered by the Company or any of its subsidiaries) under which payments were made during any calendar year since December 31, 2002 in excess of $200,000.  Schedule 4.20(b) of the Disclosure Letter sets forth a list of all agency agreements, general agent and managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and agreements relating to the sale or servicing of professional liability insurance products offered by the Company or any of its subsidiaries that will not expire and cannot be canceled or terminated within one year, to which the Company or any of its subsidiaries is a party and under which payments were made during any calendar year since December 31, 2002 in excess of $200,000.  To the knowledge of the Company, neither the Company nor any of its subsidiaries is a party to any verbal contract, agreement or other arrangement which if reduced to written form would be required to be listed in Schedule 4.20(b) of the Disclosure Letter under the terms of this Section 4.20(b).

(c)           With respect to each Company Contract:  (i) such Company Contract is in full force and effect, and is legally valid, binding and enforceable in accordance with its terms, in all material respects except as enforceability may be limited by bankruptcy Laws and creditors’ rights generally; (ii)  there are no monetary defaults in excess of $5,000 and no material non-monetary defaults by the Company or any of its subsidiaries, or, to the knowledge of the Company, any other party, under such Company Contract; (iii)  neither the Company nor any of its subsidiaries has received written notice of any default, offset, counterclaim or defense under such Company Contract; (iv) to the knowledge of the Company, no condition or event has occurred which with the passage of time or the giving of notice or both would reasonably be expected to constitute a default or breach (that would be required to be disclosed under clause (ii)) by the Company or any of its subsidiaries, or any other party under the terms of such

Company Contract; (v) all security deposits, reserve funds, and other sums and charges that have become due and payable under such Company Contract have been paid in full; and (vi) to the knowledge of the Company no party has repudiated any provision of such Company Contract.

Section 4.21                                Opinion of Financial Advisor.  The Company has been advised by, and received a written opinion from, its financial advisor, Philo Smith & Co. (the “Company Financial Advisor”), that in its opinion, as of the date hereof, the Merger Price set forth herein is fair to the holders of Shares from a financial point of view and such opinion has not been changed, withdrawn or otherwise modified in any way.

Section 4.22                                Change in Control Payments.  Neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

Section 4.23                                Questionable Payments.  Neither the Company nor any of its subsidiaries, nor any of their respective current directors or officers, and to the knowledge of the Company, former officers or directors or current or former employees, agents or representatives have (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of the Company or any of its subsidiaries, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vii) made any material favor or gift which is not deductible for federal income tax purposes.

Section 4.24                                Michigan Acts.  Assuming that none of the Parent, the Purchaser or any of their affiliates is an “interested shareholder” under Chapter 7A of the MBCA, neither Chapter 7A or Chapter 7B of the MBCA will apply to this Agreement or any of the transactions contemplated by this Agreement.

Section 4.25                                Broker’s Fees.  Except for fees payable to the Company Financial Advisor, neither the Company nor any of its subsidiaries has incurred any liability for any broker’s fees, commissions or financial advisory or finder’s fees in connection with any of the transactions contemplated by this Agreement, and neither the Company nor any of its subsidiaries has employed any broker, finder or financial advisor other than the Company Financial Advisor in connection with any of the transactions contemplated by this Agreement.

Section 4.26                                No Other Representations or Warranties.  Except for the express representations and warranties contained in this Article IV, none of the Company, its subsidiaries or any other person makes, or shall be deemed to have made, any other representation or warranty, express or implied, on behalf of the Company or any of its subsidiaries or other affiliates.  Without limiting the generality of the foregoing, and notwithstanding any representation and warranty made by the Company in this Article IV, none of the Company, any of its subsidiaries or any other person makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to Parent, the Purchaser or any of their respective representatives at any time with respect to future revenues, expenses or expenditures or future results of operations, or (b) except as expressly covered by any representation and warranty contained in this Article IV, any other information or documents (financial or otherwise) made available to Parent, the Purchaser or any of their respective representatives, including the information memorandum, whether on, before or after the date of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

Parent and the Purchaser represent and warrant to the Company as follows:

Section 5.1                                Organization.  Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and each of Parent and the Purchaser has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as now being conducted.  Purchaser is a wholly-owned subsidiary of Parent.  None of the Parent, the Purchaser or any of their affiliates is an “interested shareholder” under Chapter 7A of the MBCA.

Section 5.2                                Authority.  Each of Parent and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of each of Parent and the Purchaser and by Parent as the ultimate holding company of the Purchaser, and no other corporate proceedings are necessary to authorize or adopt this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, it constitutes a legal, valid and binding agreement of each of Parent and the Purchaser, enforceable against each of them in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

Section 5.3                                No Violations; Consents and Approvals.

(a)           None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance by Parent or the Purchaser with any of the provisions hereof will (i) violate any provision of their respective organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which Parent or the Purchaser is a party, or by which Parent or the Purchaser or any of their respective properties is bound, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, under any of the terms, conditions or provisions of any license, franchise, permit or agreement to which Parent or the Purchaser is a party, or by which Parent or the Purchaser or any of their respective properties is bound, or (iv) conflict with or violate any Laws by which Parent or the Purchaser or any of its respective properties is bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults or rights which would not reasonably be expected to have a material adverse effect on Parent’s or the Purchaser’s ability to perform their respective obligations under this Agreement or consummate the Merger (a “Parent Material Adverse Effect”) or the approval of Insurance Regulators described in Section 7.1(b).

(b)           No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority is required by Parent or the Purchaser in connection with the execution and delivery of this Agreement, or the consummation by Parent or the Purchaser of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Michigan Department of Labor and Economic Growth, (iii) the filing of applications, notices and forms with, and the obtaining of approvals from, any applicable Governmental Authorities regulating transactions involving insurance companies, agencies or underwriters with respect to the transactions contemplated by this Agreement, and (iv) such other consents, orders, authorizations, registrations, declarations and filings not obtained prior to the Effective Time the failure of which to be obtained or made would not prevent consummation of the Merger, or otherwise prevent the Parent or the Purchaser from performing its obligations under this Agreement, and would not otherwise reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4                                Financing.  Parent has adequate financial resources to pay the Merger Price in full as required by Sections 2.1 and 3.1 of this Agreement and to pay all other costs to be paid by Parent and the Purchaser, as applicable, under this Agreement.

Section 5.5                                Broker’s Fees.  Neither Parent nor the Purchaser has incurred any liability for any broker’s fees, commissions or financial advisory or finder’s fees in connection with any of the transactions contemplated by this Agreement, and neither Parent nor the Purchaser has employed any broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

Section 6.1                                Conduct of Business of the Company.  The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company or its subsidiaries in contemplation of the Merger; and the Company shall use its reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to file all required reports and statements with the SEC, state securities regulators and Insurance Regulators, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers, agents, brokers, insurers and other persons with which the Company or any of its subsidiaries has significant business relations.  Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company shall not, and shall cause its subsidiaries not to, without the prior written consent of Parent or the Purchaser:

(a)           amend or propose to amend its organizational documents;

(b)           authorize for issuance, issue, sell, deliver or agree or commit to authorize, issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

(c)           split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any of its securities, other than any dividend or other distribution to the Company by any of its subsidiaries;

(d)           except in the ordinary course of business consistent with past practice (including selling professional liability insurance), (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit or prepayments in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person, except for obligations of any subsidiary of the Company; (iii) make any material loan, advance or capital contribution to, or investment in, any other person (other than to any subsidiary of the Company or any customary loan or advance to employees related to advancement of expenses or 401(k) loans, and not to exceed $10,000 in the aggregate); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

(e)           except as may be required by Law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or except as required under any existing agreement, plan or arrangement) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any agreement, plan and arrangement as in effect as of the date hereof;

(f)           acquire, sell, lease, encumber or dispose of any assets of the Company or any of its subsidiaries (except for (i) dispositions of obsolete or worthless assets, (ii) sales of immaterial assets not in excess of $50,000 in the aggregate, and (iii) encumbrances created under existing secured lending arrangements on assets acquired after the date of this Agreement), enter into any contract, agreement or transaction outside the ordinary course of business consistent with past practice, or modify, amend, terminate or waive any material rights under any material contract or agreement;

(g)           except as may be required as a result of a change in Law or in generally accepted accounting principles (after consultation with Parent as to the effect of any such change), change any of the accounting principles or practices, any actuarial methodologies (other than any changes to such methodologies used by the Company’s actuaries twice a year in setting annual Loss Reserve picks and consistent with generally accepted actuarial practice), or any pricing policy or reserving policy used by it or any of its subsidiaries;

(h)           acquire (i) by merger, consolidation, acquisition of stock or assets or otherwise any corporation, partnership or other business organization or division thereof or (ii) any equity interest therein other than any investment made in ordinary course of business;

(i)           revalue in any material respect any of its assets, including writing off notes or accounts receivable;

(j)           except as required as a result of a change in Law, make or change any Tax election, change a Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any Tax closing agreement, settle any Tax claim or assessment relating to the Company or any of its subsidiaries, surrender any right to claim a refund of Taxes, consent to extension or waiver of the statute of limitations applicable to any Tax, or take any similar action;

(k)           pay, discharge or satisfy any claim, liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements (including the notes thereto) of the Company and its subsidiaries contained in SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practice;

(l)           settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company and its subsidiaries taken as a whole;

(m)           authorize any new capital expenditure which when aggregated with all other new capital expenditures causes all such new capital expenditures to exceed $75,000;

(n)           offer insurance of a type or in a jurisdiction materially different from the types and jurisdictions for which they offer insurance on the date of this Agreement; or

(o)           take, or agree in writing or otherwise to take, any of the actions described in Section 6.1(a) through (n) above, or any action which would reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company, subject to the terms and conditions of this Agreement, from performing or cause the Company not to perform its covenants hereunder.

Section 6.2                                No Solicitation.

(a)           The Company and its subsidiaries shall, and shall direct their officers, directors, employees, representatives and agents (“Representatives”) to, immediately cease any existing discussions and negotiations with any parties conducted before the date of this Agreement with respect to any Acquisition Transaction, and request that all non-public information concerning the Company and its subsidiaries provided by the Company or its subsidiaries with respect to the evaluation of an Acquisition Transaction and in the possession of such persons and their affiliates, representatives and advisors be returned to the Company or destroyed.  Prior to the Effective Time, the Company and its subsidiaries shall not, and shall not authorize or permit any of its subsidiaries or any of their Representatives, directly or indirectly, to, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information, or waiving of any standstill provisions or agreements) any inquiries or the making of any proposal with respect to an Acquisition Transaction or negotiate, explore or otherwise engage in substantive communications in any way with any person (other than with respect to the Merger and the other transactions contemplated by this Agreement) with respect to any Acquisition Transaction, or enter into any agreement, contract or arrangement requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.  “Acquisition Transaction” means any offer or proposal for, or any inquiry or indication of interest in, (i) any sale, lease, exchange, mortgage, transfer or other disposition of 10% or more of the consolidated assets of the Company and its subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 10% of the power to vote for the election of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Company, (iv) a plan of liquidation or extraordinary dividend relating to more than 10% of the Company’s total assets, (v) the repurchase by the Company or any of its subsidiaries of more than 10% of the outstanding Shares or (vi) any other transaction similar to any of the foregoing, in each case other than the transactions with Parent or the Purchaser contemplated by this Agreement.

(b)           Notwithstanding Section 6.2(a), the Company may negotiate or otherwise engage in discussions with, and furnish non-public information to, any Person in response to an unsolicited, bona fide third party written proposal by such Person, not resulting from a breach of this Section 6.2, if (i) the Board determines in good faith after consultation with and advice from the Company Financial Advisor or financial advisor of nationally or regionally recognized reputation, that such proposal is reasonably likely to result in a Superior Proposal, (ii) such Person executes a confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (including the standstill provisions thereof) and including therein a restriction on such Person from, without the prior written consent of the Board, proposing or entering into any Acquisition Transaction, making, or in any way participating, directly or indirectly, in any solicitation of, or request for, proxies, consents or authorizations to vote, or seeking to advise or influence any person with respect to the voting of any voting securities of the Company, taking any action that might require the Company to make a public announcement regarding the possibility of any of the foregoing or requesting the Company to amend or waive any of the foregoing (the “Third Party Confidentiality Agreement”) and the Company does not agree to waive the terms of the Third Party Confidentiality Agreement (except that any approval or consent of the Company or the Board of any action that, under the standstill provisions of the Third Party Confidentiality Agreement, requires the Company’s or Board’s approval or consent shall not be, and shall not be deemed to be, a waiver of any terms of the Third Party Confidentiality Agreement), and (iii) the Board determines in good faith after receiving the advice of outside legal counsel that the failure to engage in such negotiation or discussions or provide such information would be inconsistent with the Board’s fiduciary duties under applicable Law.

(c)           The Company (i) shall notify Parent of any Acquisition Transaction (including, without limitation, the material terms and conditions thereof and the identity of the Person making it) as promptly as practicable (but in no case later than 24 hours after its receipt, and in any event before providing any information to or entering into discussions or negotiations with any Person in connection with the Acquisition Transaction); (ii) unless restricted by contract, shall promptly provide Parent with a copy of any written Acquisition Transaction or amendments or supplements thereto; (iii) shall promptly inform Parent of the status of any discussions or negotiations with such Person and any material changes to the terms and conditions of such Acquisition Transaction; and (iv) shall promptly deliver to Parent a copy of any information delivered by the Company to such Person which has not previously been delivered by the Company to Parent.

(d)           Except as permitted by the second sentence of this Section 6.2(d), neither the Board nor any committee thereof shall (1) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, its recommendation of this Agreement and the Merger and that its shareholders vote in favor of this Agreement and the Merger, or take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of this Agreement and the Merger, (2) approve or recommend, or publicly propose to approve or recommend, any Acquisition Transaction or (3) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement or document (other than a Third Party Confidentiality Agreement as permitted under Section 6.2(b)) related to any Acquisition Transaction.  Notwithstanding the foregoing, the Board shall be permitted (1) not to recommend, and publicly propose not to recommend, to its shareholders approval and adoption of this Agreement and the Merger, (2) to withdraw or modify, and publicly propose to withdraw or modify, in a manner adverse to Parent, its recommendation to its shareholders, (3) to approve or recommend, and publicly propose to approve and recommend, any Superior Proposal or (4) to terminate this Agreement in accordance with Section 8.3(a) below and in connection therewith enter into an agreement with respect to such Superior Proposal, but only if (y) the Company has received an Acquisition Transaction which the Board reasonably determines in good faith after consultation with and advice from the Company Financial Advisor or other financial advisor of nationally or regionally recognized reputation constitutes a Superior Proposal and (z) the Board determines in good faith, after receiving the advice of outside legal counsel, that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable Law; provided, however, that any termination of this Agreement by the Company pursuant to Section

8.3(a) below shall be void and of no force or effect unless, within the applicable time periods set forth in Section 8.6(b), the Company pays to Parent the Expense Payment, the Initial Fee and the Final Fee in accordance with Section 8.6(b); and provided, further, that the Company shall not exercise its right to terminate this Agreement and the Board shall not take any of the actions set forth above unless the Company shall have delivered to Parent a prior written notice advising Parent that the Company or its Board intends to take such action with respect to a Superior Proposal, specifying in reasonable detail the material terms and conditions of the Superior Proposal, this notice to be delivered not less than four Business Days prior to the time the action is taken, and, during this four Business Day period, the Company and its advisors shall negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement (“Modified Merger Agreement”) such that such other proposal would no longer constitute a Superior Proposal and shall accept the Modified Merger Agreement if the other proposal is no longer a Superior Proposal.

(e)           For purposes of this Agreement, “Superior Proposal” means any bona fide, third party written proposal not solicited by the Company or any of its subsidiaries or any of their Representatives, nor otherwise resulting from a breach of this Section 6.2, nor made in breach of the Third Party Confidentiality Agreement, relating to any acquisition of more than fifty percent (50%) of the Company and its subsidiaries taken as a whole, by means of a merger, consolidation, share exchange or other business combination involving the Company and its subsidiaries, or acquisition of more than fifty percent (50%) of the assets or capital stock of the Company and its subsidiaries, taken as a whole, which contains no financing contingency or for which the financing is determined by the Board to be reasonably available to the offeror, and which the Board determines in good faith, after consultation with and advice from the Company Financial Advisor or other financial advisor of nationally or regionally recognized reputation, and taking into account all the terms and conditions of the proposal, is more favorable to the Company’s shareholders (in their capacities as shareholders) from a financial point of view than this Agreement and Merger, as supplemented by the Modified Merger Agreement, and is reasonably likely to be consummated on the terms set forth in the proposal, taking into account all legal, financial, regulatory and other aspects of the proposal determined relevant by the Board.

(f)           Except in connection with a termination of this Agreement in accordance with the terms of this Agreement, the Company shall not take any action to exempt any Person from the restrictions on “business combinations,” “control share acquisitions,” “takeover offers” or similar provisions contained in Chapter 7A or Chapter 7B of the MBCA or the Company’s articles of incorporation, or otherwise cause such restrictions not to apply unless such actions are taken simultaneously with a termination of this Agreement in accordance with the terms of this Agreement.

(g)           The Company agrees that any violations of the restrictions set forth in this Section 6.2 by any Representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.2 by the Company.

Section 6.3                                Insurance Regulatory Filings.

(a)           The parties hereto understand and agree that Parent will be required to file certain documents and obtain certain approvals in order to complete the transactions contemplated hereby, which filings and approvals include notice on Form A and Form E, if applicable, to be filed with Insurance Regulators in support of Parent’s request for approval of a change in control of the Company and its subsidiaries (the “Insurance Filings”).  Each party covenants and agrees that all information furnished by it for inclusion in the Insurance Filings will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein.

(b)           Parent shall use its reasonable best efforts to file all Insurance Filings and obtain the approval of the necessary Insurance Regulators to the transactions contemplated herein as soon as reasonably practicable, including giving notice of any public hearing regarding the Merger to any persons required by such Insurance Regulators in the manner prescribed by such authorities, having its representatives attend the public hearings of such authorities and testify at such hearings, if required, and submitting such information as may be reasonably available pursuant to the requests by such Insurance Regulators authorities in connection with such hearings.  In furtherance of the foregoing, Parent shall use its reasonable best efforts to file the Form A and Form E, if applicable, with the Insurance Regulators of the State of Michigan no later than 10 Business Days after the date of this Agreement.  The Company shall reasonably cooperate and coordinate with Parent, at Parent’s expense, in providing all information necessary to complete the Insurance Filings and in obtaining the approval of the necessary Insurance Regulators to the transactions contemplated herein.

Section 6.4                                Proxy Statement; Shareholder Meeting.

(a)           As soon as practicable following the date of this Agreement, the Company shall prepare, with the assistance and input of Parent, and file with the SEC, and Parent shall reasonably cooperate with the Company in the preparation and filing of, a proxy statement relating to the adoption of this Agreement and the approval of the transactions contemplated hereby by the shareholders of the Company (the “Proxy Statement”) and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing.  The Company hereby represents and warrants that the Proxy Statement will comply with the requirements of the Exchange Act and the rules and regulations related thereto in all material respects, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information that Parent or the Purchaser will supply specifically for use in the Proxy Statement.  The Company shall notify Parent promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and will use its reasonable best efforts to respond promptly to and resolve such comments or requests. The Company will promptly provide to Parent copies of all correspondence between it, or any of its Representatives, and the SEC with respect to the Proxy Statement. Parent and the Purchaser shall cooperate with the Company in the preparation of, and furnish all information concerning it required to be included in, the Proxy Statement. The Company shall cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after it is cleared by the SEC.

(b)           The Company shall call a meeting of its shareholders in accordance with applicable Laws for the purpose of voting upon the adoption of this Agreement and approval of the transactions contemplated hereby (the “Shareholder Meeting”) as soon as practicable after the date hereof, and shall use its reasonable best efforts to hold the Shareholder Meeting not later than September 15, 2007.  Subject to Section 6.2, the Board shall recommend and declare advisable such adoption and approval (which recommendation the Company shall include in the Proxy Statement) and shall use its reasonable best efforts (which shall not be deemed to require the Company to engage any proxy solicitation or public relations firms) to obtain, such adoption and approval.  Parent shall vote or cause to be voted at the Shareholder Meeting (and any adjournment thereof) all shares of common stock beneficially owned by Parent or any of its subsidiaries in favor of the adoption of this Agreement and approval of the transactions contemplated hereby.

(c)           Without limiting the generality of the foregoing provisions of this Section, subject to Section 6.2(d), the Company agrees that its obligations pursuant to this Section shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Transaction or (ii) the withdrawal or modification by the Board of its approval or recommendation of this Agreement or the Merger.

Section 6.5                                Access to Information.  From the date of this Agreement until the Effective Time, (i) the Company shall give Parent and its authorized representatives (including counsel, financial advisors, accountants, banks, financial institutions, actuaries and auditors) full access, during normal business hours to all facilities and operations and to all books and records of the Company and its subsidiaries, shall permit Parent to make such inspections as it may reasonably request and shall cause its officers and those of its subsidiaries to promptly furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time reasonably request and (ii) the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, (b) a copy of each report or other document filed with or otherwise provided to or received from a Governmental Authority or its staff, (c) a copy of each report or other document filed with or otherwise provided to or received from a rating agency or its staff and (d) all other information concerning its business, properties and personnel as Parent may reasonably request.  All such information shall be held in confidence in accordance with the terms of the Confidentiality Agreement (the “Confidentiality Agreement”) between Parent and the Company dated March 15, 2007, the terms of which are hereby incorporated herein and shall survive the termination of this Agreement.  Parent and the Purchaser shall not, and Parent shall cause its other subsidiaries and affiliates to not, without the prior written consent of the Board, propose to enter or enter into any Acquisition Transaction (except the Merger pursuant to this Agreement), make or in any way participate, directly or indirectly, in any solicitation of, or request for, proxies, consents or authorizations to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company, take any action that might require the Company to make a public announcement regarding the possibility of any of the foregoing or request the Company to amend or waive any of the foregoing.

Section 6.6                                Reasonable Best Efforts, Other Actions.  Subject to the terms and conditions herein provided and applicable Law, each of the Company, Parent and the Purchaser shall use its reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including all applications, notices and forms to be filed with, and the approvals to be obtained from, any applicable Governmental Authorities regulating the Company and its subsidiaries, including under applicable insurance Laws, with respect to the transactions contemplated by this Agreement.  If any court or Governmental Authority issues an order, decree or ruling or takes any other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement, each of the parties hereto shall use its reasonable best efforts to remove or lift such order, decree or ruling.  In furtherance of the foregoing, each of the Company, Parent and the Purchaser agree to use their reasonable best efforts to consummate the Merger within five days after receipt of the latter of Company Shareholder Approval or the approval of Insurance Regulators described in Section 7.1(b).

Section 6.7                                Public Announcements.  Before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger, Parent, the Purchaser and the Company shall consult with each other as to its form and substance (including providing the opportunity to review and comment on such release or statement) and shall not issue any such press release or make any such public statement prior to such consultation, except in either case as may be required by Law or any obligations pursuant to the rules and regulations issued by the SEC, the National Association of Securities Dealers, Inc., the New York Stock Exchange or the NASDAQ Stock Market, Inc., if it has used its reasonable best efforts to consult with the other party prior thereto.  Parent, the Purchaser and the Company shall mutually agree as to the form and content of any initial press release or public statement with respect to this Agreement or the Merger prior to issuance.

Section 6.8                                Notification of Certain Matters.  Each of the Company and Parent shall give prompt notice to the other party of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause either (i) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) any condition set forth in Article VII to be unsatisfied at any time from the date hereof to the Effective Time, and (b) any material failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the Company, Parent or the Purchaser.  The Company shall update the Disclosure Letter (the “Updated Disclosure Letter”) to a date that is no earlier than 10 Business Days prior to the Effective Time and no later than one Business Day prior to the Effective Time and shall deliver the Updated Disclosure Letter to the Parent and the Purchaser not less than one Business Day prior to the Effective Time; provided, however, that the Updated Disclosure Letter shall have no effect on the representations or warranties of the Company made as of the date of this Agreement or the conditions to the obligations of Parent and the Purchaser under this Agreement relating to the accuracy of such representations and warranties made as of such date.

Section 6.9                                Indemnification and Insurance.

(a)           From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless, and Parent shall cause the Surviving Corporation (including, if necessary, providing the Surviving Corporation with sufficient funds) to indemnify, defend and hold harmless, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company or any of its subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, expenses (including reasonable legal fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed) incurred based in whole or in part on or arising in whole or in part out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company’s articles of incorporation and bylaws and agreements in effect at the date hereof (to the extent consistent with applicable Law).

(b)           For a period of six years after the Effective Time, Parent shall maintain in effect, and shall cause the Surviving Corporation to maintain in effect, without any lapses of coverage, the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising in whole or in part from facts or events which occurred before the Effective Time (the “Continuation Coverage”).  Alternatively, Parent may obtain and fully pay for a “tail” insurance policy (providing only for coverage for indemnified directors and officers where the existing policies also include coverage for the Company) with a claims period of at least six years after the Effective Time with the same coverage and amounts, and containing terms and conditions which are no less advantageous then the Company’s current policies with respect to claims arising in whole or in part from facts or events which occurred before the Effective Time (the “Tail Coverage”).  Parent shall not be obligated to make annual premium payments for any Continuation Coverage to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for its current policies of directors’ and officers’ liability insurance or, if Parent elects to obtain Tail Coverage, it shall not be obligated to pay an aggregate premium payment for such Tail Coverage in excess of 300% of the annual premiums paid as of the date hereof by the Company for its current policies of directors’ and officers’ liability insurance (the “Maximum Amount”).  If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount.  Notwithstanding the foregoing, Parent may not elect to obtain Tail Coverage in lieu of Continuation Coverage if Parent applies the limitation in the immediately preceding sentence and the Tail Coverage would be less advantageous to the Company’s directors and officers than the Continuation Coverage.

(c)           The provisions of this Section 6.9 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and their respective heirs, legal representatives, successors and assigns.  The rights of each Indemnified Party under this Section 6.9 shall be in addition to any rights such Indemnified Party may have under the articles or incorporation and bylaws of the Company or any of its subsidiaries or applicable Law.

(d)           The obligations of Parent and the Surviving Corporation under this Section 6.9 shall be joint and several. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any Person, then in each such case, proper provision shall be made so that the surviving entity or such Person assumes in full the obligations set forth in this Section 6.9.

Section 6.10                                Expenses.  Except as set forth in Sections 6.3 and 8.6, Parent, the Purchaser and the Company shall each bear their respective expenses incurred in connection with this Agreement and the Merger, including the preparation, execution and performance of this Agreement, the Proxy Statement and regulatory filings, proxy solicitation costs and regulatory fees, and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

Section 6.11                                Obligations of the Purchaser.  Parent shall take all action necessary to cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.  To the extent required by applicable Law or any Governmental Authority, Parent will cause the Company or the Insurance Company Subsidiary, as applicable, to redeem the outstanding 5.25% surplus certificates previously issued by the Insurance Company Subsidiary, including any interest thereon.

Section 6.12                                401(k) Plan.  If requested by the Parent no later than five Business Days before the Effective Time, the Company shall terminate the Professionals Direct, Inc. 401(k) Plan (the “Company Plan”) immediately prior to the Effective Time. Subject to Parent’s reasonable satisfaction that the Company Plan is tax qualified upon termination, if the Company Plan is terminated, as soon as reasonably practicable after the Effective Time, the Parent shall ensure that a qualified retirement plan of Parent or any of its affiliates will accept rollover contributions from the Company Plan on behalf of employees of the Company and its subsidiaries. As soon as reasonably practicable after receipt of a favorable determination letter from the IRS with respect to the termination of the Company Plan, if necessary (as determined by Parent in its reasonable discretion), the assets of the Company Plan shall be distributed to the participants or beneficiaries thereof or transferred pursuant to an eligible rollover distribution as a participant or beneficiary may direct (including a rollover into a qualified retirement plan of Parent or any of its affiliates).

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF PARENT, THE PURCHASER AND THE COMPANY

Section 7.1                                Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of all of the following conditions:

(a)           Shareholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

(b)           Insurance Regulatory Authority Approvals.  The completion of all filings with, and receipt of all approvals by, the Commissioner of Insurance of the State of Michigan and the Office of Financial and Insurance Services of the Michigan Department of Labor and Economic Growth (the “Michigan Insurance Regulators”) that are legally required to consummate the Merger, this Agreement and all transactions contemplated hereby.

(c)           No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order, or other legal restraint or prohibition issued by any court of competent jurisdiction in the United States preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority in the United States seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(d)           Governmental Actions.  There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that would likely result in such an action or proceeding) by any Governmental Authority before any Governmental Authority or court of competent jurisdiction in the United States, nor shall there be in effect any judgment, decree or order of any Governmental Authority or court of competent jurisdiction in the United States (including the insurance regulatory approvals described in Section 7.1(b)), in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), or imposing any materially burdensome conditions or restrictions on Parent, the Company or their subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement.

Section 7.2                                Additional Conditions to Obligations of Parent and Purchaser. The obligations of Parent and the Purchaser to effect the Merger are also subject to each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of such time (except for those representations and warranties which address matters only as of a particular date, which shall have been true and correct as of such date), with the same force and effect as if made at and as of the Effective Time, except where the cumulative effect of the failure to be true and correct, or any additional matters set forth in the Updated Disclosure Letter not set forth in the Disclosure Letter, has not had, and would not reasonably be expect to have, a Company Material Adverse Effect, and Parent and Purchaser shall have received a certificate to such effect signed on behalf of the Company by the President and the Vice President of Finance of the Company.

(b)           Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Purchaser shall have received a certificate to such effect signed on behalf of the Company by the President and the Vice President of Finance of the Company.

(c)           Employment Agreement.  Stephen M. Tuuk shall have executed and delivered to Parent an Employment Agreement substantially in the form previously reviewed and confirmed by Mr. Tuuk and Parent.

(d)           Material Developments.  There shall not have occurred after the date of this Agreement (i) any development or developments with relation to the Company or its subsidiaries that has had, or would reasonably be expected to have, a Company Material Adverse Effect, or (ii) any downgrade in the Company’s A.M. Best rating below “A-.”

Section 7.3                                Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent and the Purchaser contained in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of such time (except for those representations and warranties which address matters only as of a particular date, which shall have been true and correct as of such date), with the same force and effect as if made at and as of the Effective Time, except where the cumulative effect of the failure to be true and correct has not had, and would not reasonably be expect to have, a Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Financial Officer and the Secretary of Parent.

(b)           Agreements and Covenants.  Parent and Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Financial Officer and the Secretary of Parent.

ARTICLE VIII

TERMINATION AND ABANDONMENT

Section 8.1                                Termination.  This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, notwithstanding approval thereof by the shareholders of the Company, at any time prior to the Effective Time:

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company if, the Effective Time has not occurred on or before December 31, 2007, (which date may be extended by mutual written consent of Parent and the Company) unless due to any material breach by the terminating party of its representations, warranties or covenants made in this Agreement;

(c)           by either Parent or the Company if the shareholders of the Company fail to approve the Merger and this Agreement at a duly held meeting (including any adjournment or postponement permitted by this Agreement), except that the Company shall not be entitled to elect to terminate this Agreement unless it has complied with its obligations under Section 6.4; or

(d)           by either Parent or the Company if (i) the Michigan Insurance Regulators have not provided the approval that is legally required to consummate the Merger and the denial of such approval has become final and nonappealable; or (ii) any court of competent jurisdiction in the United States or other Governmental Authority in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts in accordance with Section 6.6 to obtain such approval or reverse, remove or lift such denial, order, decree, ruling or other action.

Section 8.2                                Termination by Parent.  This Agreement may be terminated by Parent at any time prior to the Effective Time, if (a) the Company has breached any of its representations and warranties contained in this Agreement so that the closing conditions set forth in Section 7.2(a) cannot be satisfied, except for any breach that is capable of being and is cured (other than by mere disclosure of the breach) within 20 days after written notice from the Purchaser to the Company of such breach; (b) the Company has breached in any material respect any of its covenants made in this Agreement, except for any breach that is capable of being and is cured within 20 days after written notice from the Purchaser to the Company of such breach; (c) the Board shall have (i) withdrawn its recommendation or approval in respect of this Agreement or the Merger, (ii) modified its recommendation or approval in respect of this Agreement or the Merger in a manner adverse to Parent, (iii) failed to recommend to shareholders of the Company that they approve the Merger, or (iv) failed, at the written request of Parent, to publicly reaffirm within five Business Days after the request, its recommendation or approval in respect of this Agreement or the Merger, which public reaffirmation must also include, if requested by Parent, the unconditional rejection of any other Acquisition Transaction; (d) the Board shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Transaction; or (e) any court of competent jurisdiction in the United States or other Governmental Authority in the United States shall have issued a judgment, decree or order that is final and nonappealable and in the reasonable judgment of Parent (A) has the effect of prohibiting the Merger, (B) individually or in the aggregate has had, or is reasonably likely to have, a Company Material Adverse Effect, or (C) prohibits or limits Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or compels Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), or imposes any materially burdensome conditions or restrictions on Parent, the Company or their subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement.

Section 8.3                                Termination by the Company.  This Agreement may be terminated by the Company at any time prior to the Effective Time, if (a), in connection with its intention to enter into a definitive acquisition agreement with respect to a Superior Proposal, to the extent otherwise permitted by this Agreement, if (x) the Company provides written notice, as required by Section 6.2(d), to Parent and the Purchaser of the material terms and conditions of the Superior Proposal that the Board or the Company intends to accept and (y) on or after the fifth Business Day following delivery of such written notice, the Board reasonably determines, upon the advice of its financial advisor, that such proposal remains a Superior Proposal and, after receiving the advice of outside legal counsel to the Company, that the failure to terminate this Agreement to enter into an agreement with respect to the Superior Proposal would be inconsistent with its fiduciary duties under applicable Law; (b) Parent or the Purchaser has breached any of its representations and warranties contained in this Agreement so that the closing conditions set forth in Section 7.2(a) cannot be satisfied, except for any breach that is capable of being and is cured (other than by mere disclosure of the breach) within 20 days after written notice from the Company to Parent of such breach; or (c) either Parent or the Purchaser has breached in any material respect any of its covenants made in this Agreement, except for any breach that is capable of being and is cured within 20 days after written notice from the Company to Parent of such breach.

Section 8.4                                Procedure for Termination.  Termination of this Agreement by Parent or the Company pursuant to this Article VIII shall be effective upon written notice thereof to the other as provided in this Agreement.

Section 8.5                                Effect of Termination.  In the event of termination of this Agreement pursuant to and in accordance with this Article VIII, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except as provided in the last two sentences of Section 6.5 and in Sections 6.7 and 6.10 (which sentences and Sections shall survive any termination of this Agreement), without liability on the part of any party hereto or its affiliates, directors, officers, employees, agents or shareholders, except as provided in Section 8.6 and except with respect to any willful or bad faith breach of any provision of this Agreement, and each of the parties hereto hereby irrevocably waives and releases any other claim which may otherwise exist upon such termination.

Section 8.6                                Termination Fee.

(a)           If this Agreement is terminated by Parent pursuant to Section 8.2(c) or (d), then the Company shall reimburse Parent and the Purchaser their actual, incurred expenses directly relating to the transactions contemplated by this Agreement up to the sum of $300,000 in the aggregate (the “Expense Payment”) promptly (but no later than one Business Day) after Parent and the Purchaser provide the Company reasonable evidence of such expenses.  If the Expense Payment is payable pursuant to the preceding sentence and within 18 months after such termination of this Agreement the Company consummates a Termination Transaction with a third party, the Company shall pay to Parent a termination fee equal to $900,000 (the “Termination Fee”) promptly (but in no event later than one Business Day) after consummation of the Termination Transaction.  If this Agreement is terminated by either party pursuant to Section 8.1(c) and, prior to such termination, an Acquisition Transaction by a third party has been publicly announced or otherwise become publicly known or a third party has publicly announced an intention to make a proposal with respect to an Acquisition Transaction and the Company consummates a Termination Transaction with such third party within 18 months after such termination, then the Company shall pay to Parent and the Purchaser (i) the Expense Payment promptly (but no later than one Business Day) after Parent and the Purchaser provide the Company reasonable evidence of such expenses and (ii) the Termination Fee promptly (but in no event later than one Business Day) after consummation of the Termination Transaction.  If this Agreement is terminated by either party pursuant to Section 8.1(b) and, prior to such termination, an Acquisition Transaction by a third party has been publicly announced or otherwise become publicly known or a third party has publicly announced an intention to make a proposal with respect to an Acquisition Transaction and the Company consummates a Termination Transaction with such third party within 18 months after such termination, then the Company shall pay to Parent and the Purchaser the Expense Payment promptly (but no later than one Business Day) after Parent and the Purchaser provide the Company reasonable evidence of such expenses.

(b)           If this Agreement is terminated by the Company pursuant to Section 8.3(a), then (i) the Company shall pay to Parent and the Purchaser the Expense Payment promptly (but no later than one Business Day) after Parent and the Purchaser provide the Company reasonable evidence of such expenses, (ii) the Company shall pay to Parent a termination fee equal to $300,000 (the “Interim Fee”) promptly (but no later than one Business Day) after entering into a definitive acquisition agreement with respect to a Superior Proposal, and (iii) if within 18 months after such termination of this Agreement the Company consummates a Termination Transaction, the Company shall pay Parent an additional termination fee equal to $600,000 (the “Final Fee”) promptly (but in no event later than one Business Day) after such consummation.

(c)           If this Agreement is terminated by Parent pursuant to Section 8.2(a) (other than solely due to a Loss Reserve MAE) or Section 8.2(b), then the Company shall pay to Parent and the Purchaser the Expense Payment promptly (but no later than one Business Day) after Parent and the Purchaser provide the Company reasonable evidence of such expenses.

(d)           Acceptance by Parent and Purchaser of any payments referred to in this Section shall constitute conclusive evidence that this Agreement has been validly terminated, and upon such acceptance the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement (except that acceptance of the Expense Payment shall not relieve the Company from its obligation to pay the Termination Fee in accordance with this Section).  The Expense Payment and Termination Fee shall be paid by wire transfer to Parent.

(e)           The Company acknowledges that the agreements contained in this Section 8.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.6, and, in order to obtain the payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.6, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with this suit, together with interest on the amount due from each date for payment until the date of the payment at the prime rate of interest as charged by Fifth Third Bank, in effect on the date the payment was required to be made.

(f)           For purposes of this Agreement, a “Termination Transaction” shall mean any acquisition of more than fifty percent (50%) of the Company and its subsidiaries, taken as a whole, by means of a merger, consolidation, share exchange or other business combination involving the Company and its subsidiaries, or acquisition of more than fifty percent (50%) of the assets or capital stock of the Company and its subsidiaries, taken as a whole, in each case other than the transactions with Parent or the Purchaser contemplated by this Agreement.

ARTICLE IX

DEFINITIONS

Section 9.1                                Terms Defined in Agreement.  The following terms used herein shall have the meanings ascribed in the indicated sections.

Acquisition Transaction	6.2(a)
Agreement	Preamble
Board	Recitals
Business Day	10.9
Certificate of Merger	1.2
Certificates	3.1(a)
Closing	1.1(c)
Code	3.1(d)
Company	Preamble
Company Contract	4.20(a)
Company Financial Advisor	4.21
Company Intellectual Property Rights	4.15(b)
Company Material Adverse Effect	4.1(a)
Company Permits	4.8(c)
Company Plan	6.12
Company Preferred Stock	4.2
Company Shareholder Approval	4.3
Confidentiality Agreement	6.5
Constituent Corporations	Preamble
Continuation Coverage	6.9(b)
Disclosure Letter	Article IV
Effective Time	1.2
Employee or Employees	4.10(a)
Environmental Laws	4.14(a)
ERISA	4.11(a)
ERISA Affiliate	4.11(a)
Exchange Act	4.4(b)
Expense Payment	8.6(a)
Final Fee	8.6(b)
Governmental Authority or Governmental Authorities	4.8(c)
Holding Company Act Reports	4.17(c)

Indemnified Parties	6.9(a)
Insurance Company SAP Statements	4.17(a)
Insurance Company Subsidiary	4.1(c)
Insurance Filings	6.3(a)
Insurance Laws	4.8(a)
Insurance Policies	4.19(a)
Insurance Regulators	4.8(a)
Insurance Services Subsidiary	4.1(c)
Intellectual Property	4.15(a)
Interim Fee	8.6(b)
IRS	4.9(a)
Laws	4.4(a)
Leased Real Property	4.13(b)
Liens	4.1(b)
Loss and ALAE Ratio	4.1(a)
Loss Reserves	4.1(a)
Loss Reserve MAE	4.1(a)
Maximum Amount	6.9(b)
MBCA	Recitals
Merger	1.1(a)
Merger Price	2.1(a)
Michigan Insurance Regulators	7.1(b)
Modified Merger Agreement	6.2(d)
Other Reports and Statements	4.17(c)
Parent	Preamble
Parent Material Adverse Effect	5.3(a)
Paying Agent	3.1(a)
PDIC Report	4.1(a)
Plans	4.11(a)
Proxy Statement	6.4(a)
Purchaser	Preamble
Real Estate Leases	4.13(b)
Representatives	6.2(a)
SAP	4.17(b)
SEC	4.4(b)
SEC Documents	4.5(a)
Selected Retained Reserves	4.1(a)
Share or Shares	2.1(a)
Shareholder Meeting	6.4(b)
SOX	4.5(d)
Superior Proposal	6.2(e)
Surviving Corporation	1.1(a)
Tail Coverage	6.9(b)
Tax or Taxes	4.9(a)
Tax Returns	4.9(a)
Termination Fee	8.6(a)

Termination Transaction	8.6(f)
Third Party Confidentiality Agreement	6.2(b)
Updated Disclosure Letter	6.8

The definition of additional terms and phrases used in this Agreement are set forth in Section 10.9.

ARTICLE X

MISCELLANEOUS

Section 10.1                                Amendment and Modification.  Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, the Purchaser and the Company with respect to any of the terms contained herein; provided, however, that after any approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall be made which reduces the Merger Price or the form of consideration therefore or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders.

Section 10.2                                Waiver.  At any time prior to the Effective Time, Parent and the Purchaser, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived.  Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

Section 10.3                                Survivability; Investigations.  The respective representations and warranties of Parent, the Purchaser and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time.  The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time (except for those which, by their terms, contemplate a shorter survival period).

Section 10.4                                Notices.  All notices, requests, demands and other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given on the day of delivery if delivered by hand or if sent by facsimile with confirmation on a Business Day (or on the next Business Day if the day of delivery is not a Business Day), on the first Business Day following deposit with a nationally recognized overnight mail service, or on the third Business Day following first class mailing, with first class, postage prepaid:

(a)           If to the Company, to

Tracy T. Larsen Chairman, Special Committee of the Board of Directors, Professionals Direct, Inc. 300 Ottawa Avenue N.W. Suite 500 Grand Rapids, Michigan 49503 Facsimile: (616) 742-3999

with a copy to:

Barnes & Thornburg LLP 300 Ottawa Avenue N.W. Suite 500 Grand Rapids, Michigan 49503 Facsimile: (616) 742-3999 Attention: R. Paul Guerre, Esq.

(b)           If to Parent or the Purchaser, to

The Hanover Insurance Group, Inc. 440 Lincoln St. Worcester, MA 01653 Facsimile: (508) 855-2732 Attention: Mr. Andrew S. Robinson

with a copy to:

The Hanover Insurance Group, Inc. 440 Lincoln St. Worcester, MA 01653 Facsimile: (508) 926-1693 Attention: Mr. Charles F. Cronin

with a copy to:

Dykema Gossett, PLLC 400 Renaissance Center Detroit, MI 48243 Facsimile: (313) 568-6832 Attention: Thomas S. Vaughn, Esq.

Section 10.5                                Assignment; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that Parent may assign the rights and obligations of the Purchaser under this Agreement to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve any party of its obligations under this Agreement.  This Agreement, except for the provisions of Sections 3.1 and 6.9 (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto, this Agreement being for the exclusive benefit of the parties hereto and their successors and permitted assigns.

Section 10.6                                Governing Law.  This Agreement shall be governed by and construed in accordance with the applicable Laws of the State of Michigan as applicable to contracts made and to be performed in the State of Michigan, without regard to conflicts of laws principles.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or the Merger may only be brought in a court sitting in the State of Michigan, County of Kent, City of Grand Rapids, or the United States District Court for the Western District of Michigan, and each party hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on a party anywhere in the world.

Section 10.7                                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement.  A facsimile or pdf (portable document format) signature will have the same effect as an original signature.

Section 10.8                                Certain Disclosure Matters.  Each disclosure of the Company set forth in the Disclosure Letter shall limit a representation and warranty of the Company only to the extent such disclosure specifically references the particular representation or warranty it is intended to qualify or it is reasonably apparent on the face of such disclosure that it qualifies such particular representation or warranty.

Section 10.9                                Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  As used in this Agreement, (i) the term “person” or “Person” means and includes any individual, partnership, joint venture, corporation, trust, unincorporated organization  or association, government (or any department or agency thereof) or any other entity; (ii) the term “subsidiary” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; (iii) the term “including” and words of similar import mean “including, without limitation” unless the context otherwise requires or unless otherwise specified; (iv) the term “business day” or “Business Day” means any day other than a day on which banks in the State of Michigan or the State of Massachusetts are required or authorized to be closed; and (v) the term “to the knowledge of the

Company” (or words of similar import) shall mean to the actual knowledge of any executive officer of the Company.

Section 10.10                                Entire Agreement.  This Agreement, the Disclosure Letter, the Updated Disclosure Letter and the Confidentiality Agreement set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings between the parties with respect to such subject matter.  No representation, promise, inducement or statement of intention has been made by any party hereto in connection with the Merger or the transactions contemplated by this Agreement, which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so embodied.

Section 10.11                                Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND WILLINGLY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH OF THE PARTIES REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

[Signature page follows.]

Parent, the Purchaser and the Company have caused this Agreement and Plan of Merger to be signed by their respective duly authorized officers as of the date first above written.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Andrew S. Robinson
Name:	Andrew S. Robinson
Title:	Senior Vice President
“Parent”

HANOVER ACQUISITION CORP.

By:	/s/ Andrew S. Robinson
Name:	Andrew S. Robinson
Title:	Vice President
“Purchaser”

PROFESSIONALS DIRECT, INC.

By:	/s/ Stephen M. Tuuk
Name:	Stephen M. Tuuk
Title:	President and Chief Executive Officer
“Company”

Appendix B

June 24, 2007

The Board of Directors
Professionals Direct Inc.
5211 Cascade Road S.E.
Grand Rapids, MI 49546-6495

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial standpoint of view, to the holders of common stock, par value $0.00 per share (the “Company Common Stock”), of Professionals Direct, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Merger”) of the Company with The Hanover Insurance Group, Inc. (the “Parent”).  Pursuant to the Agreement and Plan of Merger, dated as of June 25, 2007 (the “Agreement”), among the Company, the Parent and Hanover Acquisition Corp., the Company will become a wholly-owned subsidiary of the Parent, and each outstanding share of the Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Parent and its affiliates, will be converted into the right to receive $69.61 per share in cash (the “Consideration”).

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us.  We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters.  In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared by management of the Company based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company.  We express no view as to such analyses or

                  Financial Centre  •  695 East Main Street  •  Stamford, CT  06901
                  Telephone:  (203) 348-7365      Fax:  (203) 348-4553
                  www.philosmith.com

forecasts or the assumptions on which they were based.  We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement.  We have also assumed that the representations and warranties made by the Company and the Parent in the Agreement and any related agreements are and will be true and correct in all respects material to our analysis.  We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.  We have further assumed that all material governmental, regulatory or other consents and approvals necessary for consummation of the Merger will be obtained without any adverse effect on the Company that would be material to our analysis.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.  Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services only if the proposed Merger is consummated.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  In the ordinary course of our business, we and our affiliates may actively trade the equity securities of the Company or the Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger.  This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter.  This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.  This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ James A. Amen

James A. Amen
Managing Director & Partner

August 1, 2007

The Board of Directors
Professionals Direct Inc.
5211 Cascade Road S.E.
Grand Rapids, MI 49546-6495

Members of the Board of Directors:

On June 24, 2007, we provided our opinion as to the fairness, from a financial standpoint of view, to the holders of common stock, par value $0.00 per share (the “Company Common Stock”), of Professionals Direct, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Merger”) of the Company with The Hanover Insurance Group, Inc. (the “Parent”).  Pursuant to the Agreement and Plan of Merger, dated as of June 25, 2007 (the “Agreement”), among the Company, the Parent and Hanover Acquisition Corp., the Company will become a wholly-owned subsidiary of the Parent, and each outstanding share of the Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Parent and its affiliates, will be converted into the right to receive $69.61 per share in cash (the “Consideration”).

It is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders based on the same limitations outlined in our opinion letter dated June 24, 2007.

Sincerely,

/s/ Francis J. Hagerty

Francis J. Hagerty
Managing Director  & Partner

                  Financial Centre  •  695 East Main Street  •  Stamford, CT  06901
                  Telephone:  (203) 348-7365      Fax:  (203) 348-4553
                  www.philosmith.com

Appendix C

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is dated as of June __, 2007 by and among The Hanover Insurance Group, Inc., a Delaware corporation (“Parent”), Hanover Acquisition Corp., a Michigan corporation and a subsidiary of Parent (“Merger Sub”) and ____________ (the “Stockholder”).

WITNESSETH:

WHEREAS, Parent, Professionals Direct, Inc., a Michigan corporation (“Company”) and Merger Sub are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which Parent will acquire all of the outstanding shares of common stock (“Common Stock”) of Company pursuant to a merger of Merger Sub with and into Company (the “Merger”);

WHEREAS, the Stockholder owns, as of the date hereof, _______ shares of Common Stock (the “Shares”);

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in reliance on the representations, warranties, covenants and agreements of the Stockholder hereunder, Parent and Merger Sub have requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement; and

WHEREAS, this Agreement is being entered into concurrently with the execution of the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

1.           Agreement to Vote.  The Stockholder hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of Company, however called, and in any action by consent of the stockholders of Company, however taken, the Stockholder shall cause all of the Shares owned by Stockholder to be present for quorum purposes and to vote at such meeting and shall cause all of the Shares to be voted in any such consent, and in either case, shall: (a) vote the Shares in favor of the adoption of the Merger Agreement and approval of the Merger and any of the transactions contemplated by the Merger Agreement (as amended from time to time, except for any amendment, modification or waiver that results in termination of this Agreement pursuant to Section 4 hereof); (b) vote the Shares against any action or agreement that would, or would reasonably be expected to, result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in a failure to satisfy any condition on the part of the Company to be satisfied under the Merger Agreement; and (c) vote the Shares against any action or agreement, including but not limited to any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, recapitalization, reorganization or liquidation, involving the Company that would, or would reasonably be expected to, impede, interfere with, delay, postpone or attempt to discourage the Merger.

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2.           Irrevocable Proxy.   In furtherance of Section 1, the Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote, act by written consent or grant a consent, proxy or approval with respect to the Shares in accordance with Section 1 hereof (i) at any meeting of the stockholders of the Company called with respect to any of the matters specified in this Agreement and (ii) by execution of a written consent to action in lieu of any such meeting.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance on its execution and delivery of this Agreement.  The Stockholder hereby affirms that the proxy set forth in this Section 2 is given by it in connection with the execution of the Merger Agreement, that such proxy is irrevocable and that such irrevocable proxy is given to secure the performance of its duties under this Agreement.  Except as otherwise provided for herein, the Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that this irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 422 of the Michigan Business Corporation Act.  Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate on the termination of this Agreement pursuant to Section 4.

3.           Representations and Warranties of Stockholder.  The Stockholder represents and warrants to Parent and Merger Sub with respect to itself and the Shares that are owned by it as follows:

3.1           Ownership of Shares.  On the date hereof, Stockholder is the sole record and beneficial owner of the Shares.  For purposes of this Agreement, beneficial ownership of securities shall be determined in accordance, with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Stockholder currently has with respect to the Shares, and at Closing will have with respect to such Shares, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws).  On the date hereof, the Shares constitute all of the shares of Common Stock of the Company owned of record or beneficially owned by the Stockholder.

3.2           Power; Binding Agreement.  Stockholder has the full legal right, power and authority to enter into and perform all of Stockholder’s obligations under this Agreement.  The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust.  This Agreement has been duly authorized, executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) the Stockholder under,

2

or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Shares under, any provision of:  (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Stockholder or (ii) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to the Stockholder or any of the Shares, other than such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not materially impair the ability of the Stockholder to perform its obligations hereunder.

3.3           Finder’s Fees.  No person or entity is, or will be, entitled to any commission or finder’s fees from Stockholder in connection with this Agreement or the transactions contemplated herein.

3.4           Sophistication.  The Stockholder acknowledges being a sophisticated investor who, together with their financial advisors and independent legal counsel, has undertaken such investigation as they have deemed necessary, including inquiries of the Company and review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement, and the transactions contemplated hereby.

4.           Termination.  The term of this Agreement commences on the execution and delivery of this Agreement by all of the parties hereto and continues until it is terminated in accordance with its terms.  The Agreement may be terminated as to the Stockholder at any time by mutual written consent of the Stockholder and Parent.  This Agreement, and all the obligations of the Stockholder hereunder shall terminate, without any action by the parties hereto, upon the earliest to occur of (a) in the event of an amendment or modification to or waiver under the Merger Agreement that is or would be adverse to the Stockholder, upon such amendment, modification, waiver or reduction, (b) in the event the Merger Agreement is terminated by any party in accordance with its terms, upon such termination, or (c) in the event the Merger is consummated, upon the Effective Time (as defined in the Merger Agreement)[, or (d) the determination by the Stockholder after receiving the advice of legal counsel that failure to terminate this Agreement would be inconsistent with his fiduciary duties as Chairman of the Special Committee of the Board of Directors of the Company].

5.           Expenses. Each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement including, without limitation, the fees and expenses of its counsel and other advisers.

6.           No Disposition or Encumbrance of Shares; No Proxies.  The Stockholder represents, covenants and agrees that, except for the proxy granted in Section 2 and as contemplated by this Agreement:  (a) Stockholder will not, directly or indirectly, during the term of this Agreement, offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, pledge, hypothecation, encumbrance, assignment or other disposition of, or create any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to any or all of the Shares or any interest thereon now legally and/or beneficially owned by the Stockholder; (b) Stockholder shall not, during the term of this Agreement, grant any proxy, irrevocable proxy or power of attorney or

3

deposit any Shares into a voting trust or enter into a voting agreement with respect to the voting of the Shares (each, a “Voting Proxy”) with any person except to vote in favor of any of the transactions contemplated by this Agreement or the Merger Agreement; (c) Stockholder has granted no Voting Proxy which is currently (or which during the term of this Agreement will become) effective with respect to the Shares, and if any Voting Proxy has been granted to any person, such Voting Proxy is hereby revoked; (d) no Voting Proxy shall be given or written consent executed by the Stockholder after the date hereof with respect to the Shares (and if given or executed, shall not be effective) so long as this Agreement remains in effect; and (e) during the term of this Agreement, Stockholder shall not, and shall not offer to agree to, acquire any additional shares of Common Stock without the prior written consent of Parent or Merger Sub.

7.           Shares.  The only Shares covered by this Agreement shall be the Shares owned by the Stockholder on the date hereof, unless the Parent elects in writing to have any other Shares hereafter acquired by the Stockholder covered by this Agreement.

8.           Survival of Representations and Warranties.  The representations and warranties of the Stockholder set forth in Section 3 hereof shall not survive the termination of this Agreement.

9.           Notices.  All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein), given in the manner provided in the Merger Agreement, and shall be deemed duly given when received, addressed as follows:

If to Parent or Merger Sub:

The Hanover Insurance Group, Inc.
440 Lincoln St.
Worcester, Massachusetts  01653
Attention:  Andrew S. Robinson
Facsimile:  (508) 855-2732

With a copy to:

Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan  48243
Attention:  Thomas S. Vaughn, Esq.
Facsimile:  (313) 568-6915

If to the Stockholder:

[STOCKHOLDER]

Facsimile: (___)

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With a copy to:

Barnes & Thornburg LLP
300 Ottawa Avenue, NW, Suite 500
Grand Rapids, Michigan 49503
Attention: R. Paul Guerre, Esq.
Facsimile: (616) 742-3999

10.           Entire Agreement; Amendment.  This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter.  This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by Parent and the Stockholder.

11.           Assigns.  This Agreement shall be binding on and inure solely to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the principles of conflicts of laws thereof.

13.           Injunctive Relief.  The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law.  The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision in each case without the requirement that a bond be posted and without having to prove actual damages, as well as to obtain damages for breach of this Agreement.  By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

14.           Counterparts; Facsimile Signatures. This Agreement may be executed, including execution by facsimile, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

15.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16.           Further Assurances.  Each party hereto shall execute and deliver such additional documents and take such additional actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

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17.           Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

18.           Stockholder Capacity. Notwithstanding anything herein to the contrary, the Stockholder makes no agreement or understanding herein in his or her capacity as a director or officer of the Company or any subsidiary of the Company, and the agreements set forth herein shall in no way restrict the Stockholder in the exercise of his or her fiduciary duties as a director or officer of the Company or any subsidiary of the Company or limit or affect any actions taken by the Stockholder in his capacity as an officer or director of the Company or any subsidiary of the Company.  The Stockholder has executed this Agreement solely in his or her capacity as the record and/or beneficial holder of the Shares.

[Signatures on next page.]

6

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have executed this Agreement or caused this Agreement to be executed by their duly authorized officers, as the case may be, each as of the date first above written.

THE HANOVER INSURANCE GROUP, INC.

By:
Name:
Title:

HANOVER ACQUISITION CORP.

By:
Name:
Title:

STOCKHOLDER

By:
[Name]

7

Proxy	PROFESSIONALS DIRECT, INC. 5211 Cascade Road, S.E. Grand Rapids, Michigan 49546 Special Meeting of Shareholders To be held September 7, 2007

The undersigned shareholder appoints stephen m. tuuk and stephen m. westfield, or either of them, each with power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters that come before the special meeting of shareholders of professionals direct, inc. referred to above or any adjournment of that meeting.

This proxy is solicited on behalf of the Board of Directors.  If this proxy is properly executed, the shares represented by this proxy will be voted as specified.  If no specification is made, the shares will be voted FOR the adoption and approval of the Agreement and Plan of Merger dated as of June 25, 2007, by and among Professionals Direct, Inc., The Hanover Insurance Group, Inc., and its wholly-owned subsidiary Hanover Acquisition Corp., and the merger of Hanover Acquisition Corp. with and into Professionals Direct, Inc.  The shares represented on this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.  The undersigned acknowledges receipt of the Proxy Statement and Notice of the meeting, dated August 1, 2007.

1.
Adoption and approval of the Agreement and Plan of Merger dated as of June 25, 2007, by and among Professionals Direct, Inc., The Hanover Insurance Group, Inc., and its wholly-owned subsidiary Hanover Acquisition Corp., and the merger of Hanover Acquisition Corp. with and into Professionals Direct, Inc.

For	Against	Abstain

Your Board of Directors recommends that you vote FOR adoption and approval of the merger agreement and the merger

Sign this proxy in the same way that your stock is registered with the Company (as may be shown on the printed label affixed below).  Corporate officers should indicate their title and the corporation’s full name.  Persons signing on behalf of other entities should indicate their capacity and the entity’s full name.

Dated: _______________, 2007

Shareholder Name (shown on stock certificate or address label)
Place Label Here

By:

Representative capacity, if any

For purposes of planning the special meeting, please indicate whether you plan to attend the special meeting in person:  __ Yes __ No

Please Sign, Date, and Return this Proxy Promptly Using the Enclosed Envelope